Registration No. 333-125516

As filed with the Securities and Exchange Commission on June 17, 2005

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933
_____________________

MARSHALL & ILSLEY CORPORATION

(exact name of registrant as specified in its charter)

Wisconsin

6021

           39-0968604

      (State or other jurisdiction

(Primary Standard Industrial

       (I.R.S. Employer

of incorporation or organization)

                                    Classification Code Number)

       Identification No.)

770 North Water Street	Randall J. Erickson
Milwaukee, Wisconsin 53202	Senior Vice President and General Counsel
(414) 765-7801	Marshall & Ilsley Corporation
(Address, including zip code, and telephone number,	770 North Water Street
including area code, of Registrant’s principal executive offices)	Milwaukee, Wisconsin 53202
(414) 765-7801
(Name, address, including zip code, and telephone number
including area code, of agent for service)

Copies of communications to:

Larry D. Lieberman	Vincent M. Kiernan
Godfrey & Kahn, S.C.	Edwards & Angell LLP
780 North Water Street	301 Tresser Boulevard
Milwaukee, Wisconsin 53202	Three Stamford Plaza
(414) 273-3500	Stamford, Connecticut
(203) 975-7505

_____________________

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Registration Statement becomes effective and all conditions to the consummation of the merger described in this document have been met.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $1.00 per share	(1)	N/A	$137,500,000	$16,184 (3)

(1)

In accordance with Rule 457(o) of the Securities Act of 1933, the number of shares being registered is not included in this table.

(2)

The registration fee has been calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of the Marshall & Ilsley Corporation common stock to be issued in connection with the merger of LAH Merger Corp. with and into Med-i-Bank, Inc.

(3)

Paid on June 3, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 17, 2005

Information Statement/Prospectus

_____________________________

INFORMATION STATEMENT OF MED-I-BANK, INC.

_____________________________

PROSPECTUS OF MARSHALL & ILSLEY CORPORATION

_____________________________

To:

Holders of Med-i-Bank, Inc. common stock, preferred stock, options and warrants

The board of directors of Med-i-Bank, Inc. has approved a merger agreement for Med-i-Bank to be acquired by Metavante Corporation, a subsidiary of Marshall & Ilsley Corporation, or M&I.  The exact amount that you will receive in the transaction is subject to a complicated formula, but we currently expect that each share of Med-i-Bank common stock will receive total consideration of approximately $11.47 per share, each share of Series B preferred stock will receive approximately $394.87 per share, each share of Series C preferred stock will receive approximately $432.10 per share, each share of Series D preferred stock will receive approximately $423.67 per share, and each Med-i-Bank option will receive approximately $11.47 per share less the applicable exercise price and withholding taxes.  These amounts are subject to change based on, among other things, the closing date of the merger, the amount of Med-i-Bank’s working capital at the closing date and the amount of Med-i-Bank’s actual transaction expenses.  A portion of these amounts will be held in a cash escrow following completion of the transaction principally to secure any indemnification claims asserted by Metavante.

M&I’s common stock is traded on the New York Stock Exchange, Inc., or the NYSE, under the symbol “MI.”  On June 16, 2005, the closing price of M&I’s common stock was $44.84 per share.  The merger consideration will likely be paid mostly in M&I common stock, which will be valued based on the volume-weighted average trading price on the trading date immediately prior to the closing.  A portion of the merger consideration will be paid in cash.  Metavante retains the right to pay the entire merger consideration in cash.

Med-i-Bank’s controlling shareholders have signed agreements to vote in favor of the merger, so approval by common and preferred shareholders is assured.  Nevertheless, the board of directors of Med-i-Bank has decided to solicit consents from all common and preferred shareholders as a matter of corporate governance, particularly given that Med-i-Bank option holders are being solicited and there is overlap between option holders and holders of other securities.  One of the conditions to the merger is that all holders of Med-i-Bank options consent to the transaction.  Med-i-Bank is soliciting option holder consent in order to avoid any disputes regarding the cancellation of the options in the transaction, although Metavante reserves the right to consummate the merger without obtaining the consent of all option holders.

This document includes detailed information about the transaction, the merger agreement and related matters.  Please read it carefully and in its entirety, including the “Risk Factors” starting on page 9.

Med-i-Bank’s board of directors unanimously recommends that you consent to the transaction.

The shares of M&I common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.  Stock is subject to investment risks, including loss of value.

Information Statement/Prospectus dated June __, 2005

First mailed to shareholders on or about __________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this information statement/prospectus.  Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS DOCUMENT AND THE MERGER	1
SUMMARY	3
The Companies	3
The Merger	3
No Fractional Shares will be Issued	4
Working Capital Adjustment	4
Escrow Fund	4
Shareholders’ Agent	4
Material Federal Income Tax Consequences of the Merger	4
Reasons for the Merger	5
Recommendation to Med-i-Bank Shareholders	5
Consents Required	5
Action by M&I Shareholders Not Required	5
Regulatory Approvals	5
Dissenters’ or Appraisal Rights Not Available	5
Price Range of Common Stock and Dividends	6
Historical and Pro Forma Unaudited Per Share Data	6
Selected Historical Financial Data of M&I	7
ABOUT THIS INFORMATION STATEMENT/PROSPECTUS	9
RISK FACTORS	9
Risks Relating to Receiving Our Common Stock in the Merger	9
Post-Merger Risks	10
FORWARD-LOOKING STATEMENTS	14
THE MERGER	14
Structure of the Merger	14
Background of the Merger	15
Management and Operations after the Merger	17
Merger Consideration	17
Treatment of Med-i-Bank Securities in the Merger	18
Working Capital Adjustment	19
No Fractional Shares	19
Effective Time of the Merger	20
Exchange of Certificates	20
Interests of Certain Persons	21
Recommendation of the Med-i-Bank Board of Directors and Reasons for the Merger	23
Metavante’s and M&I’s Reasons for the Merger	24
Material Federal Income Tax Consequences of the Merger	25
Regulatory Approvals	27
Accounting Treatment	27
Resales of our Common Stock	27
Dissenters’ Rights	28
Waiver of Change of Control Provisions of Med-i-Bank Restated Articles of Incorporation	28
THE MERGER AGREEMENT	28
The Merger	28
Shareholders' Agent	29
Representations and Warranties	29
Conduct of Med-i-Bank's Business Pending the Merger	30
Indemnification and Escrow Fund	31
No Solicitation of Competing Transactions	32
Conditions to Completion of the Merger	33
Termination	35
Amendment and Waiver	35
Expenses	35
OTHER AGREEMENTS	35
Voting Agreements	35
Escrow Agreement	36
Consent to Change of Control Arrangements	37
MARSHALL & ILSLEY CORPORATION	37
Description of Business	37
Additional Information	38
MED-I-BANK, INC.	39
Description of Business	39
Security Ownership of Certain Beneficial Owners and Management of Med-i-Bank	40
COMPARATIVE RIGHTS OF SHAREHOLDERS	44
LEGAL MATTERS	62
EXPERTS	62
WHERE YOU CAN FIND MORE INFORMATION	62
MERGER AGREEMENT AND PLAN OF REORGANIZATION AND FIRST AMENDMENT TO MERGER AGREEMENT AND PLAN OF REORGANIZATION Exhibit A

This document incorporates by reference important business information and financial information about M&I that is not included in or delivered with this document. See “Where You Can Find More Information” on page 62 of the document for a list of documents that M&I has incorporated by reference into this document. These documents are available to you without charge upon written or oral request made to:

Shareholder/Investor Relations

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

(414) 765-7817

To ensure timely delivery of the documents, your request should be made at least 5 days prior to the date on which you must make your investment decision.

QUESTIONS AND ANSWERS ABOUT THIS DOCUMENT AND THE MERGER

Q.

What am I being asked to do as a Med-i-Bank Security Holder?

A.

You are being asked to provide your written consent to approve the merger agreement and other related matters.  In addition, this information statement/prospectus is being used to solicit the consent of the holders of options to purchase the common stock of Med-i-Bank to the cancellation of those options in exchange for the right to receive the merger consideration to which you are entitled in connection with the merger agreement.

On an as-converted basis, as of the date of this information statement/prospectus, 10,969,265 shares of Med-i-Bank common stock are eligible to vote on the merger agreement.  As of such date, Med-i-Bank had 1,778,130 shares of common stock, Series D preferred shares convertible into 2,462,144 shares of common stock, Series C preferred shares convertible into 1,350,208 shares of common stock and Series B preferred shares convertible into 5,378,783 shares of common stock outstanding.  In addition, Med-i-Bank had options outstanding for the purchase of 417,684 shares of common stock and warrants outstanding for the purchase of 414,197 shares of common stock.  The holders of all such securities are referred to as “Med-i-Bank Security Holders.”

Med-i-Bank is asking you to execute and return the written consent and/or option cancellation agreement accompanying this information statement/prospectus, along with the enclosed letter of transmittal and your share certificates and/or option or warrant agreements, to Med-i-Bank’s outside counsel, Edwards & Angell, LLP, 3 Stamford Plaza, 301 Tresser Blvd., 7th Floor, Stamford, CT 06901, Attn: Vincent M. Kiernan, Esq., as soon as possible in the enclosed self-addressed stamped envelope.

Q.

If I change my mind after I have submitted an executed consent, can I revoke my consent?

A.

Each written consent submitted to us will be effective and irrevocable as of 5:00 p.m. (Eastern Time) on __________, 2005.  If you submit your written consent to Med-i-Bank and subsequently wish to revoke your consent before such time, please call Robert P. Nault, General Counsel, at (781) 250-6206 and notify him of your decision.

Q.

Why do Med-i-Bank and Metavante want to merge?

A.

The Med-i-Bank board of directors believes that the merger is consistent with Med-i-Bank’s goal of achieving superior shareholder returns and will create a more competitive company better able to serve its customers. The Metavante board of directors believes that the merger will enable Metavante to expand its operations in debit card processing services for employee benefit and consumer-directed health care plans.

Q.

What will I receive for my Med-i-Bank shares of preferred stock, common stock and options and warrants to purchase common stock if the merger closes?

A.

The total amount of the merger consideration is $145,000,000, subject to adjustment based on Med-i-Bank’s working capital as of the closing date of the merger and to reduction based on the amount of Med-i-Bank’s unpaid transaction expenses through the closing date of the merger.  You will receive your share of the merger consideration in the form of cash and shares of our common stock. The exact amount of the cash and the number of shares of our common stock you will receive in exchange for your shares of Med-i-Bank preferred stock, common stock and options and warrants to purchase common stock will be determined at the time of the merger based on the formulas set forth in the merger agreement, which is included in this document as Exhibit A.  We will not issue any fractional shares.  Instead, you will receive cash in lieu of any fractional share owed to you.

If we fail to deliver our securities in connection with the merger agreement, or if the closing of the merger has not occurred by September 1, 2005 as a result of the failure to register the issuance of such shares with the Securities and Exchange Commission under an effective registration statement or Metavante so elects by written notice to Med-i-Bank, then cash will be delivered in lieu of the portion of the merger consideration payable in shares of our common stock.  If this happens, all of the merger consideration you receive will be in the form of cash.

Q.

When do you expect the merger to be completed?

A.

We hope to complete the merger no later than five business days after we receive the consent of the requisite number of holders of Med-i-Bank’s shares, as well as the federal regulatory approval and the satisfaction of other closing conditions.  In any event, however, the merger will not close until 20 business days after the date of this information statement/prospectus.

Q.

When will I be able to sell my shares of M&I common stock?

A.

You will be able to sell shares in the public market as soon as the shares of M&I common stock are distributed to you.  You may, however, be subject to resale volume, time and manner of sale restrictions if you are considered an affiliate of Med-i-Bank and become subject to Rule 145 under the Securities Act of 1933, as amended.

Q.

Whose consent is required to approve the proposal?

A.

Med-i-Bank is required to obtain written consents from holders of at least a majority of the outstanding shares of Med-i-Bank preferred and common stock voting together as a single class, on an as-converted basis, as well as at least a majority of the holders of each series of preferred stock voting as a separate class, to approve the proposal described above.

In addition, it is a condition of closing that each of the holders of the options to purchase common stock of Med-i-Bank consent to the cancellation of their options in exchange for the merger consideration to which they are entitled; however, such condition may be waived by Metavante.  Outstanding warrants of Med-i-Bank as of the closing date will be automatically cancelled under their terms in exchange for the merger consideration to which the holders of such warrants are entitled.

Approval of the proposed merger by shareholders of M&I is not required.

Q.

What do I need to do now?

A.

After reviewing this document, submit your consent by promptly executing and returning it in the enclosed return envelope.  If you hold only warrants of Med-i-Bank, your consent is not being solicited, but you should return your warrant and the letter of transmittal in the enclosed return envelope.

Q.

Should I send in my stock certificates now?

A.

Yes.  Accompanying this information statement/prospectus is a letter of transmittal and instructions on how to exchange certificates representing your shares of Med-i-Bank preferred stock or common stock or the agreements representing your options or warrants for the merger consideration to which you are entitled under the merger agreement.  Please complete and return this letter of transmittal along with your certificates and/or option/warrant agreements to Med-i-Bank as provided in the instructions included with the letter of transmittal.  Med-i-Bank will deliver these documents to the exchange agent or Metavante following the completion of the merger.  If the merger agreement is terminated without the completion of the merger, Med-i-Bank will promptly return your certificates and/or option/warrant agreements to you.

Q.

Am I entitled to appraisal or dissenter’s rights?

A.

No.  Med-i-Bank’s shareholders are not entitled to any dissenter’s or appraisal rights with respect to the merger under Michigan law or Med-i-Bank’s Articles of Incorporation.

Q.

Are there any conditions to the closing of the merger?

A.

Neither Metavante nor Med-i-Bank are obligated to consummate the merger until specific conditions are satisfied or waived.  Some of the conditions include:

•

Med-i-Bank must either amend the exclusivity provisions of a software partner agreement in a manner acceptable to Metavante or pay a $100,000 fee to terminate such provisions;

•

Med-i-Bank must deliver certain computer code to Metavante at closing;

•

opinions of legal counsel to Med-i-Bank, Metavante and M&I must have been obtained;

•

since January 31, 2005, Med-i-Bank must not have suffered any material adverse effect;

•

the merger agreement must be approved by the requisite vote of Med-i-Bank’s shareholders; and

•

the holders of Med-i-Bank’s outstanding options must have agreed to the cancellation of their options as of the effective time in exchange for the merger consideration to which they are entitled under the merger agreement.

Q.

Who is paying the expenses related to the merger?

A.

Both Med-i-Bank and Metavante have agreed to each pay their own out-of-pocket expenses incurred in pursuing the merger.

Q.

Where can I find more information about M&I?

A.

Information about M&I can be obtained by inspecting our annual, quarterly and other reports, which we file with the U.S. Securities Exchange Commission, by copying them at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330 (the “SEC”).  You can obtain these reports from the SEC website at www.sec.gov through the EDGAR system or by contacting us directly at: Secretary, Marshall & Ilsley Corporation, 770 N. Water Street, Milwaukee, Wisconsin 53202, (414) 765-7801.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other documents we refer to. For more information about M&I, see “Where You Can Find More Information” on page 62.

The Companies

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

(414) 765-7801

We were incorporated under the laws of Wisconsin in 1959 and are a registered bank holding company under the Bank Holding Company Act of 1956, as amended and are certified as a financial holding company under the Gramm-Leach-Bliley Act of 1999.  Our principal assets are the stock of our bank and nonbank subsidiaries.  As of March 31, 2005, we had consolidated total assets of approximately $41.6 billion and consolidated total deposits of approximately $25.7 billion, making us the largest bank holding company headquartered in Wisconsin.

Our common stock is traded on the New York Stock Exchange under the symbol “MI.”

Metavante Corporation

4900 West Brown Deer Road

Milwaukee, Wisconsin 53223

(800) 236-3282

Metavante, incorporated under the laws of Wisconsin, is the financial technology subsidiary of M&I and is one of the leading providers of technology products and services for the financial services industry.  The company provides services and software to over 5,100 customers in the United States, including most of the largest banks in the United States.

Through its Payment Solutions Group, Metavante provides electronic funds transfer and card processing products and services for over 1,600 financial institutions, transportation agencies, and health insurance companies in the United States, including debit, prepaid debit, and credit card account processing, card personalization, automated clearing house processing, automated teller machine driving and monitoring, gateway transaction processing, merchant processing, transportation payment solutions, healthcare identification card fulfillment, and flexible spending account processing.

LAH Merger Corp.

770 North Water Street

Milwaukee, Wisconsin 53202

(414) 765-7801

LAH Merger Corp. (“Merger Corp.”) is a Michigan corporation recently formed by M&I for the purpose of completing the merger.  Merger Corp. will be merged out of existence at the effective time of the merger.

Med-i-Bank, Inc.

400-2 Totten Pond Road

Waltham, MA 02451

(888) 852-6334

Med-i-Bank is a privately held company incorporated under Michigan law.  Med-i-Bank is primarily engaged in debit card processing services for employee benefit and consumer-directed health care accounts.

The Merger

At the effective time of the merger, Merger Corp. will merge with and into Med-i-Bank.  The merger consideration will be paid to the Med-i-Bank Security Holders in exchange for their shares of Med-i-Bank preferred and common stock, and options and warrants to purchase common stock as provided in the merger agreement. Med-i-Bank will be the surviving corporation.

The total amount of the merger consideration is $145,000,000, subject to adjustment based on Med-i-Bank’s working capital as of the closing date of the merger and to reduction based on the amount of Med-i-Bank’s unpaid transaction expenses through the closing date of the merger and any withholding taxes due with respect to the payment of the merger consideration to the holders of Med-i-Bank’s outstanding options and warrants.  The merger consideration will be paid following the closing of the merger in a combination of shares of our common stock and cash.  The cash portion of the merger consideration will consist of a $7,500,000 payment into an escrow fund, any addition to the merger consideration as a result of a working capital adjustment and cash payable in lieu of fractional shares.  The remainder of the merger consideration will be paid in the form of shares of our common stock.

However, if we fail to deliver the portion of the merger consideration payable in shares of our common stock, the closing of the merger has not occurred by September 1, 2005 as a result of the failure to register the issuance of such shares with the Securities and Exchange Commission under an effective registration statement or Metavante so elects by written notice to Med-i-Bank, then cash will be delivered in lieu of the portion of the merger consideration payable in shares of our common stock.  If this happens, all of the merger consideration you receive will be in the form of cash.

The exact amount of cash and the number of shares of our common stock you will receive in exchange for your shares of Med-i-Bank preferred stock, common stock and options and warrants to purchase common stock will be determined at the time of the merger based on the formulas set forth in the merger agreement, which is included in this document as Exhibit A.

Each previously issued and outstanding share of our common stock will remain issued and outstanding and will not be converted or exchanged in the merger.

No Fractional Shares will be Issued

We will not issue any fractional shares. Instead, you will receive cash in lieu of any fractional share of our common stock owed to you in exchange for your shares of Med-i-Bank preferred and common stock, and options and warrants to purchase common stock.

Working Capital Adjustment

If the amount of Med-i-Bank’s working capital as of the closing date of the merger exceeds $1,000,000, the amount of the merger consideration will be increased by the amount of such excess and M&I will pay the amount of such excess in cash.  If the amount of Med-i-Bank’s working capital as of the closing date of the merger is less than $1,000,000, the merger consideration will be reduced by the amount of such difference.  The working capital adjustment will be determined in two stages.  First, on the business day prior to the closing date of the merger, Med-i- Bank will make a good faith estimate of closing working capital.  Then, within 60 days after the closing date of the merger, Metavante will deliver to the shareholders’ agent a statement of Metavante’s determination of the final working capital.  This determination will be subject to review by the shareholders’ agent and to a procedure for the resolution of disputes between Metavante and the shareholders’ agent.

Escrow Fund

M&I will pay $7,500,000 of the merger consideration in cash to an escrow fund to be held by LaSalle Bank National Association, as escrow agent.  The escrow fund will serve as the sole source of payment for the indemnification rights under the merger agreement of Metavante and the other indemnified parties related to Metavante and for any decrease in the merger consideration as a result of the final closing working capital adjustment.  The cash in the escrow fund is also available to pay the expenses of the shareholders’ agent and the Med-i-Bank Security Holders’ portion of the fees of the independent accounting firm if needed to make the final determination of the working capital adjustment.  The escrow funds will be held subject to distribution to Metavante for a period of one year after the closing date of the merger, although the escrow fund may retain funds for a longer time to the extent necessary to satisfy claims for indemnification pending as of the first anniversary of the closing date of the merger.  The escrow fund is the sole and exclusive remedy for Metavante and the other indemnified parties related to Metavante after the effective time, except for fraud.  Cash remaining in the escrow fund will be released to the shareholders’ agent as promptly as practicable after the expiration of the escrow period, first to pay any costs or expenses incurred by the shareholders’ agent, and then to be distributed by the shareholders’ agent to the Med-i-Bank Security Holders.

Shareholders’ Agent

In order to have a convenient decision maker and contact, the merger agreement appoints Wind Point Partners III, L.P. as the shareholders’ agent to act on behalf of the Med-i-Bank Security Holders after the effective time.  Commencing at the effective time, the shareholders’ agent has the authority to do and perform every act and thing required or permitted to be done by the Med-i-Bank Security Holders in connection with the transactions contemplated by the merger agreement.

Material Federal Income Tax Consequences of the Merger

We have structured the merger so that it is not expected that M&I, Metavante, Merger Corp., Med-i-Bank or the holders of Med-i-Bank stock or warrants should recognize any gain or loss for federal income tax purposes as a result of the merger, except for taxes on cash received by such holders in the merger.  However, there may be a possibility that the merger as structured will not be tax free to you, which would be the case, for example, if the cash consideration paid as a result of the working capital adjustment in combination with all other cash consideration were to exceed 20% of the total merger consideration paid to shareholders of Med-i-Bank.  In that event, you would be treated as selling your Med-i-Bank stock and/or warrants in a fully taxable transaction, resulting in capital gain or loss measured by the difference between the value of the merger consideration you receive and your tax basis in the Med-i-Bank stock and/or warrants.  Holders of options to purchase shares of Med-i-Bank common stock will incur taxable ordinary income for federal income tax purposes equal to the value of any merger consideration received in cancellation of such options.  The expected material federal income tax consequeces are set forth in greater detail beginning on page 25.

Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation.  You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Reasons for the Merger

The Med-i-Bank board believes that merging with Metavante is consistent with its long-term goal of enhancing shareholder value. In addition, Med-i-Bank’s board believes that the customers served by Med-i-Bank will benefit from the merger.

The Metavante board of directors believes that the merger will enable Metavante to expand its operations in the debit card processing services for employee benefit and consumer-directed health care plans area.  In addition, Metavante believes that the merger will provide growth opportunities for the combined company.

You can find a more detailed discussion of the background to the merger agreement and Med-i-Bank’s and Metavante’s reasons for the merger in this document under “The Merger—Background of the Merger” beginning on page 15, “—Recommendation of the Med-i-Bank Board of Directors and Reasons for the Merger” beginning on page 23, and “—Metavante’s Reasons for the Merger” beginning on page 24.

Recommendation to Med-i-Bank Shareholders

The Med-i-Bank board of directors believes that the merger is in the best interests of Med-i-Bank and its shareholders and unanimously recommends that you consent to the merger, the merger agreement and related matters.

Consents Required

Med-i-Bank is required to obtain written consents from holders of at least a majority of the outstanding shares of Med-i-Bank preferred and common stock voting together as a single class, on an as-converted basis, as well as at least a majority of the holders of each series of preferred stock voting as a separate class, to approve the proposal described above.

Metavante has entered into an agreement with three Med-i-Bank shareholders who own in aggregate approximately 76.0% percent of the outstanding Med-i-Bank common stock voting together as a single class, on an as converted basis. In addition, these three Med-i-Bank shareholders own approximately 90.2% of the outstanding shares of Series B preferred stock, 94.1% of the outstanding Series C preferred stock and 91.2% of the outstanding Series D preferred stock.  Each of these shareholders has agreed, among other things, to consent to the merger agreement.  Accordingly, approval of the merger agreement by the Med-i-Bank Security Holders is assured.

In addition, it is a condition of closing that each of the holders of the options to purchase common stock of Med-i-Bank consent to the exchange of their options for shares of our common stock; however, such condition may be waived by Metavante.

Action by M&I Shareholders Not Required

Approval of the merger by the shareholders of M&I is not required.

Regulatory Approvals

We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System. M&I has filed an application with the Federal Reserve Board.

As of the date of this document, we have not received the necessary regulatory approvals. We cannot be certain of when or if we will obtain them. However, we do not know of any reason why we should not obtain the required approvals in a timely manner.

Dissenters’ or Appraisal Rights Not Available

Med-i-Bank’s shareholders are not entitled to any dissenter’s or appraisal rights with respect to the merger under Michigan law or Med-i-Bank’s Articles of Incorporation.

Price Range of Common Stock and Dividends

M&I—Share Prices and Dividends

Our common stock is listed on the New York Stock Exchange and traded under the symbol “MI.” The following table sets forth, for the periods indicated, the high and low reported closing sale prices per share of our common stock on the NYSE composite transactions reporting system and cash dividends declared per share of our common stock.

	Price Range of
	Common Stock		Dividends
	High	Low	Declared
2003
First Quarter	$29.15	$25.07	$0.160
Second Quarter	31.75	25.79	0.180
Third Quarter	32.74	30.13	0.180
Fourth Quarter	38.40	32.53	0.180
2004
First Quarter	$40.39	$36.18	$0.180
Second Quarter	41.15	36.60	0.210
Third Quarter	41.21	37.32	0.210
Fourth Quarter	44.43	40.28	0.210
2005
First Quarter	$43.65	$40.21	$0.210
Second Quarter (through June 16, 2005)	44.99	41.23	0.240

On May 9, 2005, the day before we announced the transaction, the last reported sale price of our common stock on the NYSE was $42.90 per share.  On June 16, 2005, the last reported sale price of our common stock on the NYSE was $44.84 per share.

Med-i-Bank—Share Prices and Dividends

There is no established public trading market for the Med-i-Bank common stock.   As of June 16, 2005, Med-i-Bank had 29 holders of record of its common stock; 31 holders of record of its Series B preferred stock; four holders of record of its Series C preferred stock; and 22 holders of record of its Series D preferred stock.  As of the same date, 34 Med-i-Bank employees or directors held options to purchase a total of 417,684 shares of Med-i-Bank common stock at exercise prices ranging from $0.10 to $1.46 per share, and three registered holders of warrants held warrants to purchase an aggregate of 414,197 shares of common stock at exercise prices ranging from $0.01 to $0.50.  All of such options and warrants will be fully vested as of the effective time of the merger and, to the extent not exercised prior to the closing date, will be canceled in the merger and exchanged for a portion of the merger consideration calculated as described under “The Merger – Treatment of Med-i-Bank Securities in the Merger.”

Med-i-Bank has never declared or paid any cash dividends on its common stock or any series of its preferred stock and does not anticipate that it will pay cash dividends on its common stock or preferred stock in the foreseeable future.

Historical and Pro Forma Unaudited Per Share Data

The following table includes information about our income before changes in accounting principles per share, cash dividends per share and book value per share after giving effect to the merger. This information is referred to below as “pro forma” information. In presenting the pro forma information, we assumed that we had been merged as of the beginning of the earliest period presented. The pro forma information gives effect to the merger under the purchase method of accounting in accordance with currently existing accounting principles generally accepted in the United States.

We expect that we will incur merger and integration charges as a result of combining Metavante and Med-i-Bank. The pro forma information is helpful in illustrating the financial characteristics of the combined company under one set of assumptions. However, it does not reflect these merger and integration charges and, accordingly, does not attempt to predict or suggest future results. Also, it does not necessarily reflect what the historical results of the combined company would have been had our companies been combined for the periods presented.

You should read the information in the following table together with the historical financial information that we have included in our prior filings with the United States Securities and Exchange Commission. This material has been incorporated into this document by reference to those filings. See “Where You Can Find More Information” on page 62.

	Three Months
	Ended	Year Ended
	March 31,	December 31,
M&I Common Stock	2005	2004
Income before cumulative effect of changes in accounting principles per basic common share
Historical	$ 0.75	$ 2.81
Pro forma combined	0.74	2.76
Income before cumulative effect of changes in accounting principles per diluted common share
Historical	$ 0.73	$ 2.77
Pro forma combined	0.73	2.72
Dividends per basic common share
Historical	$ 0.21	$ 0.81
Pro forma combined	0.21	0.81
Book value per basic common share
Historical	$ 17.71	$ 17.24
Pro forma combined	18.05	17.57

Note:  The pro forma amounts set forth above assumes that the working capital adjustment results in an increase of $5,000,000 in the merger consideration, the transaction expenses are $2,615,000 and there are no changes in the holders of or number of outstanding Med-i-Bank securities prior to the closing date of the merger.  The effect of estimated non-recurring merger and integration costs resulting from the merger has not been included in the pro forma amounts set forth above.

Selected Historical Financial Data of M&I

The table below presents our selected historical financial data for the five years ended December 31, 2004, which are derived from our previously filed audited consolidated financial statements for those years, and historical financial data for the three months ended March 31, 2005 and March 31, 2004, which are derived from its previously filed unaudited consolidated financial statements for those three months.

You should read the following table together with the historical financial information that we have presented in our prior SEC filings. We have incorporated this material into this document by reference. See “Where You Can Find More Information” on page 62.

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
	(in thousands, except per share data)
Income Statement Data:
Interest Income .	$ 485,607	$ 389,073	$ 1,665,790	$ 1,529,920	$ 1,567,336	$ 1,709,107	$ 1,747,982
Interest Expense	193,826	110,437	533,798	472,634	561,038	866,328	1,074,976
Net Interest Income .	291,781	278,636	1,131,992	1,057,286	1,006,298	842,779	673,006
Provision for Loan and Lease Losses .	8,126	9,027	37,963	62,993	74,416	54,115	30,352
Net Interest Income after Provision For Loan and Lease Losses	283,655	269,609	1,094,029	994,293	931,882	788,664	642,654
Other Income .	409,534	313,429	1,446,495	1,215,801	1,082,688	1,001,250	931,594
Other Expense .	436,446	362,328	1,595,558	1,451,707	1,295,978	1,288,869	1,103,898
Provision for Income Taxes	87,163	74,601	317,880	214,282	238,265	163,124	152,948
Cumulative Effect of Changes in Accounting Principle, Net of Income Taxes .	--	--	--	--	--	(436)	(2,279)
Net Income .	$ 169,580	$ 146,109	$ 627,086	$ 544,105	$ 480,327	$ 337,485	$ 315,123

Net Income Per Common Share:
Basic:
Income before Cumulative Effect of Changes in Accounting Principle .	$ 0.75	$ 0.66	$ 2.81	$ 2.41	$ 2.24	$ 1.60	$ 1.51
Cumulative Effect of Changes in Accounting Principle, Net of Income Taxes	--	--	--	--	--	--	(0.01)
Net Income	$ 0.75	$ 0.66	$ 2.81	$ 2.41	$ 2.24	$ 1.60	$ 1.50

Diluted:
Income before Cumulative Effect of Changes in Accounting Principle .	$ 0.73	$ 0.65	$ 2.77	$ 2.38	$ 2.16	$ 1.55	$ 1.46
Cumulative Effect of Changes in Accounting Principle, Net of Income Taxes	--	--	--	--	--	--	(0.01)
Net Income	$ 0.73	$ 0.65	$ 2.77	$ 2.38	$ 2.16	$ 1.55	$ 1.45

Average Balance Sheet Data:
Cash and Due from Banks	$ 918,907	$ 771,175	$ 835,391	$ 752,215	$ 708,256	$ 651,367	$ 615,015
Total Investment Securities	6,311,089	5,915,534	6,065,234	5,499,316	5,282,681	5,721,053	5,687,345
Net Loans and Leases .	29,522,692	25,071,372	26,661,090	24,044,753	20,725,780	17,948,053	16,884,443
Total Assets .	41,041,267	34,843,649	37,162,594	33,268,021	29,202,650	26,370,309	25,041,777
Total Deposits .	25,234,079	22,514,556	23,987,935	21,985,878	18,642,987	17,190,591	17,497,783
Long-term Borrowings .	7,205,154	4,242,589	5,329,571	3,798,851	2,693,447	1,962,801	1,178,805
Shareholders’ Equity .	3,979,560	3,374,011	3,504,786	3,240,654	2,766,690	2,429,559	2,148,074

ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

You should read this information statement/prospectus carefully before you invest.  This document contains important information you should consider before making your investment decision.

This information statement/prospectus contains information about our securities generally, some of which does not apply to the common stock covered by this information statement/prospectus.

In this information statement/prospectus, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Marshall & Ilsley Corporation and its consolidated subsidiaries, and references to “dollars” and “$” are to United States dollars.

RISK FACTORS

In making your determination as to whether to consent to the merger and/or cancellation of your options and other related matters, you should carefully consider all the information we have included or incorporated by reference in this information statement/prospectus.  In particular, you should carefully consider the following risk factors:

Risks Relating to Receiving Our Common Stock in the Merger

You will not know the exact number of our shares you will receive until the time of the merger.

If you receive shares of our common stock in exchange for your shares of Med-i-Bank preferred and common stock and options and warrants to purchase common stock, we will calculate the number of shares of our common stock you will receive in exchange for each of your shares of Med-i-Bank preferred and common stock and options and warrants to purchase common stock based on a formula provided in the merger agreement. The number of our shares you will receive will depend, in part, on the amount of the reduction in the merger consideration based on Med-i-Bank’s transaction expenses, any withholding taxes due with respect to payment of the merger consideration to holders of Med-i-Bank options, and on the volume-weighted average price per share of our common stock on the New York Stock Exchange on the trading day immediately preceding the closing date. As a result, you must decide whether to approve the merger without knowing the exact number of our shares you will receive or the value of M&I common stock on trading day immediately preceding the closing date.

For a complete description of how the number of our shares you will receive in the merger will be determined, see “The Merger—Merger Consideration.”

The number of our shares you receive will depend on the volume-weighted average price per share of our common stock on the trading day immediately preceding the merger.

If you receive shares of our common stock in exchange for your shares of Med-i-Bank preferred and common stock and options and warrants to purchase common stock, changes in the market price of our common stock before the merger will affect the exact number of our shares you will receive in exchange for your shares of Med-i-Bank preferred and common stock and options and warrants to purchase common stock. We cannot predict the price at which our common stock will trade before the merger. Any number of factors could cause the market price of our common stock to change, including changes in general market and economic conditions, changes in our business, operations and prospects and changes in the regulatory environment. Many of these factors are beyond our control. There are no “walk away” or termination rights in the merger agreement that would permit Med-i-Bank to terminate the merger based on declines or increases in the value of our common stock.

The transaction may be taxable to you.

You will be taxed on the cash portion of the merger consideration, including the cash deposited in the escrow account (generally, upon your receipt of such cash) and any additional merger consideration payable in cash as a result of the working capital adjustment.  If cash is paid in lieu of the portion of the merger consideration otherwise payable in shares of our common stock, all of the consideration will be taxable to you. See “The Merger – Material Federal Income Tax Consequences of the Merger” beginning on page 25.

Post-Merger Risks

Our earnings are significantly affected by general business and economic conditions, including credit risk and interest rate risk.

Our business and earnings are sensitive to general business and economic conditions in the United States and, in particular, the states where we have significant operations, including Wisconsin, Arizona, Minnesota, Missouri and Florida.  These conditions include short-term and long-term interest rates, inflation, monetary supply, fluctuations in both debt and equity capital markets, the strength of the U.S. and local economies and consumer spending, borrowing and saving habits.  For example, an economic downturn, increase in unemployment or higher interest rates could decrease the demand for loans and other products and services and/or result in a deterioration in credit quality and/or loan performance and collectability.  Nonpayment of loans, if it occurs, could have an adverse effect on our financial condition and results of operations.  Higher interest rates also could increase our cost to borrow funds and increase the rate we pay on deposits.  In addition, an overall economic slowdown could negatively impact the purchasing and decision-making activities of Metavante’s financial institution customers.

Terrorism, acts of war or international conflicts could negatively affect our business and financial condition.

Acts or threats of war or terrorism, international conflicts, including ongoing military operations in Iraq and Afghanistan, and the actions taken by the U.S. and other governments in response to such events could negatively impact general business and economic conditions in the U.S.  If terrorist activity, acts of war or other international hostilities cause an overall economic decline, our financial condition and operating results could be materially adversely affected.  The potential for future terrorist attacks, the national and international responses to terrorist attacks or perceived threats to national security and other actual or potential conflicts or acts of war, including conflict in the Middle East, have created many economic and political uncertainties that could seriously harm our business and results of operations in ways that cannot presently be predicted.

Our earnings also are significantly affected by the fiscal and monetary policies of the federal government and its agencies.

The policies of the Federal Reserve Board impact us significantly.  The Federal Reserve Board regulates the supply of money and credit in the United States.  Its policies directly and indirectly influence the rate of interest earned on loans and paid on borrowings and interest-bearing deposits and can also affect the value of financial instruments we hold.  Those policies determine to a significant extent our cost of funds for lending and investing.  Changes in those policies are beyond our control and are difficult to predict.  Federal Reserve Board policies can affect our borrowers, potentially increasing the risk that they may fail to repay their loans.  For example, a tightening of the money supply by the Federal Reserve Board could reduce the demand for a borrower’s products and services.  This could adversely affect the borrower’s earnings and ability to repay its loan, which could materially affect us.

The banking and financial services industry is highly competitive.

We operate in a highly competitive environment in the products and services we offer and the markets in which we serve.  The competition among financial services providers to attract and retain customers is intense.  Customer loyalty can be easily influenced by a competitor’s new products, especially offerings that provide cost savings to the customer.  Some of our competitors may be better able to provide a wider range of products and services over a greater geographic area.

We believe the banking and financial services industry will become even more competitive as a result of legislative, regulatory and technological changes and the continued consolidation of the industry.  Technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic funds transfer and automatic payment systems.  Also, investment banks and insurance companies are competing in more banking businesses such as syndicated lending and consumer banking.  Many of our competitors are subject to fewer regulatory constraints and have lower cost structures.  We expect the consolidation of the banking and financial services industry to result in larger, better-capitalized companies offering a wide array of financial services and products.

We are heavily regulated by federal and state agencies.

We, our subsidiary banks and many of our non-bank subsidiaries, including Metavante, are heavily regulated at the federal and state levels.  This regulation is designed primarily to protect consumers, depositors and the banking system as a whole, not shareholders.  Congress and state legislatures and federal and state regulatory agencies continually review banking laws, regulations and policies for possible changes.  Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect us in substantial and unpredictable ways including limiting the types of financial services and products we may offer, increasing the ability of non-banks to offer competing financial services and products and/or increasing our cost structures.  Also, our failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies and damage to our reputation.

We are subject to examinations and challenges by tax authorities.

In the normal course of business, we and our affiliates are routinely subject to examinations and challenges from federal and state tax authorities regarding the amount of taxes due in connection with investments we have made and the businesses in which we have engaged.  Recently, federal and state taxing authorities have become increasingly aggressive in challenging tax positions taken by financial institutions.  These tax positions may relate to tax compliance, sales and use, franchise, gross receipts, payroll, property and income tax issues, including tax base, apportionment and tax credit planning.  The challenges made by tax authorities may result in adjustments to the timing or amount of taxable income or deductions or the allocation of income among tax jurisdictions.  If any such challenges are made and are not resolved in our favor, they could have an adverse effect on our financial condition and results of operations.

Consumers may decide not to use banks to complete their financial transactions.

Technology and other changes are allowing parties to complete financial transactions that historically have involved banks at one or both ends of the transaction.  For example, consumers can now pay bills and transfer funds directly without banks.  The process of eliminating banks as intermediaries, known as disintermediation, could result in the loss of fee income, as well as the loss of customer deposits and income generated from those deposits.

Maintaining or increasing our market share depends on market acceptance and regulatory approval of new products and services and other factors.

Our success depends, in part, on our ability to adapt our products and services to evolving industry standards and to control expenses.  There is increasing pressure on financial services companies to provide products and services at lower prices.  This can reduce our net interest margin and revenues from our fee-based products and services.  In addition, our success depends in part on our ability to generate significant levels of new business in our existing markets and in identifying and penetrating markets.  Growth rates for card-based payment transactions and other product markets may not continue at recent levels.  Further, the widespread adoption of new technologies, including Internet-based services, could require us to make substantial expenditures to modify or adapt our existing products and services or render our existing products obsolete.  We may not successfully introduce new products and services, achieve market acceptance of our products and services, develop and maintain loyal customers and/or break into targeted markets.

The holding company relies on dividends from its subsidiaries for most of its revenue, and our banking subsidiaries hold a significant portion of their assets indirectly.

M&I is a separate and distinct legal entity from its subsidiaries.  We receive substantially all of our revenue from dividends from our subsidiaries.  These dividends are the principal source of funds to pay dividends on our common stock and interest on our debt.  The payment of dividends by a subsidiary is subject to federal law restrictions as well as to the laws of the subsidiary’s state of incorporation.  Also, a parent company’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors.  In addition, our bank and savings association subsidiaries hold a significant portion of their mortgage loan and investment portfolios indirectly through their ownership interests in direct and indirect subsidiaries.

We depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions with customers and counterparties, we may rely on information provided to us by customers and counterparties, including financial statements and other financial information.  We may also rely on representations of customers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors.  For example, in deciding whether to extend credit to a business, we may assume that the customer’s audited financial statements conform to generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations and cash flows of the customer.  We may also rely on the audit report covering those financial statements.  Our financial condition and results of operations could be negatively impacted to the extent we rely on financial statements that do not comply with GAAP or that are materially misleading.

Our accounting policies and methods are the basis of how we report our financial condition and results of operations, and they may require management to make estimates about matters that are inherently uncertain.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations.  Our management must exercise judgment in selecting and applying many of these accounting policies and methods in order to ensure that they comply with generally accepted accounting principles and reflect management’s judgment as to the most appropriate manner in which to record and report our financial condition and results of operations.  In some cases, management must select the accounting policy or method to apply from two or more alternatives, any of which might be reasonable under the circumstances yet might result in our reporting materially different amounts than would have been reported under a different alternative.

We have identified four accounting policies as being “critical” to the presentation of our financial condition and results of operations because they require management to make particularly subjective and/or complex judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.  These critical accounting policies relate to:  (1) the allowance for loan and lease losses; (2) capitalized software and conversion costs; (3) financial asset sales and securitizations; and (4) income taxes.  Because of the inherent uncertainty of estimates about these matters, no assurance can be given that the application of alternative policies or methods might not result in our reporting materially different amounts.

We have an active acquisition program.

We regularly explore opportunities to acquire banking institutions, financial technology providers and other financial services providers.  We cannot predict the number, size or timing of future acquisitions.  We typically do not publicly comment on a possible acquisition or business combination until we have signed a definitive agreement for the transaction.  Once we have signed a definitive agreement, transactions of this type are generally subject to regulatory approvals and other customary conditions.  There can be no assurance we will receive such regulatory approvals without unexpected delays or conditions or that such conditions will be timely met to our satisfaction, or at all.

Difficulty in integrating an acquired company or business may cause us not to realize expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits from the acquisition.  Specifically, the integration process could result in higher than expected deposit attrition (run-off), loss of customers and key employees, the disruption of our business or the business of the acquired company, or otherwise adversely affect our ability to maintain existing relationships with clients, employees and suppliers or to enter into new business relationships.  We may not be able to successfully leverage the combined product offerings to the combined customer base.  These factors could contribute to our not achieving the anticipated benefits of the acquisition within the desired time frames, if at all.

Future acquisitions could require us to issue stock, to use substantial cash or liquid assets or to incur debt.  In such cases, the value of our stock could be diluted and we could become more susceptible to economic downturns and competitive pressures.

We are dependent on senior management.

Our continued success depends to a significant extent upon the continued services of our senior management.  The loss of services of any of our senior executive officers could cause our business to suffer.  In addition, our success depends in part upon senior management’s ability to implement our business strategy.

Our stock price can be volatile.

Our stock price can fluctuate widely in response to a variety of factors including:

•	actual or anticipated variations in our quarterly results;

•	new technology or services by our competitors;

•	unanticipated losses or gains due to unexpected events, including losses or gains on securities held for investment purposes;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	changes in accounting policies or practices;

•	failure to integrate our acquisitions or realize anticipated benefits from our acquisitions; or

•	changes in government regulations.

General market fluctuations, industry factors and general economic and political conditions, such as economic slowdowns or recessions, interest rate changes, credit loss trends or currency fluctuations, also could cause our stock price to decrease regardless of its operating results.

We may be a defendant in a variety of litigation and other actions, which may have a material adverse effect on our business, operating results and financial condition.

We and our subsidiaries may be involved from time to time in a variety of litigation arising out of our business.  Our insurance may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation.  Should the ultimate judgments or settlements in any litigation exceed our insurance coverage, they could have a material adverse effect on our business, operating results and financial condition.  In addition, we may not be able to obtain appropriate types or levels of insurance in the future, nor may we be able to obtain adequate replacement policies with acceptable terms, if at all.

Metavante relies on the continued functioning of its data centers and the integrity of the data it processes.

Metavante’s data centers are an integral part of its business.  Damage to Metavante’s data centers due to acts of terrorism, fire, power loss, telecommunications failure and other disasters could have a material adverse effect on Metavante’s business, operating results and financial condition.  In addition, because Metavante relies on the integrity of the data it processes, if this data is incorrect or somehow tainted, client relations and confidence in Metavante’s services could be impaired, which would harm Metavante’s business.

Network operational difficulties or security problems could damage Metavante’s reputation and business.

Metavante depends on the reliable operation of network connections from its clients and its clients’ end users to its systems.  Any operational problems or outages in these systems would cause Metavante to be unable to process transactions for its clients and its clients’ end users, resulting in decreased revenues.  In addition, any system delays, failures or loss of data, whatever the cause, could reduce client satisfaction with Metavante’s products and services and harm Metavante’s financial results.

Metavante also depends on the security of its systems.  Metavante’s networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems.  Metavante transmits confidential financial information in providing its services.  In addition, under agreements with certain customers, Metavante will be financially liable if consumer data is compromised while in Metavante’s possession, regardless of the safeguards Metavante may have instituted.  A material security problem affecting Metavante could damage its reputation, deter financial services providers from purchasing its products, deter their customers from using its products or result in liability to Metavante.  Any material security problem affecting Metavante’s competitors could affect the marketplace’s perception of Internet banking and electronic commerce service in general and have the same effects.

Lack of system integrity or credit quality related to Metavante funds settlement could result in a financial loss.

Metavante settles funds on behalf of financial institutions, other businesses and consumers and receives funds from clients, card issuers, payment networks and consumers on a daily basis for a variety of transaction types.  Transactions facilitated by Metavante include debit card, credit card and electronic bill payment transactions, supporting consumers, financial institutions and other businesses.  These payment activities rely upon the technology infrastructure that facilitates the verification of activity with counterparties and the facilitation of the payment.  If the continuity of operations or integrity of processing were compromised this could result in a financial loss to Metavante due to a failure in payment facilitation.  In addition, Metavante may issue credit to consumers, financial institutions or other businesses as part of the funds settlement.  A default on this credit by a counterparty could result in a financial loss to Metavante.

Metavante may not be able to protect its intellectual property, and Metavante may be subject to infringement claims.

Metavante relies on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect its proprietary technology.  Despite Metavante’s efforts to protect its intellectual property, third parties may infringe or misappropriate Metavante’s intellectual property or may develop software or technology competitive to Metavante’s.  Metavante’s competitors may independently develop similar technology, duplicate its products or services or design around Metavante’s intellectual property rights.  Metavante may have to litigate to enforce and protect its intellectual property rights, trade secrets and know-how or to determine their scope, validity or enforceability, which is expensive and could cause a diversion of resources and may not prove successful.  The loss of intellectual property protection or the inability to secure or enforce intellectual property protection could harm Metavante’s business and ability to compete.

Metavante also may be subject to costly litigation in the event its products or technology infringe upon another party’s proprietary rights.  Third parties may have, or may eventually be issued, patents that would be infringed by Metavante’s products or technology.  Any of these third parties could make a claim of infringement against Metavante with respect to its products or technology.  Metavante may also be subject to claims by third parties for breach of copyright, trademark or license usage rights.  Any such claims and any resulting litigation could subject Metavante to significant liability for damages.  An adverse determination in any litigation of this type could require Metavante to design around a third party’s patent or to license alternative technology from another party.  In addition, litigation is time consuming and expensive to defend and could result in the diversion of the time and attention of Metavante’s management and employees.  Any claims from third parties may also result in limitations on Metavante’s ability to use the intellectual property subject to these claims.

Metavante’s business could suffer if it fails to attract and retain key technical people.

Metavante’s success depends in large part upon Metavante’s ability to attract and retain highly skilled technical, management and sales and marketing personnel.  Because the development of Metavante’s products and services requires knowledge of computer hardware, operating system software, system management software and application software, key technical personnel must be proficient in a number of disciplines.  Competition for the best people-in particular individuals with technology experience-is intense.  Metavante may not be able to hire key people or pay them enough to keep them.

FORWARD-LOOKING STATEMENTS

This document, including information incorporated by reference into this document, contains or may contain “forward-looking statements” about us and Med-i-Bank which we believe are within the meaning of such term under the Private Securities Litigation Reform Act of 1995. This document contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of us and Med-i-Bank, including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, those risks discussed above. Further information on other factors which could affect our financial results after the merger are included in the SEC filings incorporated by reference into this document. See “Where You Can Find More Information” on page 62.

THE MERGER

The following description summarizes the material terms of the merger agreement. We urge you to read the merger agreement, a copy of which is attached as Exhibit A to this document.

Structure of the Merger

Pursuant to the terms of the merger agreement, Merger Corp., our wholly owned subsidiary, will merge with and into Med-i-Bank. The separate legal existence of Merger Corp. will cease. Med-i-Bank will continue to exist as the surviving corporation. Immediately following the consummation of the proposed merger, we will transfer the capital stock of Med-i-Bank to Metavante, which in turn will contribute the capital stock of Med-i-Bank to Metavante Acquisition Company LLC (“MAC”).  MAC is a wholly-owned subsidiary of Metavante, which was formed by Metavante to acquire the voting securities or assets of companies that are engaged in permissible non-banking activities.  After this transfer, Metavante will conduct the business and operations of Med-i-Bank through this separate indirect subsidiary.  The merger consideration will be exchanged for shares of Med-i-Bank preferred and common stock and options and warrants to purchase common stock.  If the merger consideration includes shares of our common stock, Med-i-Bank Security Holders will become our shareholders, with their rights governed by Wisconsin law and our restated articles of incorporation and bylaws.

Background of the Merger

Med-i-Bank has experienced substantial growth over the past several years, and in particular since 2003 when Internal Revenue Service rulings spurred an increase in the adoption of flexible spending accounts with debit cards linked to those accounts.  Med-i-Bank’s management and board of directors have regularly considered various strategic alternatives as part of their continuing efforts to enhance the value of its growing electronic payment transaction system within the industry and to enhance shareholder value.  Particularly over the course of the latter half of 2004, Med-i-Bank from time to time had been approached by outside parties making inquiries in connection with a potential strategic combination transaction.

Representatives of Med-i-Bank and Metavante met on October 6, 2004 at Metavante’s headquarters in Milwaukee to discuss the merits of establishing a business relationship between the two companies.  This meeting involved Med-i-Bank’s chief executive officer, Robert L. Natt, and its vice president of operations, Thomas Torre, as well as four representatives of Metavante management: Frank D’Angelo, Brian Dugan, Jeff Erdman and Chris Rotermund.

At a regularly scheduled meeting of the Med-i-Bank board of directors held on November 9 and November 10, 2004, the board discussed Med-i-Bank’s strategic alternatives, including a potential sale of the company.  Representatives of Lane Berry and another investment banking firm made presentations with respect to Med-i-Bank’s strategic alternatives.  Med-i-Bank’s board determined that it was in the best interests of the shareholders of Med-i-Bank to pursue the potential sale of the company and directed the company to engage Lane Berry to assist in that process.

A second meeting between representatives of Med-i-Bank and Metavante was held in New York City on November 17, 2004, among Mr. Natt from Med-i-Bank and Donald W. Layden, Jr., Senior Vice President, and Brian Dugan, Manager-Corporate Development, from Metavante.  At this second meeting, the prospect of an acquisition of Med-i-Bank by Metavante was explicitly discussed.  However, no agreement was reached at that time.

On December 15, 2004, Med-i-Bank engaged Lane Berry to advise it with respect to a potential sale of the company.  In December 2004 and January 2005, Lane Berry worked closely with Med-i-Bank management to draft a confidential information memorandum describing Med-i-Bank’s business, operations, financial condition and prospects.  The confidential information memorandum was prepared for dissemination to potential acquirers of Med-i-Bank in order to allow potential acquirers to develop preliminary proposals for the acquisition of Med-i-Bank.

On January 17, 2005, representatives from Lane Berry, Wind Point Partners and Med-i-Bank reviewed a list of potential acquirers in order to select a group of companies that would be contacted by Lane Berry and given the opportunity to evaluate a potential acquisition of Med-i-Bank.  Based on a number of criteria, including size, strategic fit, perceived ability to consummate a transaction and prior discussions regarding Med-i-Bank, approximately 20 companies, including Metavante, were selected as the strongest candidates that would be contacted by Lane Berry upon completion of the confidential information memorandum.

During the week of February 7, 2005, Lane Berry completed the confidential information memorandum based on preliminary results for the fiscal year ended January 31, 2005 and began contacting potential acquirers to alert them of the Med-i-Bank opportunity.  On February 7, 2005, Lane Berry contacted Metavante to make Metavante aware that Lane Berry had been engaged by Med-i-Bank to explore a potential sale and that Lane Berry was prepared to provide Metavante with the confidential information memorandum, subject to Metavante’s execution of a non-disclosure agreement.

On February 8, 2005, Lane Berry provided Metavante with Med-i-Bank’s form of non-disclosure agreement, which Metavante executed on February 10, 2005.  On February 18, 2005, Lane Berry provided Metavante with the confidential information memorandum and a preliminary bid instruction letter which invited Metavante to submit a preliminary, non-binding indication of interest describing the terms on which Metavante would propose to acquire Med-i-Bank based upon the information provided in the confidential information memorandum.

The Med-i-Bank board received updates from Lane Berry on the bidding process at its regularly scheduled board meeting on February 15, 2005, and at a special meeting held telephonically on March 9, 2005.  At the March 9, 2005 board meeting, the board reviewed the bids received up to that point.  Metavante’s bid had not yet been received by the date of that meeting, but representatives from Metavante had indicated a high level of interest to Lane Berry and stated that they would submit a bid by the end of the week.  Based on the indications of interest received, seven companies were invited to participate in the second round of the process.  These companies would each be given the opportunity to meet with Med-i-Bank’s management team to perform due diligence on Med-i-Bank’s business and be provided access to Med-i-Bank’s online data room containing business, operating, legal and financial due diligence materials relating to Med-i-Bank.  Lane Berry indicated its expectation that Metavante would be submitting a bid that would be competitive with other parties participating in the second round of the process and the Med-i-Bank board authorized Lane Berry to include Metavante in the second round of the process if Metavante submitted a satisfactory bid.  On March 11, 2005, Metavante submitted a preliminary, non-binding indication of interest based on the information provided in the confidential information memorandum.  Also on March 11, 2005, certain members of Med-i-Bank’s board including the chief executive officer Robert L. Natt and representatives from Wind Point Partners met telephonically to discuss Metavante’s bid.  Based on its indication of interest, Metavante was invited to participate in the second round of the process.

On March 21, 2005, Metavante’s due diligence team met with Med-i-Bank’s management team in Waltham, Massachusetts to continue their due diligence.  Approximately ten representatives from Metavante and eight members of the Med-i-Bank management team participated in the due diligence session.  The due diligence session consisted of a management presentation delivered by various members of Med-i-Bank’s senior management team and “break-out sessions” to discuss financial, operational and legal matters in further detail.  During the period from March 21, 2005 through April 1, 2005, each of the second round bidders conducted similar due diligence sessions with Med-i-Bank’s senior management team.

On March 30, 2005, Lane Berry provided each of the bidders in the second round of the process, including Metavante, with a final bid instruction letter which invited them to submit a final proposal for the acquisition of Med-i-Bank by April 15.  Lane Berry also provided Metavante and the other bidders with a form of the merger agreement desired by Med-i-Bank which, among other things, was structured as an all-cash transaction.

During the period from March 22, 2005 through April 14, 2005, Metavante’s due diligence team conducted numerous telephonic due diligence meetings with Med-i-Bank regarding financial, operating and legal matters.

On April 16, 2005, senior executives from Metavante held a conference call with Med-i-Bank’s CEO, its Vice President of Sales and Marketing and its Vice President of Operations to discuss key issues related to the strategic fit between Med-i-Bank and Metavante, including the ability of Med-i-Bank to leverage M&I and Metavante’s capabilities and M&I and Metavante’s consumer-directed healthcare strategy.

On April 19, 2005, Metavante provided Lane Berry and Med-i-Bank with their final proposal for the acquisition of Med-i-Bank, including a draft of the merger agreement marked to show Metavante’s desired changes to the agreement which, among other changes, provided for the merger consideration to be paid in shares of M&I common stock.

On April 20, 2005, Med-i-Bank’s board conducted a telephonic meeting to discuss the proposals received from various parties pursuing the acquisition of Med-i-Bank.  Med-i-Bank’s board authorized Lane Berry to continue negotiations with Metavante and a limited number of other parties with the objective of selecting a single bidder within a short period of time.

From April 21, 2005 through April 25, 2005, Lane Berry held several conversations with Metavante to discuss Med-i-Bank’s response to Metavante’s proposal and negotiate several terms of the draft merger agreement.  Lane Berry simultaneously held similar conversations with other final bidders to discuss the terms of their proposals.

On April 25, 2005, Metavante agreed to certain key terms of the merger agreement as proposed by Med-i-Bank, including an increase in the aggregate merger consideration, a reduction in the amount to be held in escrow, and a shortening of the indemnification period.  At this point, Metavante was deemed to have a superior proposal to the other remaining bidders.  Based on this as well as a strong perceived strategic fit between Med-i-Bank and Metavante, Med-i-Bank agreed to engage in exclusive negotiations with Metavante for a period of approximately two weeks.

From April 26, 2005 through May 8, 2005, Metavante conducted its remaining due diligence, including conversations with Med-i-Bank’s key customers and business partners.  During this time period, representatives from Med-i-Bank and Metavante, including their respective law firms and investment bankers, conducted intensive negotiation of the terms of the merger agreement and the related documents, including the voting agreements of key Med-i-Bank shareholders and the representations and warranties to be given by each party to the other.  The board of directors of Metavante met and approved the merger agreement and related transactions, subject to agreement on the definitive documentation, on May 3, 2005.  Similarly, the board of directors of Med-i-Bank met and approved the merger agreement and related transactions, subject to agreement on the definitive documentation, on May 6, 2005.

On May 9, 2005, Med-i-Bank and Metavante concluded their negotiation of the merger agreement, having reached agreement on all terms.  On the same date, the board of directors of M&I approved the merger agreement and related transactions.

Early in the morning of May 10, 2005, the merger agreement was signed and the transaction was publicly announced by M&I in a press release before the opening of business.

Management and Operations after the Merger

Upon the effectiveness of the merger, the directors and officers of Merger Corp. will become directors and officers of Med-i-Bank.  Immediately thereafter, however, the officers of Med-i-Bank who were in office prior to the effective time of the merger will be appointed to serve as officers of Med-i-Bank (except as described under “—Interests of Certain Persons – Severance Agreements”).

Merger Consideration

The total amount of the merger consideration is $145,000,000, subject to adjustment based on Med-i-Bank's working capital as of the closing date of the merger and to a reduction based on the amount of Med-i-Bank's unpaid transaction expenses through the closing date of the merger and the amount of any withholding taxes due with respect to the payment of the merger consideration to the holders of Med-i-Bank’s outstanding options.  The merger consideration will be paid upon the closing of the merger in a combination of shares of our common stock and cash as follows:

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M&I will pay $7,500,000 in cash to an escrow fund to be held by LaSalle Bank National Association, as escrow agent.  See "The Merger Agreement – Indemnification and Escrow Fund" and "Other Agreements – Escrow Agreement" below for additional information.

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M&I will pay Med-i-Bank's unpaid transaction expenses to the persons owed such expenses (which include legal, accounting and investment banking fees, as well as the bonus payment described under “ –Interests of Certain Persons” below).

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M&I will pay to Med-i-Bank the amount of any withholding taxes due with respect to the payment of the merger consideration to the holders of Med-i-Bank's outstanding options.

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The balance of the merger consideration (subject to the working capital adjustment described below) will be issued to the Med-i-Bank Security Holders in the form of shares of our common stock.  The number of shares to be issued will be based on the volume-weighted average price of the shares of our common stock on the trading day immediately prior to the closing date of the merger.  However, if we fail to deliver such shares or if the closing of the merger has not occurred by September 1, 2005 as a result of the failure to register the issuance of such shares with the Securities and Exchange Commission under an effective registration statement or Metavante so elects by written notice to Med-i-Bank, then cash will be delivered for the balance of the merger consideration in lieu of the shares of our common stock.

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If the amount of Med-i-Bank's estimated working capital as of the closing date of the merger exceeds $1,000,000, M&I will deposit the amount of such excess in cash for payment to the Med-i-Bank Security Holders.  If the amount of Med-i-Bank's estimated working capital as of the closing date of the merger is less than $1,000,000, the merger consideration payable at closing will be reduced by the amount of such difference.  See "–Working Capital Adjustment" below for additional information.

Treatment of Med-i-Bank Securities in the Merger

The merger consideration payable to the Med-i-Bank Security Holders will be allocated as follows:

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each outstanding share of Series D preferred stock will be allocated its liquidation preference of $50 plus an amount equal to accrued and unpaid dividends through the closing date of the merger plus its pro rata share of the remainder of the merger consideration (after the payment of the liquidation preferences and an amount equal to accrued and unpaid dividends of all of the outstanding shares of preferred stock) based on the fully diluted shares of Med-i-Bank common stock outstanding as of the effective time;

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each outstanding share of Series C preferred stock will be allocated its liquidation preference of $50 plus an amount equal to accrued and unpaid dividends through the closing date of the merger plus its pro rata share of the remainder of the merger consideration (after the payment of the liquidation preferences and an amount equal to accrued and unpaid dividends of all of the outstanding shares of preferred stock) based on the fully diluted shares of Med-i-Bank common stock outstanding as of the effective time;

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each outstanding share of Series B preferred stock will be allocated an amount equal to its accrued and unpaid dividends through the closing date of the merger plus its pro rata share of the remainder of the merger consideration (after the payment of the liquidation preferences and an amount equal to accrued and unpaid dividends of all of the outstanding shares of preferred stock) based on the fully diluted shares of Med-i-Bank common stock outstanding as of the effective time;

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each outstanding share of common stock will be allocated its pro rata share of the remainder of the merger consideration (after the payment of the liquidation preferences and an amount equal to accrued and unpaid dividends of all of the outstanding shares of preferred stock) based on the fully diluted shares of Med-i-Bank common stock outstanding as of the effective time; and

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each outstanding option or warrant to purchase shares of common stock will be allocated its pro rata share of the remainder of the merger consideration (after the payment of the liquidation preferences and an amount equal to accrued and unpaid dividends of all of the outstanding shares of preferred stock) based on the fully diluted shares of Med-i-Bank common stock outstanding as of the effective time, less the exercise price of the option or warrant and applicable withholding taxes.

The number of fully-diluted shares of Med-i-Bank common stock assumes that all shares of Med-i-Bank preferred stock are converted to shares of common stock (based on a conversion ratio of 31.7696 shares of common stock for each share of preferred stock) and all options and warrants are fully exercised.

For illustrative purposes, assuming that the working capital adjustment results in an increase of $5,000,000 in the merger consideration, the transaction expenses are $2,615,000, the closing date of the merger is July 31, 2005, the full amount of the escrow fund is distributed to the Med-i-Bank Security Holders and there are no changes in the holders of or number of outstanding Med-i-Bank preferred or common stock, or options or warrants to purchase common stock, before the closing date of the merger, each outstanding share of common stock would receive total merger consideration of approximately $11.47 and each outstanding share of Series B preferred stock would receive total merger consideration of approximately $394.87 per share, each share of Series C preferred stock would receive total merger consideration of approximately $432.10 per share and each share of Series D preferred stock would receive total merger consideration of approximately $423.67 per share.  Holders of options and warrants to purchase shares of Med-i-Bank common stock would receive total merger consideration of approximately $11.47 for each share underlying the option or warrant, less the applicable exercise price and applicable withholding taxes.  To the extent that the closing date of the merger is after July 31, 2005, the merger consideration payable with respect to the common stock, options and warrants will decrease and the merger consideration payable with respect to the preferred stock will increase because the dividends on the preferred stock accrue at the rate of 8% per year.  Any change in the assumptions we have made relating to the working capital adjustment, the escrow fund or the transaction expenses would also affect the merger consideration paid per share.

The number of shares of our common stock issuable as part of the merger consideration will depend on the volume-weighted average price of the shares of our common stock on the trading day immediately prior to the closing date of the merger.  For example, based on the assumed calculation of the merger consideration as of July 31, 2005 described in the preceding paragraph and assuming the volume-weighted average trading price of our common stock is $44.00 per share, each outstanding share of Med-i-Bank common stock would receive merger consideration consisting of approximately 0.2367 shares of our common stock and approximately $1.06 in cash, each outstanding shares of Med-i-Bank Series B preferred stock would receive merger consideration of approximately 8.2095 shares of our common stock and approximately $33.65 in cash, each outstanding share of Med-i-Bank Series C preferred stock would receive merger consideration consisting of approximately 9.0556 shares of our common stock and approximately $33.65 in cash and each outstanding share of Med-i-Bank Series D preferred stock would receive merger consideration consisting of approximately 8.8642 shares of our common stock and approximately $33.65 in cash.  M&I will not issue any fractional shares.  Instead, you will receive cash in lieu of any fractional share owed to you.  A portion of the cash consideration will be held in escrow as described in more detail elsewhere in this information statement/prospectus.  See “the Merger – Indemnification and Escrow Fund” and “Other Agreements – Escrow Agreement.”

Working Capital Adjustment

The amount of the merger consideration payable to the Med-i-Bank Security Holders will be subject to adjustment based on the amount by which Med-i-Bank's working capital as of the close of business on the close date of the merger is less than or greater than the working capital target of $1,000,000.  The working capital adjustment will be determined in two stages.

First, on the business day prior to the closing date of the merger, Med-i-Bank will deliver to Metavante a statement of Med-i-Bank's good faith estimate of the closing working capital.  If the estimated closing working capital exceeds $1,000,000, the amount of such excess will be payable at closing in cash as additional merger consideration.  If the estimated closing working capital is less than $1,000,000, the amount of merger consideration payable at closing will be reduced by such difference.

Second, within 60 days after the closing date of the merger, Metavante will deliver to the shareholders' agent a statement of Metavante's determination of closing working capital.  The shareholders' agent will have 20 days to review this statement.  If the shareholders' agent gives Metavante a notice of dispute of Metavante's calculation of the closing working capital, Metavante and the shareholders' agent will use their reasonable best efforts to agree on the final closing working capital for a period of 30 days.  If they cannot agree, the determination of the final closing working capital will be determined by an independent accounting firm.  If the final closing working capital is greater than the estimated closing working capital, the amount of such excess will be paid by M&I to the shareholders' agent in cash for distribution to the Med-i-Bank Security Holders.  If the final closing working capital is less than the estimated closing working capital, the merger consideration will be reduced by the amount of such difference and Metavante will receive payment of such difference from the escrow fund.

The merger agreement defines Med-i-Bank's closing working capital as the excess of the sum of the values of Med-i-Bank’s cash, cash equivalents, inventories, prepaid expenses, accounts receivable, employee receivables (but only to the extent paid within 15 days after the closing date of the merger), deferred card expenses, deferred taxes (net of reserves not in excess of $500,000), and other current assets over the sum of the values of Med-i-Bank’s accounts payable, accrued expenses, properly accrued taxes, other current liabilities, the principal amount of any other Med-i-Bank indebtedness for borrowed money and accrued interest thereon, and the amount of any transaction expenses not paid either by Med-i-Bank on or prior to the effective time or as part of the merger consideration.  Med-i-Bank's closing working capital does not include (a) any transaction expense paid prior to closing by Med-i-Bank; (b) any amounts for severance or retention bonuses that may be paid to employees on or after the closing which were disclosed to Metavante; (c) Med-i-Bank's ACH receivables from employers for card expenditures for their employees; and (d) Med-i-Bank's overdraft advance from Key Bank funding the ACH receivables from employers.

No Fractional Shares

Only whole shares of our common stock will be issued in connection with the merger. In lieu of fractional shares, each Med-i-Bank Security Holder otherwise entitled to a fractional share of our common stock will be paid, without interest, an amount of cash equal to the amount of this fraction multiplied by the volume-weighted average price per share of our common stock on the trading day immediately preceding the closing date. No Med-i-Bank Security Holder will be entitled to interest, dividends, voting rights or other rights with respect to any fractional share.

Effective Time of the Merger

Unless Med-i-Bank and Metavante agree otherwise, the effective time of the merger will be as soon as practicable after (and no later than five business days after) all conditions contained in the merger agreement have been met or waived, including the expiration of all applicable waiting periods. Med-i-Bank and Metavante each will have the right, but not the obligation, to terminate the merger agreement if the effective time of the merger does not occur on or before the earlier of (i) October 1, 2005, or (ii) the later of (a) 15 days after receipt of all regulatory approvals or (b) 25 business days after the mailing of the information statement/prospectus to the Med-i-Bank Security Holders, unless the failure of the merger to occur by such date is due to the failure of the party seeking such termination to comply with its obligations under the merger agreement.

Exchange of Certificates

As of the effective time of the merger, we will deposit, or cause to be deposited with the exchange agent, Continental Stock Transfer & Trust Company, certificates representing shares of our common stock representing the stock portion of the merger consideration as well as cash equal to the amount, if any, by which Med-i-Bank’s estimated working capital as of the closing date of the merger exceeds $1,000,000, each to be issued pursuant to the merger agreement in exchange for outstanding shares of Med-i-Bank preferred and common stock, and warrants and options to purchase common stock, unless the merger consideration is to be paid in cash rather than shares of our common stock. Continental Stock Transfer & Trust Company will act as the exchange agent for the benefit of the holders of certificates of Med-i-Bank preferred and common stock, and warrants and options to purchase common stock.

If the portion of the merger consideration to be paid in shares of our common stock is instead paid in cash, Continental Stock Transfer & Trust Company will not act as the exchange agent.  Instead, all of the merger consideration will be paid in cash to the shareholders’ agent, Wind Point Partners III, L.P., for the benefit of the holders of certificates of Med-i-Bank preferred and common stock, and options and warrants to purchase common stock.

After the effective time of the merger, you will cease to have any rights as a holder of Med-i-Bank preferred and common stock and warrants and options to purchase common stock, and your sole right will be your right to receive the merger consideration, including cash in lieu of fractional shares, if any, into which your shares of Med-i-Bank preferred and common stock, and options and warrants to purchase common stock, will have been converted by virtue of the merger.

Accompanying this information statement/prospectus is a letter of transmittal and instructions for use in submitting to Med-i-Bank certificates formerly representing shares of your Med-i-Bank preferred and common stock and options and warrants to purchase common stock, to be exchanged for the merger consideration that you are entitled to receive as a result of the merger.  The letter of transmittal and related instructions also contain instructions for handling share certificates which have been lost, stolen or destroyed.  You will not be entitled to receive any dividends or other distributions which may be payable to holders of record of our common stock following the effective time of the merger until you have surrendered and exchanged your Med-i-Bank preferred and common stock certificates and options and warrants to purchase common stock, or, in the case of lost, stolen or destroyed share certificates, such customary documentation as is required by the merger agreement (including an affidavit of loss and an indemnity from you).  Any dividends with a record date after the effective time of the merger payable on our common stock after the effective time of the merger will be paid to the exchange agent.  Med-i-Bank will be responsible to submit to the exchange agent all share certificates and the accompanying documentation, including the letter of transmittal, following the effective time as such documents are received by Med-i-Bank.  Upon receipt by the exchange agent of the Med-i-Bank preferred and common stock certificates and options and warrants to purchase common stock, or, in the case of lost, stolen or destroyed share certificates, the customary documentation referred to above, subject to any applicable abandoned property, escheat or similar laws, the exchange agent will forward to you the following as applicable:

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certificates representing your shares of our common stock;

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your portion of any cash payment based on the amount, if any, by which Med-i-Bank’s estimated working capital as of the closing date of the merger exceeds $1,000,000;

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dividends declared on your shares of our common stock with a record date after the effective time of the merger, without interest; and

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the cash value of any fractional shares, without interest.

If the portion of the merger consideration to be paid in shares of our common stock is instead paid in cash, Med-i-Bank will submit share certificates and the accompanying documentation, including the letter of transmittal, to Metavante rather than the exchange agent and, upon receipt by Metavante of such documents, the shareholders’ agent will forward to you a cash payment in lieu of the shares of our common stock to which you would have been entitled and your portion of any cash payment based on the amount, if any, by which Med-i-Bank’s estimated working capital as of the closing date of the merger exceeds $1,000,000.

In any event, the shareholders’ agent will be responsible to distribute to you in cash the portion of the amounts released from the escrow fund, if any, to which you are entitled and any additional cash payment based on the final calculation of the closing working capital.

Please return your Med-i-Bank stock certificates, agreements representing your options and warrants and your letter of transmittal, along with the enclosed consent form as soon as you can.  Early receipt of these documents will facilitate the prompt delivery to you of the merger consideration to which you are entitled following the effective time.  If the merger agreement is terminated without the completion of the merger, Med-i-Bank will promptly return your certificates and option/warrant agreements to you.

At the effective time of the merger, the stock transfer books of Med-i-Bank will be closed and no transfer of Med-i-Bank preferred or common stock will thereafter be made on Med-i-Bank’s stock transfer books. If a certificate formerly representing Med-i-Bank preferred or common stock is presented to Med-i-Bank or us, it will be forwarded to the exchange agent for cancellation and exchange for the merger consideration.

Interests of Certain Persons

In considering the recommendation of the Med-i-Bank board that the Med-i-Bank shareholders adopt the merger agreement, the Med-i-Bank Security Holders should be aware that several directors and executive officers of Med-i-Bank have interests in the merger that are different from, or in addition to, the interests of Med-i-Bank Security Holders generally.  The Med-i-Bank board was aware of and considered these interests when it considered and approved the merger agreement.

Stock Options

Under the Med-i-Bank 2001 Stock Incentive Plan, as amended, and the stock option and restricted stock agreements granted thereunder (the “Plan”), all outstanding options to purchase Med-i-Bank common stock not already vested and all restricted stock awards still subject to restrictions, including forfeiture, will vest upon consummation of the merger.  Options and restricted stock awards have been granted to members of Med-i-Bank’s board and executive officers pursuant to the Plan.

Under the terms of the merger agreement, all outstanding options will be terminated and cancelled at the effective time of the merger and the holders of options will receive cash and M&I common stock as payment.  All restricted stock will be treated as shares of Med-i-Bank common stock and will be exchanged for cash and M&I common stock.

The following table sets forth, as of May 10, 2005, the number of shares of Med-i-Bank common stock subject to the options (both vested and unvested) held by Med-i-Bank directors and executive officers, the exercise prices of those options and the amount of cash and the cash value of the M&I common stock to be received by them on cancellation of their options.

Name	Number of Shares Subject to Unvested Options	Number of Shares Subject to Vested Options	Exercise Price Per Share	Estimated Stock and Cash Payments

Robert H. Marcin	--	20,000	$0.10	$227,468
Squire R. Butler	32,850	10,950	1.46	438,587
Irvin J. Steltz	100,000	--	1.46	1,001,340
Robert P. Nault	75,000	--	1.46	751,005
Steven R. Wasserman	23,850	7,950	1.46	318,426
Thomas Torre	19,875	6,625	1.46	265,355

Note:  The Estimated Stock and Cash Payments assumes that the merger will be consummated on July 31, 2005, the working capital adjustment results in an increase of $5,000,000 in the merger consideration, the transaction expenses are $2,615,000, the full amount of the escrow fund is distributed to the Med-i-Bank Security Holders and there are no changes in the holders of or number of outstanding Med-i-Bank securities prior to the closing date of the merger.

The following table sets forth, as of May 10, 2005, the number of shares of Med-i-Bank common stock granted to Med-i-Bank directors and executive officers pursuant to restricted stock awards (both shares still subject to forfeiture and shares not subject to forfeiture) and the amount of cash and the cash value of M&I common stock to be received by them in exchange for their restricted shares of Med-i-Bank common stock.

Name	Number of Shares of Restricted Stock Subject to Forfeiture	Number of Shares of Restricted Stock not Subject to Forfeiture	Estimated Stock and Cash Payments

Robert L. Natt	331,474	271,332	$6,916,234
Squire R. Butler	11,875	112,343	1,424,055
Steven R. Wasserman	60,000	30,000	1,032,606
Thomas Torre	43,750	31,250	860,505
Victoria J. Nipple	11,875	206,360	2,503,897
Charles K. Hagedorn	19,792	43,973	731,601
Robert H. Marcin	--	30,000	344,202
Edgardo Mercadante	10,000	10,000	229,468
E. Miles Kilburn	10,000	10,000	229,468

Note:  The Estimated Stock and Cash Payments assumes that the merger will be consummated on July 31, 2005, the working capital adjustment results in an increase of $5,000,000 in the merger consideration, the transaction expenses are $2,615,000, the full amount of the escrow fund is distributed to the Med-i-Bank Security Holders and there are no changes in the holders of or number of outstanding Med-i-Bank securities prior to the closing date of the merger.

Indemnification and Insurance

The merger agreement provides that the certificate of incorporation and bylaws of the surviving corporation must contain provisions with respect to indemnification identical to the indemnifications provisions in Med-i-Bank’s certificate of incorporation and bylaws and that these provisions may not be amended for six years after the merger.

In addition, Med-i-Bank intends to purchase a “tail” insurance policy, in order to extend the length of time for which its officers and directors are insured against claims involving events that occurred while the company’s existing policy was in effect.  The cost of this policy will be borne by Med-i-Bank and will therefore result in a reduction to Med-i-Bank’s closing working capital.

Severance Agreements

Seven executive officers of Med-i-Bank have change in control provisions in their employment agreements with Med-i-Bank that permit these officers to notify Med-i-Bank within either a three or six month period after a change in control event that they are terminating their employment.   Upon such a termination, the officers would be entitled to receive salary and benefits for up to 12 months after termination.  The merger will constitute a change in control under their employment agreements.

To induce Metavante to enter into the merger agreement, Messrs. Natt, Butler, Steltz and Hagedorn were required to modify their employment agreements and eliminate the change of control provision effective as of the closing of the merger.  The employment of Messrs. Nault and Wasserman will be terminated as of the closing of the merger and each of them is entitled to receive up to 12 months salary and employee benefits.  The employment of Ms. Nipple will also be terminated as of the closing of the merger; however, Ms. Nipple will be entitled to receive salary, employee benefits and additional compensation (required to satisfy Med-i-Bank’s obligations under Ms. Nipple’s prior employment agreement) only until January 31, 2006.

It is anticipated that M&I will make grants of stock options and other awards to employees of Med-i-Bank who, as a result of the merger, become employees of a subsidiary of M&I after the merger, including some of the current executives of Med-i-Bank.  M&I has not determined the specific recipients of awards or the size of the awards as of the date of this information statement/prospectus.

Butler Bonus Payment

Under the terms of an April 2005 agreement between Med-i-Bank and Squire R. Butler, Med-i-Bank will pay Mr. Butler a cash bonus at the closing of the merger in an amount equal to $250,000, less the principal and accrued interest on a July 2004 promissory note representing amounts Mr. Butler owes to Med-i-Bank (approximately $112,000 plus interest).  The bonus is payable in recognition of the marketing efforts and other contributions of Mr. Butler to Med-i-Bank’s growth.  The $250,000 bonus is to be treated as a transaction expense and paid out of the merger consideration with Med-i-Bank’s other transaction expenses.

Golden Parachute Payments

Under the Internal Revenue Code of 1986, as amended, certain payments that are contingent on a change in the ownership or control of a corporation are treated as “parachute payments.”  Both the payor of parachute payments and the recipient of the payments can be subject to unfavorable tax consequences.  The merger will result in certain officers of Med-i-Bank being entitled to payments and benefits that could be treated for federal tax purposes as golden parachute payments.  These rules do not apply, however, to payments associated with a change in ownership or control of a private corporation if the corporation obtains the approval of its shareholders for its golden parachute arrangements.  Med-i-Bank is required under the merger agreement to take any and all actions (including obtaining shareholder approval) necessary to cause Section 280G of the Internal Revenue Code not to limit the deductibility of any severance pay or other arrangements covering any employees of Med-i-Bank that are effective upon the consummation of the transactions contemplated in the merger agreement.

Recommendation of the Med-i-Bank Board of Directors and Reasons for the Merger

At a meeting on May 6, 2005, Med-i-Bank’s board of directors unanimously approved the merger agreement and the transactions contemplated by it and declared the merger agreement advisable and in the best interests of Med-i-Bank and Med-i-Bank Security Holders.  The decision of the Med-i-Bank board to enter into the merger agreement and to declare it advisable and in the best interests of Med-i-Bank and Med-i-Bank Security Holders was the result of the Med-i-Bank board’s careful consideration of a range of strategic alternatives, including potential business combinations with parties other than Metavante, and the board’s own and Med-i-Bank management’s views as to the prospects of Med-i-Bank continuing as an independent company.  In reaching its recommendation, the Med-i-Bank board consulted with Med-i-Bank’s management, shareholders and financial and legal advisors and considered the following factors, among others, each of which it considered positive:

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the short-term and long-term interests of Med-i-Bank which its board of directors believes will be well served by combining Med-i-Bank with a larger company, including the prospect that the combined company will benefit from greater competitiveness, significant operating efficiencies and cost savings, a strengthened financial position, and an enhanced platform to pursue additional acquisitions;

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the short-term and long-term interests of Med-i-Bank Security Holders which the board of directors believes will be well served by the merger, providing Med-i-Bank Security Holders liquidity in their investment through their interest in a New York Stock Exchange-traded company;

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the business, operations, financial condition, earnings and prospects of both Metavante and M&I;

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the Med-i-Bank board’s knowledge and analysis of the current environment in the electronic payment services industry, including continued consolidation, evolving trends in technology and increasing nationwide competition;

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the financial and other terms of the merger agreement and related agreements and the fact that the merger is expected to qualify as a tax free reorganization (except to the extent that the Med-i-Bank Security Holders receive cash); and

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the likelihood that the transactions contemplated by the merger agreement would be successfully completed.

Med-i-Bank’s board also considered potentially negative factors that could arise in connection with the merger.  These include:

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the substantial management time and effort required to effectuate the merger and integrate the company’s operations with Metavante;

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the transaction costs associated with the merger;

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the loss or substantial reduction of control over Med-i-Bank’s operations;

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the risk that the potential benefits of the merger might not be realized;

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the fixed value of the merger consideration to be issued in the merger to Med-i-Bank Security Holders; and

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the market risks of holding publicly traded stock.

Med-i-Bank’s board of directors also considered the interests of Med-i-Bank’s executive officers, directors and affiliates discussed under “The Merger – Interests of Certain Persons.”

The foregoing discussion of information and factors considered and given weight by the Med-i-Bank board of directors is not intended to be exhaustive, but is believed to include all of the material factors considered by the Med-i-Bank board.  In light of the variety of factors considered in connection with its evaluation of the merger, the Med-i-Bank board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.  In addition, individual members of the Med-i-Bank board may have given different weights to different factors.

Metavante’s and M&I’s Reasons for the Merger

In reaching their decision to approve the merger agreement, Metavante and/or M&I considered a variety of factors, including the following:

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Metavante’s familiarity with and review of Med-i-Bank’s business, operations, management, markets, competitors, financial condition, earnings and prospects;

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The business, operations, financial condition, earnings and prospects of each of Metavante and Med-i-Bank;

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Med-i-Bank’s compatible shareholder focus and operating philosophy;

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Metavante’s belief that after the merger, the combined company will be able to continue to generate high revenue growth rates; and

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The merger is intended to qualify as a transaction of a type that is generally tax-free for federal income tax purposes.

The foregoing discussion of the information and factors considered by Metavante and M&I is not intended to be exhaustive but is believed to include all material factors considered by Metavante or M&I. In reaching its determination to enter into the merger agreement, Metavante and/or M&I did not assign any relative or specific weights to the foregoing factors.

Material Federal Income Tax Consequences of the Merger

The following general discussion summarizes certain material United States federal income tax consequences of the merger.  This discussion is based on the Internal Revenue Code of 1986 as amended (the  "Code"), its legislative history, applicable Treasury Regulations, administrative rulings and court decisions currently in effect, all of which are subject to change at any time, possibly with retroactive effect.  No ruling from the Internal Revenue Service (the "IRS") will be received with regard to the United States federal income tax treatment relating to the merger.

The following discussion is a general summary and is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the merger.  In addition, this discussion does not address (1) tax consequences which may vary with, or are contingent on, your particular circumstances and tax situation and (2) any non-income or any foreign, state or local tax consequences of the merger.  You are strongly urged to consult with your tax advisor regarding the tax consequences of the merger to you, including the effects of United States federal, state, local, foreign and other tax laws.

Summary of Material Federal Income Tax Consequences to Holders of Med-i-Bank Stock and Warrants.  The following general discussion assumes that you hold your shares of Med-i-Bank stock and/or warrants as a capital asset.  This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your individual circumstances, particularly if you are subject to special rules, such as rules relating to (1) shareholders or warrant holders who are not citizens or residents of the United States, (2) financial institutions, (3) tax-exempt organizations, (4) insurance companies, (5) dealers in securities, (6) shareholders who acquired their shares of Med-i-Bank stock by exercising employee stock options or rights or otherwise compensation or (7) shareholders who hold their shares of Med-i-Bank stock as part of a hedge, straddle or conversion transaction.

It is expected that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.  In that case:

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No gain or loss will be recognized by Med-i-Bank, Merger Corp., Metavante, or M&I as a result of the merger.

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No gain or loss will be recognized by you when you exchange your Med-i-Bank stock and/or warrants for M&I common stock in the merger (except with respect to cash you receive in the merger).

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The aggregate tax basis of the M&I common stock you receive in the merger will be the same as your aggregate tax basis in the Med-i-Bank stock and/or warrants you surrender in the merger (reduced by the tax basis allocable to any fractional share interest in the M&I common stock for which you receive cash and the amount of any additional cash you receive in the merger, and increased by the amount of any gain or dividend you recognize as a result of receiving such additional cash).

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The tax holding period of the M&I common stock that you receive in the merger will include the period during which you held the Med-i-Bank stock and/or warrants surrendered in the merger.

You will recognize gain or loss with respect to the cash you receive in lieu of a fractional share interest in M&I common stock.  Your gain or loss will be measured by the difference between the amount of cash that you receive in lieu of the fractional share and the portion of the tax basis of your shares of Med-i-Bank stock and/or warrants allocable to such fractional share interest (after adjustment to the basis to account for the receipt of any additional cash received by you and the gain or dividend resulting from the receipt of such cash).  This gain or loss will be capital gain or loss and will be long term capital gain or loss if your shares of Med-i-Bank stock and/or warrants have been held for more than one year at the time the merger is consummated.

Any cash you receive in the merger in addition to the cash you receive in lieu of a fractional share of M&I common stock will result in you recognizing gain to the full extent of the additional cash received without any basis setoff, but not in excess of any gain you would have recognized on your Med-i-Bank stock and/or warrants if the merger were fully taxable.  Your gain recognized on the receipt of the additional cash will be capital gain if the receipt of the additional cash is considered "not essentially equivalent to a dividend," determined as if you received additional shares of M&I common stock in the merger instead of the additional cash, which additional shares were then redeemed by M&I for the additional cash payment.  The receipt of such cash by you will not be considered essentially equivalent to a dividend if, based upon your individual facts and circumstances, such deemed redemption of M&I common stock results in a "meaningful reduction" in your interest in M&I.  The IRS has indicated in published rulings that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute a "meaningful reduction."  The IRS held in Revenue Ruling 76-385, 1976-2 C.B. 92, that a reduction in the percentage ownership interest of a shareholder in a publicly held corporation from .0001118% to .0001081% (a reduction to 96.7% of the shareholder's prior percentage ownership interest) would constitute a "meaningful reduction."  Under this ruling, it is likely that you will satisfy the "not essentially equivalent to a dividend" test if you are a small minority shareholder who exercises no control over M&I.  In making this determination, you must take into account not only shares you actually own, but also shares you are deemed to own under Section 318 of the Code.  In addition, contemporaneous or related transactions in stock or stock options may be taken into account.  Any capital gain will be a long term capital gain if the holding period for your shares of Med-i-Bank stock and/or warrants is more than one year at the time the merger is consummated.

If the receipt of the additional cash by you does not satisfy the "not essentially equivalent to a dividend" test then your gain recognized on the receipt of the additional cash will be treated as a dividend instead of a capital gain to the extent of your ratable share of the accumulated earnings and profits of Med-i-Bank.  Accordingly, you should consult with your own tax advisors if you are expecting to rely on the "not essentially equivalent to a dividend" test.

Pursuant to the merger agreement an escrow fund will be established to hold $7,500,000 of the merger consideration in cash for a period of one year from the closing date primarily to cover potential indemnification claims Metavante may be entitled to make under the merger agreement and any final negative working capital adjustment to the merger consideration under the merger agreement.  The residual balance of this escrow fund will be paid in cash to the Med-i-Bank Security Holders.  Although there is some uncertainty in the law, you likely will not incur taxable gain on the cash merger consideration placed in the escrow fund until your share of the residual balance of the escrow fund is disbursed to you.  However, you should consult your own tax advisor to determine whether you will be taxed on your share of investment income earned on the escrow fund as it is earned.

The foregoing discussion assumes that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.  Section 368(a) of the Code requires that pursuant to the merger, shareholders of Med-i-Bank exchange an amount of Med-i-Bank stock which is sufficient to constitute control of Med-i-Bank, for M&I voting stock.  For the purposes of Section 368 of the Code, control of Med-i-Bank means at least 80% of the total combined voting power all shares of stock entitled to vote (Med-i-Bank does not have any nonvoting stock outstanding).  Thus, the merger would not qualify as a reorganization, for example, if the cash consideration paid as a result of the working capital adjustment in combination with all other cash consideration were to exceed 20% of the total merger consideration paid to shareholders of Med-i-Bank.   In that event, you would be treated as selling your Med-i-Bank stock and/or warrants in a fully taxable transaction, resulting in capital gain or loss measured by the difference between the value of merger consideration received by you and your tax basis in the Med-i-Bank stock and/or warrants.  Gain or loss would be computed separately for each block of shares and/or warrants sold (shares and/or warrants acquired separately at different times and prices).  The gain or loss on such sale would be long term capital gain or loss if your Med-i-Bank stock and/or warrants have been held for more than one year.  The deductibility of capital losses is restricted and generally may only be used to reduce capital gains to the extent thereof.  However, individual taxpayers generally may deduct annually $3,000 of capital losses in excess of their capital gains.

Summary of Material Federal Income Tax Consequences to Holders of Nonqualified Stock Options.  You will incur taxable ordinary income equal to the value of any merger consideration that you receive in cancellation of a nonqualified stock option, including any amounts retained to satisfy any withholding obligations with respect to the cancellation of your options.  Such income will constitute wages for purposes of the federal employment tax rules (or net earnings from self-employment, for the purposes of the federal self-employment tax rules) and is subject to applicable withholding and employment taxes (or self-employment and estimated taxes).  The value of any merger consideration that you receive on the closing date, including any amounts retained to satisfy any withholding obligations with respect to the cancellation of your options, will be taxable in the year of the merger.  You should consult your individual tax advisor to determine whether the value of any merger consideration that you receive from the escrow fund will be taxable to you at ordinary rates in the year that you receive such consideration from the escrow fund or in the year of the merger.

Regulatory Approvals

The merger is subject to prior approval by the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, or BHCA. The BHCA requires the Federal Reserve Board, when considering a transaction such as this merger, to take into consideration the financial and managerial resources, including the competence, experience and integrity of the officers, directors and principal shareholders, and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the acquiring institution in meeting the credit needs of the entire community, including low-and moderate-income neighborhoods, served by the institution.

The BHCA also prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

Pursuant to the BHCA, the merger may not be consummated until 30 days after Federal Reserve Board approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board’s approval unless a court specifically ordered otherwise. With the approval of the Federal Reserve Board and the concurrence of the Department of Justice, the waiting period may be reduced to not less than 15 days. We and Med-i-Bank believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on us.

Status of Regulatory Approvals.   We filed an application with the Federal Reserve Board for approval of the merger on May 23, 2005.

The merger cannot proceed in the absence of the requisite regulatory approvals. We do not know if or when all of these regulatory approvals will be obtained. Also, these approvals may contain a condition, restriction or requirement that causes these approvals to fail to satisfy the conditions for the merger.

Accounting Treatment

We expect to account for the merger for accounting and financial reporting purposes as a “purchase,” as that term is used under accounting principles generally accepted in the United States.  We will be deemed the acquiror for financial reporting purposes.  Under the purchase method of accounting, the purchase price in the merger is allocated among the Med-i-Bank assets acquired and the Med-i-Bank liabilities assumed to the extent of their fair market value, with the excess purchase price, if any, being allocated to goodwill.

Resales of our Common Stock

The shares of our common stock to be issued in the merger will be freely transferable under the Securities Act of 1933, as amended. However, this will not be the case for shares issued to any Med-i-Bank Security Holder who may be deemed to be an “affiliate” of Med-i-Bank for purposes of Rule 145 under the Securities Act as of the date of the merger. “Affiliates” generally include directors, certain executive officers, and beneficial owners of 10 percent or more of any class of capital stock. These affiliates may not sell their shares of our common stock acquired in the merger except (a) pursuant to an effective registration statement under the securities laws, (b) in compliance with the exemption from registration provided by Rule 145 under the Securities Act of 1933, as amended, which permits limited resales under certain circumstances, or (c) under other applicable securities law exemptions from the registration requirements of the securities laws.

This information statement/prospectus does not cover resales of our common stock received by any person who may be deemed to be an affiliate of Med-i-Bank. Med-i-Bank has agreed in the merger agreement to use its reasonable efforts to cause each person who may be deemed to be an affiliate of Med-i-Bank to execute and deliver to us an affiliate agreement. As provided for in these agreements, Med-i-Bank’s affiliates agree not to offer to sell, transfer or otherwise dispose of any of the shares of our common stock distributed to them pursuant to the merger except in compliance with Rule 145, or in a transaction that is otherwise exempt from the registration requirements of, or in an offering which is registered under, the Securities Act. We may place restrictive legends on certificates representing our common stock issued to all persons who are deemed to be affiliates of Med-i-Bank under Rule 145.

Dissenters’ Rights

Med-i-Bank shareholders are not entitled to any dissenter’s or appraisal rights with respect to the merger under Michigan law or Med-i-Bank’s articles of incorporation.

Waiver of Change of Control Provisions of Med-i-Bank Restated Articles of Incorporation

In addition to consenting to the merger agreement, holders of Med-i-Bank preferred stock are also being asked to consent to a waiver of their rights under Sections 1.1(A), 1.1(B), 1.1(C) and 1.1(D) of Part A of Article III of the Med-i-Bank restated articles of incorporation.  These sections, if not waived, entitle holders of preferred stock to certain liquidation payments in the event of any liquidation, dissolution, winding up or change of control of Med-i-Bank.

THE MERGER AGREEMENT

The following is a brief summary of the material terms of the merger agreement.  A complete copy of the merger agreement is attached as Exhibit A to this information statement/ prospectus and is incorporated in this information statement/prospectus.  We encourage you to read the entire merger agreement.

You should not rely upon the representations and warranties in the merger agreement or the description of them in this information statement/prospectus as statements of factual information about M&I, Metavante or Med-i-Bank.  These representations and warranties were made by Metavante and Med-i-Bank only for purposes of the merger agreement, were made solely to each other as of the date of the merger agreement and are subject to modification or qualification by other disclosures made in connection with the merger agreement.  The representations and warranties are reproduced and summarized in this information statement/prospectus solely to provide information regarding the terms of the merger agreement and not to provide you with any other information regarding M&I, Metavante or Med-i-Bank.  Such information about M&I, Metavante and Med-i-Bank can be found elsewhere in this information statement/prospectus and in other public filings M&I makes with the SEC.  See "Where You Can Find More Information" on page 62.

The Merger

Metavante, Merger Corp. and Med-i-Bank entered into the merger agreement as of May 9, 2005.  M&I did not originally sign the merger agreement.  On May 31, 2005, however, a first amendment to the merger agreement was entered into among M&I, Metavante, Merger Corp. and Med-i-Bank, adding M&I as a signatory to the merger agreement solely for the purpose of issuing the shares of its common stock and paying the other merger consideration pursuant to the merger agreement.  Merger Corp. was recently formed by M&I for the purpose of effecting the merger with Med-i-Bank.  The merger provided for by the merger agreement will be effective upon the filing of a properly executed certificate of merger with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services.  We refer to the effective time of the merger in this information statement/prospectus as the effective time.

At the effective time, Merger Corp., our wholly owned subsidiary, will be merged with and into Med-i-Bank.  The separate legal existence of Merger Corp. will cease.  Med-i-Bank will continue to exist as the surviving corporation.  Immediately following the consummation of the proposed merger, we will transfer the capital stock of Med-i-Bank to Metavante, which in turn will contribute the capital stock of Med-i-Bank to MAC.  MAC is a wholly-owned subsidiary of Metavante, which was formed by Metavante to acquire the voting securities or assets of companies that are engaged in permissible non-banking activities.  After this transfer, Metavante will conduct the business and operations of Med-i-Bank through this separate indirect subsidiary.

At the effective time, the outstanding Med-i-Bank preferred and common stock, options and warrants will be exchanged for the merger consideration based on the formulas set forth in the merger agreement and described in this information statement/prospectus.  See “The Merger – Merger Consideration,” “The Merger – Treatment of Med-i-Bank Securities in the Merger” and “The Merger – Working Capital Adjustment” for additional information.

Shareholders' Agent

In order to have a convenient decision-maker and contact, the merger agreement appoints Wind Point Partners III, L.P. as the shareholders' agent to act on behalf of the Med-i-Bank Security Holders after the effective time.  Commencing at the effective time, the shareholders’ agent has the authority to do and perform every act and thing required or permitted to be done by the Med-i-Bank Security Holders in connection with the transactions contemplated by the merger agreement, which includes the authority to:

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review, approve, dispute, negotiate and arbitrate the closing working capital adjustment;

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approve, dispute, negotiate, arbitrate and litigate indemnification claims under the merger agreement or the escrow agreement;

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take all actions required of the shareholders’ agent under the merger agreement or the escrow agreement, including the distribution of funds to the Med-i-Bank Security Holders as authorized in the merger agreement and from the escrow fund; and

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engage such professional advisors as the shareholders’ agent deems necessary on behalf of the Med-i-Bank Security Holders and pay such advisors’ reasonable fees and expenses.

Beginning with the effective time, the Med-i-Bank Security Holders will be bound by the agreements, documents and instruments executed and delivered by the shareholders’ agent under the merger agreement, and Metavante and Merger Corp. will be entitled to rely on any such action taken by the shareholders’ agent on behalf of the Med-i-Bank Security Holders.

Representations and Warranties

The merger agreement contains representations and warranties relating to, among other things,

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each of M&I's, Metavante's, Merger Corp.'s and Med-i-Bank's organization and similar corporate matters;

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the capital structure of each of M&I and Med-i-Bank;

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authorization, execution, delivery, performance and enforceability of the merger agreement and other related matters;

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documents filed by M&I with the Securities and Exchange Commission, the accuracy of the financial statements and the other information contained in those documents and the absence of material undisclosed liabilities;

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the accuracy of Med-i-Bank's financial statements and the absence of material undisclosed liabilities;

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the accuracy of information supplied by each of M&I and Med-i-Bank in connection with this information statement/prospectus;

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compliance with laws including Med-i-Bank's compliance with environmental, employment and tax laws;

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pending or threatened litigation with respect to Med-i-Bank;

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filing of tax returns and payment of taxes by Med-i-Bank;

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matters relating to material contracts of Med-i-Bank;

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matters relating to retirement and other employee benefit plans of Med-i-Bank;

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absence of various material changes or events relating to Med-i-Bank since January 31, 2005;

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maintenance by Med-i-Bank of accounting controls and information technology security;

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good title to the properties of Med-i-Bank and its subsidiaries, free of liens except as specified;

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insurance matters relating to Med-i-Bank;

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transactions by Med-i-Bank with related parties;

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matters relating to Med-i-Bank's labor relations; and

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matters relating to Med-i-Bank's inventory, accounts receivable, intellectual property, bank accounts, major customers and suppliers, and product warranties.

Conduct of Med-i-Bank's Business Pending the Merger

In the merger agreement, Med-i-Bank has agreed that prior to the effective time of the merger, unless the prior written consent of Metavante has been obtained, Med-i-Bank will

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carry on its business in the ordinary course and substantially in the same manner as previously conducted, provided that Med-i-Bank may repay any indebtedness and transaction expenses and may make dividends or other distributions of cash to its shareholders as long as such repayments, dividends or distributions do not cause Med-i-Bank's closing working capital to be less than $1,000,000;

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not incur or assume any indebtedness for borrowed money (whether directly or by way of guarantee or otherwise) other than (a) in the ordinary course of Med-i-Bank’s business or (b) pursuant to Med-i-Bank's overdraft advance from Key Bank funding the ACH receivables from employers;

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not declare or pay any dividend or distribution to Med-i-Bank's shareholders, including stock dividends, or conduct any split, combination or reclassification of shares, or purchase or redeem any shares, notes or other equity interests; provided that Med-i-Bank may convert and cancel options and warrants as provided in the merger agreement and Med-i-Bank may make dividends or other distributions of cash to its shareholders as long as such dividends or distributions do not cause Med-i-Bank's closing working capital to be less than $1,000,000.

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not place or permit any liens on any of its assets;

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not sell, lease, license, abandon or transfer any of its material assets, tangible or intangible, except in the ordinary course of business;

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not cancel any material debts or claims other than in the ordinary course of business;

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not terminate, amend or institute any bonus plan, stock option plan, profit sharing plan, pension plan, retirement plan or other similar arrangement or plan or any material employment contract, except as contemplated in the merger agreement;

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not form or cause to be formed any subsidiary;

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not make any commitments for capital expenditures except for capital expenditures made in the ordinary course of Med-i-Bank's business not in excess of $100,000 in the aggregate above the capital expenditures otherwise disclosed to Metavante;

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not change its credit policies or practices in any material respect;

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not increase the rate or terms of compensation (including termination and severance pay) payable or to become payable by Med-i-Bank to its directors, executive officers or other employees, or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, program or arrangement made to, for or with any such directors, executive officers or other employees, except increases occurring in the ordinary course of Med-i-Bank's business consistent with past practice or as required by applicable law not in excess of $250,000 in the aggregate;

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not materially change its accounting principles or methods;

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not make any loan, advance or capital contribution to any person, other than (a) advances of expenses in the ordinary course of business, or (b) pursuant to transactions contemplated by Med-i-Bank's overdraft advance from Key Bank funding the ACH receivables from employers;

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not enter into any merger, consolidation, recapitalization or other business combination or reorganization, except for the transactions contemplated in the merger agreement;

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not amend its articles of incorporation or bylaws;

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not enter into or amend or modify any contract for amounts in excess of $100,000, except that Med-i-Bank may enter into customer contracts in excess of that amount which Med-i-Bank considers beneficial to its business if Med-i-Bank gives Metavante five business days' prior notice;

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not fail to keep its business, properties or employees insured substantially to the same extent as they were previously insured;

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not issue or sell any of its capital stock, except for the issuance of shares of common stock in connection with the exercise in accordance with its terms of any option or warrant outstanding on the date of the merger agreement; and

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not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement (as described in Section 7121 of the Internal Revenue Code), settle any tax claim or assessment, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other similar action relating to the filing of any tax return or the payment of any tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of Med-i-Bank for any period ending after the closing date of the merger or decreasing any tax attribute of Med-i-Bank existing on the closing date of the merger.

Indemnification and Escrow Fund

Indemnification of Metavante.  From and after the effective time, Metavante and its directors, officers, employees, owners, agents, affiliates, successors and assigns are entitled to indemnification solely from the escrow fund (described below) for losses or damages caused by or resulting from:

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any breach of a representation or warranty of Med-i-Bank in the merger agreement;

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any failure of Med-i-Bank or the shareholders’ agent to perform any covenant or agreement in the merger agreement;

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any claim by any Med-i-Bank Security Holder relating to such person's status as such against Med-i-Bank based on actions or circumstances occurring prior to the closing;

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one-half of the retention bonus payments of approximately $270,000 payable to certain employees who continue to be employed by Med-i-Bank through December 31, 2005;

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severance payments to Robert P. Nault, Victoria J. Nipple or Steven R. Wasserman in excess of $500,000 in total; or

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any failure of Med-i-Bank's flexible benefits plan to comply with certain requirements of the Internal Revenue Code.

Indemnification of Med-i-Bank Security Holders.  From and after the effective time, the Med-i-Bank Security Holders and their respective directors, officers, employees, owners, agents, affiliates, successors and assigns are entitled to indemnification from Metavante for losses or damages caused by or resulting from:

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any breach of a representation or warranty of Metavante or Merger Corp. in the merger agreement; or

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any failure of Metavante or Merger Corp. to perform any covenant or agreement in the merger agreement.

Escrow Fund.  M&I will deposit $7,500,000 of the merger consideration in cash with LaSalle Bank National Association as escrow agent.  If Metavante or the other indemnified parties related to Metavante suffer any losses which are subject to indemnification under the merger agreement, Metavante can recover those losses by following the procedures in the escrow agreement to request a distribution from the escrow fund of an amount equal to the sum of such losses.  The cash in the escrow fund is also available for any decrease in the merger consideration as a result of the final closing working capital calculation as described under "The Merger – Working Capital Adjustment" and to pay the expenses of the shareholders' agent and the Med-i-Bank Security Holders' portion of the fees of the independent accounting firm if needed to make the final determination of the working capital adjustment.  The escrow funds will be held subject to distribution to Metavante for a period of one year after the closing date of the merger, although the escrow fund may retain funds for a longer time to the extent necessary to satisfy claims for indemnification pending as of the first anniversary of the closing date of the merger.  The escrow fund is the sole and exclusive remedy for Metavante and the other indemnified parties related to Metavante after the effective time, except for fraud.  See "Other Agreements – Escrow Agreement" for additional information regarding the escrow fund.

Limitations on Indemnification.  The indemnified parties may only make indemnification claims for breaches of representations and warranties (other than breaches of representations and warranties relating to matters such as corporate organization, capitalization and authority to execute the merger agreement, and, in the case of Med-i-Bank, tax matters and Med-i-Bank's accounts receivable) if the total amount of losses from such violations or breaches exceeds $500,000, in which event the indemnified parties will be entitled to indemnification for all such losses.  The maximum amount of losses for which Metavante and the other indemnified parties related to Metavante are entitled to indemnification is the amount remaining in the escrow fund from time to time.  The maximum amount of losses for which the Med-i-Bank Security Holders and the other indemnified parties related to the Med-i-Bank Security Holders are entitled to indemnification is $7,500,000.  Claims for indemnification may only be made for a period of one year from the closing date of the merger.

No Solicitation of Competing Transactions

The merger agreement provides that, immediately after the execution of the merger agreement, Med-i-Bank will terminate and cease any discussions or negotiations with any parties relating to an Acquisition Transaction (as defined below) and Med-i-Bank will not, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Acquisition Transaction, or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Transaction, or agree to or endorse any Acquisition Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to take any such action.

For purposes of the merger agreement, an "Acquisition Transaction" means any of the following involving Med-i-Bank:

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any merger, consolidation, share exchange, business combination or other similar transaction;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of assets in a single transaction or series of transactions;

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any sale of 15% or more of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock);

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any tender offer or exchange offer for 15% or more of the outstanding shares of capital stock;

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the acquisition by any person of beneficial ownership or the right to acquire beneficial ownership of, or the formation of any "group" (as such term is defined under Section 13(d) of the Securities Exchange Act and the rules and regulations promulgated thereunder) which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of Med-i-Bank; or

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any public announcement of a proposal, plan or intention to do any of the foregoing.

Conditions to Completion of the Merger

Mutual Conditions.  The obligations of Metavante, Merger Corp. and Med-i-Bank to complete the merger are subject to the following conditions:

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no temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the completion of the merger is in effect, and no litigation by any governmental entity seeking any of the foregoing has been commenced;

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there is no action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the merger that makes the completion of the merger illegal;

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all authorizations of governmental entities required to complete the transactions contemplated by the merger agreement, including the merger, have been obtained, all such authorizations remain in full force and effect, no appeal has been filed challenging any such authorizations, and all statutory waiting periods in respect thereof have expired or been terminated or waived;

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the certificate of merger has been duly executed by the Med-i-Bank, Merger Corp. and Metavante and filed with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services; and

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the registration statement of which this information statement/prospectus is a part has been declared effective by the Securities and Exchange Commission, no stop order suspending the effectiveness of the registration statement has been issued by the Securities and Exchange Commission and no proceedings for that purpose, on or prior to the effective time, has been initiated or, to the knowledge of Med-i-Bank or Metavante, threatened by the Securities and Exchange Commission; provided that if we fail to deliver the portion of the merger consideration payable in shares of M&I common stock, or the closing of the merger has not occurred by September 1, 2005 as a result of the failure of this condition or Metavante so elects by written notice to Med-i-Bank, then Metavante will be required to deliver cash for the balance of the merger consideration in lieu of the shares of M&I common stock.

Additional Conditions to Metavante's and Merger Corp.'s Obligations.  The obligation of Metavante and Merger Corp. to complete the merger is subject to the following additional conditions (any of which may be waived by Metavante):

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all of the representations and warranties of Med-i-Bank in the merger agreement must be true and correct (a) on the date of the merger agreement and (b) except for changes contemplated in the merger agreement, at and as of the closing date of the merger as if made as of the closing date of the merger (except for those representations and warranties made as of a particular date, which must be true and correct as of such date), except that, solely for purposes of determining Metavante’s and Merger Corp.’s obligations to effect the merger, all inaccuracies in the representations and warranties of Med-i-Bank that, individually or when taken collectively with all other inaccuracies in the representations and warranties, do not have a material adverse effect on Med-i-Bank, are disregarded;

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Med-i-Bank and its shareholders must have performed or complied (or cured any noncompliance) in all material respects with all covenants required by the merger agreement to be performed or complied with by them at or prior to the closing date of the merger;

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Med-i-Bank must obtain certain third party consents;

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Med-i-Bank must either amend the exclusivity provisions of a software partner agreement in a manner acceptable to Metavante or pay a $100,000 fee to terminate such provisions;

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Med-i-Bank must deliver certain computer code to Metavante at closing;

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the shareholders' agent and the escrow agent must have executed and delivered the escrow agreement;

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since January 31, 2005, Med-i-Bank must not have suffered any material adverse effect;

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the merger agreement must be approved by the requisite vote of Med-i-Bank's shareholders;

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the holders of Med-i-Bank's outstanding options must have agreed to the cancellation of their options as of the effective time in exchange for the merger consideration to which they are entitled under the merger agreement;

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employees with outstanding debt due to Med-i-Bank must undertake in writing to Metavante and Med-i-Bank to pay in full all amounts due within 15 days after the closing date of the merger; and

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Metavante must receive certain customary closing certificates and opinions of legal counsel to Med-i-Bank.

Additional Conditions to Med-i-Bank's Obligations.  Med-i-Bank's obligation to complete the merger is subject to the following additional conditions (any of which may be waived by Med-i-Bank):

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all of the representations and warranties of Metavante and Merger Corp. in the merger agreement must be true and correct (a) on the date of the merger agreement and (b) at and as of the closing date of the merger as if made as of the closing date of the merger (except for those representations and warranties made as of a particular date, which must be true and correct as of such date), except that, solely for purposes of determining Med-i-Bank’s obligation to effect the merger, all inaccuracies in the representations and warranties of Metavante and Merger Corp. that, individually or when taken collectively with all other inaccuracies in the representations and warranties, do not have a material adverse effect on M&I, are disregarded;

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Metavante and Merger Corp. must have performed or complied (or cured any noncompliance) in all material respects with all covenants required by the merger agreement to be performed or complied with by them at or prior to the closing date of the merger;

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Metavante must have executed and delivered the escrow agreement;

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The shares of M&I common stock to be issued in the merger must have been approved for listing on the New York Stock Exchange, unless it is determined that cash merger consideration will be paid in lieu of the shares of M&I common stock; and

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Med-i-Bank must receive certain opinions of legal counsel to Metavante and M&I.

Termination

The merger agreement may be terminated at any time prior to the closing of the merger:

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by mutual consent of Metavante and Med-i-Bank;

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by Metavante, if there has been a violation or breach by Med-i-Bank of any covenant, representation or warranty in the merger agreement which has a material adverse effect on Med-i-Bank, which violation or breach has not been waived by Metavante or cured by Med-i-Bank within 30 days after written notice by Metavante or which breach cannot by its nature reasonably be cured prior to the expiration date described below;

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by Med-i-Bank, if there has been a violation or breach by Metavante or Merger Corp. of any covenant, representation or warranty in the merger agreement which has a material adverse effect on M&I which violation or breach has not been waived by Med-i-Bank or cured by Metavante or Merger Corp. within 30 days after written notice by Med-i-Bank (provided that the failure of Metavante to deliver the merger consideration as required under the merger agreement will not be subject to cure) or which breach cannot by its nature reasonably be cured prior to the expiration date described below; or

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by either Metavante or Med-i-Bank, if the transactions contemplated by the merger agreement have not been completed by the earlier of (i) October 1, 2005 or (ii) the later of (x) 15 days after receipt of the approvals required from the Federal Reserve Bank or (y) 25 business days after the mailing of this information statement/prospectus to the Med-i-Bank Security Holders (the earliest such date is referred to as the expiration date); provided that neither Metavante nor Med-i-Bank will be entitled to terminate the merger agreement if such person’s breach of the merger agreement has prevented the completion of the transactions contemplated by the merger agreement.

Amendment and Waiver

The merger agreement may be amended at any time prior to the effective time by action taken or authorized by the respective boards of directors of M&I, Metavante and Med-i-Bank, except that after the merger agreement has been approved by the shareholders of Med-i-Bank, no amendment may be entered into which would reduce the amount or change the consideration into which the shares of preferred stock and common stock, options and warrants of Med-i-Bank will be converted upon completion of the merger without further approval of the Med-i-Bank Security Holders.  At any time prior to the effective time, any of the parties to the merger agreement may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any of the agreements or conditions contained in the merger agreement.

Expenses

Except as expressly provided in the merger agreement to the contrary, all fees and expenses incurred by the parties in connection with the merger agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expense.

OTHER AGREEMENTS

Voting Agreements

To induce Metavante to enter into the merger agreement and to assist in obtaining the approval of Med-i-Bank's shareholders required in connection with the merger, Metavante entered into voting agreements with three Med-i-Bank shareholders, Wind Point Partners III, L.P., Mesirow Capital Partners VII, L.P. and Mesirow Capital Partners VIII, L.P.

The summary of the voting agreements below is not complete and is qualified in its entirety by reference to the voting agreements, copies of which have been filed with the SEC as exhibits to the registration statement of which this information statement/prospectus is a part, and are incorporated herein by reference.

Under the voting agreements, these shareholders have agreed to vote all of their Med-i-Bank preferred stock and common stock:

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in favor of the merger and the merger agreement, and

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against any proposal for any competing transaction such as a merger, business combination or sale of a material amount of Med-i-Bank's assets or capital stock, and against any proposal which could result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Med-i-Bank under the merger agreement.

The voting agreements and obligations of each of these shareholders under the voting agreements terminate upon the first to occur of the completion of the merger, the termination of the merger agreement in accordance with its terms or October 1, 2005.

As of May 9, 2005, the shares of preferred stock and common stock held by these three Med-i-Bank shareholders represented, in the aggregate, 90.9% of the outstanding shares of Series B preferred stock, 94.1% of the outstanding shares of Series C preferred stock, 91.2% of the outstanding shares of Series D preferred stock, and 76.0% of the voting power of the shares of preferred stock and common stock voting together as a single class, on an as-converted basis.  As a result of these voting agreements, approval of the merger by Med-i-Bank's shareholders is assured.

Escrow Agreement

Generally.  The merger agreement provides for the establishment of an escrow fund.  Pursuant to the terms of the merger agreement, M&I will deliver to the escrow agent, LaSalle Bank National Association, $7,500,000 in cash.  This cash will be held in the escrow fund subject to the terms of the escrow agreement.  The escrow fund will serve as the sole source of payment for the indemnification rights under the merger agreement of Metavante and the other indemnified parties related to Metavante and for any decrease in the merger consideration as a result of the final closing working capital calculation as described under "The Merger – Working Capital Adjustment."  The cash in the escrow fund is also available to pay the expenses of the shareholders' agent and the Med-i-Bank Security Holders' portion of the fees of the independent accounting firm if needed to make the final determination of the working capital adjustment.  Cash remaining in the escrow fund will be released to the shareholders’ agent as promptly as practicable after the expiration of the escrow period, in order first to pay the fees and expenses of the shareholders’ agent, if any, and then to be distributed by the shareholders’ agent to the Med-i-Bank Security Holders.  In order to fully understand the indemnification obligations of the Med-i-Bank Security Holders and the purposes of the escrow fund, you should read this description of the escrow agreement in conjunction with the section of this information statement/prospectus entitled "Merger Agreement – Indemnification and Escrow Fund."  The summary of the escrow agreement below is not complete and is qualified in its entirety by reference to the form of the escrow agreement, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this information statement/prospectus is a part, and is incorporated herein by reference.

Procedure for Claims Against the Escrow Fund.  The escrow agreement provides a specific process for contesting any indemnification claims made by Metavante or the other indemnified parties related to Metavante.  If an indemnification claim arises, Metavante is required to give written notice of the claim to the shareholders' agent and the escrow agent prior to the expiration of the escrow period.  The escrow period will expire one year following the closing date of the merger.  The claim notice must include a reasonably detailed basis of the facts upon which the claim is based, a designation of one or more sections of the merger agreement under which the claims are being made and, if known, the amount that the indemnified parties are seeking.  Within 30 days of receipt of notice from Metavante, the escrow agent will disburse the amount requested unless the shareholders' agent delivers a notice of objection to the escrow agent before the end of such 30 day period.  If there is a dispute regarding indemnification obligations or the escrow fund, the merger agreement provides that the shareholders' agent and Metavante will attempt to resolve the dispute for a period of up to 30 days.  If the dispute is not resolved within such period, the dispute will be settled by arbitration in accordance with the provisions of the merger agreement.  The escrow agent will continue to hold the escrow cash subject to the dispute until the dispute has been resolved.

Distributions from Escrow Fund.  Distributions from the escrow fund for claims by Metavante or the other indemnified parties related to Metavante are described above.  At the end of the one-year escrow period, the remaining amount of the escrow fund will be paid to the shareholders' agent on behalf of the Med-i-Bank Security Holders, provided that a sufficient amount will be retained in the escrow fund to satisfy any claims then pending for indemnification by Metavante or the other indemnified parties related to Metavante.  If the amount of any such pending claim is uncertain, Metavante and the shareholders' agent will use their reasonable best efforts to agree on the amount to remain in escrow for a period of 30 days (or such longer period as they may agree).  If Metavante and the shareholders' agent fail to agree, the matter will be submitted to an independent accounting firm for final resolution.  The amounts released from the escrow fund will be distributed first to the shareholders' agent to pay costs or expenses incurred by the shareholders' agent on behalf of the Med-i-Bank Security Holders and then will be distributed by the shareholders' agent to the Med-i-Bank Security Holders in proportion to their contributions to the escrow fund under the merger agreement.  Accordingly, the Med-i-Bank Security Holders’ interests in the escrow fund are not transferable.

Duties of Escrow Agent.  The escrow agent will have only the obligations and duties specifically provided in the escrow agreement.  The escrow agent is entitled to rely upon any document delivered to it pursuant to the escrow agreement and will not be liable for acting in good faith based on legal advice.  Metavante and the Med-i-Bank Security Holders will indemnify the escrow agent for any action taken or omitted pursuant to the escrow agreement, except as a result of the escrow agent's gross negligence or willful misconduct.  The sole source of any payment for the indemnification obligations of the Med-i-Bank Security Holders to the escrow agent will be the escrow fund.  The escrow agent may resign for any reason upon 30 days notice.  If the escrow agent resigns, Metavante and the shareholders' agent will appoint a successor to serve as escrow agent.  Upon the escrow agent's resignation, the escrow agent will deliver the escrow fund to the successor, and the escrow agent will be discharged from all obligations under the escrow agreement.

Fees and Expenses of Escrow Agent.  The escrow agent will be paid an initial acceptance fee and an annual fee, which covers the administration of the escrow fund.  The escrow agent is also entitled to reimbursement for any expenses incurred in performing its duties under the escrow agreement.  Such fees and expenses will be payable 50% by Metavante and 50% by the Med-i-Bank Security Holders.  The sole source of any payment of fees and expenses of the escrow agent by the Med-i-Bank Security Holders will be the escrow fund.

Termination.  The escrow agreement will terminate upon the distribution of the entire escrow fund.

Amendment.  The escrow agreement may be amended only if a written instrument is duly executed by Metavante, the shareholders' agent and the escrow agent.

Consent to Change of Control Arrangements

Med-i-Bank is required under the merger agreement to take any and all actions (including obtaining shareholder approval) necessary to cause Section 280G of the Internal Revenue Code not to limit the deductibility of any severance pay or other arrangements covering any employees of Med-i-Bank that are effective upon the consummation of the transactions contemplated in the merger agreement.  To comply with this requirement, Med-i-Bank would need to obtain the consent of at least 75% of the voting power of all outstanding stock entitled to vote immediately before the change in control (excluding outstanding shares owned directly or indirectly by disqualified individuals, as such term is defined in the Code).  Med-i-Bank has separately obtained the consent of the requisite number of shares, as described above, and is not seeking further consent of shareholders through this information statement/prospectus.

MARSHALL & ILSLEY CORPORATION

Description of Business

Marshall & Ilsley Corporation, incorporated in Wisconsin in 1959, is a registered bank holding company under the Bank Holding Company Act of 1956 and is certified as a financial holding company under the Gramm-Leach-Bliley Act of 1999.    As of March 31, 2005, we had consolidated total assets of approximately $41.6 billion and consolidated total deposits of approximately $25.7 billion, making us the largest bank holding company headquartered in Wisconsin.

Our principal assets are the stock of our bank and nonbank subsidiaries, which, as of March 31, 2005, included Metavante Corporation, five bank and trust subsidiaries and a number of companies engaged in businesses that the Federal Reserve Board has determined to be closely-related or incidental to the business of banking. We provide our subsidiaries with financial and managerial assistance in such areas as budgeting, tax planning, compliance assistance, asset and liability management, investment administration and portfolio planning, business development, advertising and human resources management.

Generally, we organize our business segments based on legal entities.  Each entity offers a variety or products and services to meet the needs of its customers and the particular market served.  Based on the way we organize our business, we have two reportable segments: Banking and Data Services (or Metavante).  Banking consists of accepting deposits, making loans and providing other services such as cash management, foreign exchange and correspondent banking to a variety of commercial and retail customers.  Data Services consists of providing data processing services, developing and selling software and providing consulting services to financial services companies, including our affiliates, as well as providing credit card merchant services.  Our primary other business segments include Trust Services, Mortgage Banking (residential and commercial), Capital Markets Group, Brokerage and Insurance Services, and Commercial Leasing.

Our bank and savings association subsidiaries provide a full range of banking services to individuals, businesses and governments throughout Wisconsin, and in the Phoenix and Tucson, Arizona metropolitan areas, Minneapolis, Minnesota and St. Louis Missouri metropolitan areas, Belleville, Illinois, Las Vegas, Nevada and Naples and Bonita Springs, Florida, as well as on the Internet. These subsidiaries offer retail, institutional, international, business and correspondent banking, investment and trust services through the operation of 195 banking offices in Wisconsin, 35 offices in Arizona, 13 offices in Minnesota, six offices in Missouri, two offices in Florida, one office in Illinois and one office in Nevada. Our bank and saving association subsidiaries hold a significant portion of their mortgage and investment portfolios indirectly through their ownership interests in direct and indirect subsidiaries. M&I Marshall & Ilsley Bank is M&I’s largest bank subsidiary, with consolidated assets as of March 31, 2005 of approximately $35.2 billion.

Metavante is a major supplier of financial and data processing services and software to banking, financial and related organizations. Metavante provides integrated products and services to financial services providers that enable them to initiate and process a broad range of financial transactions electronically, including through the Internet. Metavante’s integrated financial transaction processing, outsourcing, software and consulting products and services provide virtually all of the technology that a financial services provider needs to run its operations. As of December 31, 2004, Metavante had over 5,100 clients in the United States and abroad, including large banks, mid-tier and community banks, Internet banks and non-traditional financial services providers.

Our other nonbank subsidiaries operate a variety of bank-related businesses, including those providing investment management services, insurance services, trust services, equipment lease financing, commercial and residential mortgage banking, home equity financing, venture capital, brokerage services and financial advisory services. M&I Investment Management Corp. offers a full range of asset management services to our trust company subsidiaries, the Marshall Funds and other individual, business and institutional customers. Our trust company subsidiary provides trust and employee benefit plan services to customers throughout the United States with offices in Wisconsin, Arizona, Florida, Nevada, North Carolina and Illinois. M&I Equipment Finance Company leases a variety of equipment and machinery to large and small businesses. M&I Dealer Finance, Inc. provides retail vehicle lease financing. M&I Mortgage Corp. originates, purchases, sells and services residential mortgages. M&I Mortgage Reinsurance Corporation acts as a reinsurer of private mortgage insurance written in connection with residential mortgage loans originated in the M&I system. The Richter-Schroeder Company originates and services long-term commercial real estate loans for institutional investors. M&I Capital Markets Group L.L.C. and M&I Ventures L.L.C. provide venture capital, financial advisory and strategic planning services to customers, including assistance in connection with the private placement of securities, raising funds for expansion, leveraged buy-outs, divestitures, mergers and acquisitions and small business investment company transactions. M&I Brokerage Services, Inc., a broker-dealer registered with the National Association of Securities Dealers and the Securities and Exchange Commission, provides brokerage and other investment related services to a variety of retail and commercial customers. M&I Support Services Corp. operates an extensive multi-media customer service center that provides banking customers with 24-hour phone access to personal bankers and other customer services.

As a registered bank holding company, we are subject to regulation and examination by various state and federal governmental regulatory agencies.

Additional Information

Please see “Where You Can Find More Information” on page 62 if you would like to learn more about M&I.

MED-I-BANK, INC.

Description of Business

Med-i-Bank is one of the leading electronic payment services companies targeting the employee benefits sector.  Med-i-Bank’s solutions are currently utilized by over 190 third party administrators (“TPAs”) and health plans that collectively service over 15,000 employers and 1.3 million employee accounts.  Med-i-Bank’s proprietary payment and transaction processing system, called MBITIME, supports the authorization, settlement and substantiation of all transactions performed with Med-i-Bank’s nationally accepted debit card, the MBI Benefits Card, which allows employees to electronically access benefit accounts – Flexible Spending Accounts (“FSAs”), Health Reimbursement Arrangements (“HRAs”), Health Savings Accounts (“HSAs”), Dependent Care Accounts (“DCAs”) and transit/parking accounts – with a single card.  The MBI Benefits Card allows employees to pay for eligible expenses at pharmacies, physician and dental offices, vision service facilities and other health care-related businesses using tax-advantaged funds.  Med-i-Bank’s software platform is designed to permit the customer to electronically substantiate, or validate, that these payments are for eligible expenses in accordance with Internal Revenue Service guidelines.  The software also includes functionality that assists customers with those payments that cannot be electronically substantiated.

Med-i-Bank was founded in 1995 to develop and market an FSA debit card platform.  Med-i-Bank is headquartered in Waltham, MA and has approximately 70 employees.  Med-i-Bank is a privately-held Michigan corporation owned primarily by Wind Point Partners, Mesirow Capital Partners, management and employees.

Med-i-Bank’s TPA customers distribute the MBI Benefits Card to their employer customers. These employers are not Med-i-Bank customers, but are clients of Med-i-Bank’s TPA and health plan customers.  Most of Med-i-Bank’s contracts with its TPA customers are one-year evergreen contracts with tiered monthly account fees based on number of accounts.  Nearly all of Med-i-Bank’s customers use the MBI Benefits Card exclusively.  Med-i-Bank has been migrating to multi-year contracts and has recently secured a three-year contract through December 2007 with its largest customer and a two-year contract through November 2006 with its third largest customer.  Most contracts require notice of 180 days to terminate prior to contract end date.

Med-i-Bank’s proprietary platform, MBITIME, supports the authorization, settlement and substantiation of all transactions performed with the MBI Benefits Card.  MBITIME’s core functionality is (i) the maintenance of the account data that is used to authorize and settle transactions, and (ii) the substantiation that payments made with the MBI Benefits Card are for eligible expenses in accordance with IRS guidelines.  MBITIME also receives pharmacy data and medical claims data from pharmacy benefit managers and other third-party claims processors which are integrated into MBITIME’s transaction substantiation database.  MBITIME is accessed remotely, on an ASP basis, by Med-i-Bank’s TPA and health plan customers.

The MBI Benefits Card is a debit card issued by Med-i-Bank to the employees of employer clients of Med-i-Bank’s TPA and health plan customers.  Med-i-Bank issues the cards through sponsor banks that are members of the MasterCard® and Visa® card associations.  Over 85% of MBI Benefits Cards are MasterCard-branded cards issued in connection with Med-i-Bank’s sponsor bank agreement with KeyBank National Association.  The MBI Benefits Card offers greater efficiency, accuracy and cost savings than alternative manual methods of administering FSA programs.  The primary benefit of the MBI Benefits Card to Med-i-Bank’s TPA and health plan customers is an automated transaction substantiation process that greatly reduces paperwork and customer service demands.  Using the MBI Benefits Card, employees are able to pay for eligible expenses everywhere MasterCard® and/or Visa® are accepted without the reimbursement complexities associated with non-debit card-based payment and reimbursement methods.

Med-i-Bank employs a direct sales force that consists of five professionals.  The sales force is organized into geographic regions covering the West, Central, Northeast and Southeast United States, and is compensated with a mix of base salary, year-end commission and intra-year performance bonuses.

Med-i-Bank provides customer support for its TPA and health plan customers.  Med-i-Bank’s customers provide customer service to their employer and employee clients.  Med-i-Bank generally does not have any direct contact with the cardholder.  Customer support is responsible for providing day-to-day support to the TPA and health plan regarding business and basic technical issues.

Med-i-Bank offers three alternative modes of deploying the MBITIME system, which allows Med-i-Bank to interface with any customer’s system regardless of its existing infrastructure.  Many of Med-i-Bank’s TPA customers were administering FSA programs for their employer clients prior to adopting the MBI Benefits Card.  Most of these TPAs manage their FSA program with a system that they licensed from a third-party FSA administration software vendor.  In order to provide for easy integration into a TPA’s existing infrastructure, Med-i-Bank has developed interfaces to all of the leading third-party FSA administration software platforms.  Med-i-Bank currently has developed interfaces to the four leading FSA administration software vendors which represent a substantial majority of the market for FSA administration software.  For large TPAs that have developed their own in-house benefits administration software platform, Med-i-Bank develops a proprietary integration to the in-house platform so that the TPA can share information between MBITIME and their own system.  For customers that did not offer an FSA program to their employer clients prior to introducing the MBI Benefits Card, MBITIME is deployed as their primary FSA administration software platform.

Important business partners to Med-i-Bank include Genpass Technologies, LLC., which provides debit card transaction switching and routing services and links to the MasterCard, Visa and American Express networks and KeyBank, which provides Med-i-Bank with a credit line to ensure that Med-i-Bank has sufficient funds to settle its transactions.

Med-i-Bank’s primary technology assets are the MBITIME system and the interfaces between MBITIME and Genpass’ debit switching platform, an ACI BASE24 system licensed by Genpass.  Both versions of MBITIME, the interfaces to the debit switching platform and all processes and business logic related to processing a Med-i-Bank transaction are owned by Med-i-Bank.  Med-i-Bank has also filed a patent related to its system and method of distributing payments between multiple accounts.  Med-i-Bank has filed trademark applications for the Med-i-Bank name, the Med-i-Bank logo, “MBI” and the phrase “Powered by MBI”.

The newest version of MBITIME is based on the Microsoft Windows operating system and was developed in .NET and web services The MBITIME database is an SQL Server 2000.  Current capacity has been benchmarked to process for up to 1.6 million accounts.  Capacity can be increased through the addition of server clusters.

Med-i-Bank’s fiscal year ends January 31.  Med-i-Bank’s primary sources of revenue are monthly account fees and interchange revenue which represented 51% and 43% of total revenue in FY 2005, respectively.  Monthly account fees are fees charged to TPAs on a per employee per month (PEPM) basis, based on the TPA’s number of MBI Benefits Card accounts.  Med-i-Bank’s standard pricing methodology is a tiered pricing schedule.  Med-i-Bank earns interchange revenue equal to a percentage of all purchases made with the MBI Benefits Card.  Med-i-Bank also recognizes revenue for integration and training of new customers, from sales of custom products to customers, for special card handling requests (e.g., expedited issuance, overnight delivery) and for providing third party data for use in electronic substantiation of transactions.

The largest components of variable costs are card association fees, network processing fees and card costs, which together represented approximately 68% of Med-i-Bank’s total variable costs in FY 2005 and is expected to represent approximately 75% of total variable costs in FY 2006.

Med-i-Bank’s principal executive offices are at 400-2 Totten Pond Road, Waltham, Massachusetts 02451.  The telephone number of its principal executive offices is (888) 852-6224.  Med-i-Bank leases its primary facility.

Security Ownership of Certain Beneficial Owners and Management of Med-i-Bank

The following table sets forth information regarding the beneficial ownership of Med-i-Bank’s common stock and each outstanding series of its preferred stock as of May 10, 2005 by:

•

each of Med-i-Bank’s directors and executive officers;

•

all directors and executive officers of Med-i-Bank as a group, and

•

each person known by Med-i-Bank to own beneficially more than 5% of the Med-i-Bank common stock or preferred stock.

The foregoing information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock as of any date includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power as of such date and also any shares as to which a person has the right to acquire such voting or investment power as of or within 60 days after such date through the exercise of any stock option, warrant or other right, without regard to whether such right expires before the end of such 60-day period or continues thereafter.  If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be the beneficial owners of such securities.  Information with respect to persons other than the holders listed in the tables below that share beneficial ownership with respect to the securities shown is set forth following the table.  Ownership of options or warrants to purchase any class of Med-i-Bank stock is represented in the table below as beneficial ownership of the number of shares of such class of Med-i-Bank stock, regardless of the original vesting period of those options or warrants, because the vesting of such options and warrants is being accelerated in connection with the merger.

As of May 10, 2005, there were outstanding 1,778,130 shares of Med-i-Bank common stock; 169,306 shares of Med-i-Bank Series B preferred stock; 42,500 shares of Med-i-Bank Series C preferred stock; and 77,500 shares of Med-i-Bank Series D preferred stock. Shares of the Med-i-Bank preferred stock are convertible at any time at the holder’s option into shares of the common stock according to a formula specified in the certificate of designation for the relevant series of preferred stock.  The beneficial ownership of the Med-i-Bank common stock reflected below therefore includes the common stock into which each holder’s relevant series of preferred stock may be converted.  Except as otherwise indicated, the address of each of the directors, executive officers and beneficial owners of five percent or more of any class of Med-i-Bank voting securities listed below is 400-2 Totten Pond Road, Waltham, Massachusetts 02451.

	Class A Common Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock
Name of Beneficial Owner	Number of Shares	Percentage of Class (%)	Number of Shares	Percentage of Class (%)	Number of Shares	Percentage of Class (%)	Number of Shares	Percentage of Class (%)
Wind Point Investors LLC (1) One Towne Square Suite 780 Southfield, MI 48076	6,791,369	81.0	153,908	90.9	--	--	53,999	69.7
Mesirow Financial Services, Inc. (2) 220 Park Street Suite 350 Birmingham, MI 48009	2,013,604	53.1	--	--	40,000	94.1%	16,649	21.5
Directors and Executive Officers:
Robert L. Natt (3)	710,536	37.7	--	--	2,500	5.9%	891	1.2
Victoria J. Nipple (4)	240,317	13.4	479	*	--	--	171	*
Squire R. Butler (5)	167,918	9.2	--	--	--	--	--	--
Steven R. Wasserman (6)	121,800	6.7	--	--	--	--	--	--
Thomas Torre (7)	101,500	5.6	--	--	--	--	--	--
Irvin J. Steltz (8)	100,000	5.3	--	--	--	--	--	--
E. Miles Kilburn (9)	94,309	5.1	48	*	--	--	2,291	3.0
Robert P. Nault (10)	75,000	4.1	--	--	--	--	--	--
Charles K. Hagedorn (11)	74,534	4.2	250	*	--	--	89	*
Robert H. Marcin (12)	66,201	3.7	410	*	--	--	100	*
Edgardo Mercadante (13)	23,050	1.3	96	*	--	--	--	--
James E. Forrest (14)	6,791,369	81.0	153,908	90.9	--	--	53,999	69.7
Michael Nelson (15)	--	--	--	--	--	--	--	--
Joshua Daitch (16)	--	--	--	--	--	--	--	--
All directors and executive officers as a group (14 persons)	8,566,534	96.1	155,191	91.7	2,500	5.9	57,541	74.3

* Indicates less than one percent (1%).

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner, and the columns reflecting the percentage ownership of the class of common stock may total significantly more than 100%. Except as otherwise indicated below and under applicable community property laws, Med-i-Bank has been informed that the beneficial owners of the securities listed below have sole voting and investment power with respect to the shares shown.

(1)  The securities shown as beneficially owned by Wind Point Investors LLC (or “WPLLC”) include the following:  184,556 shares of common stock held directly by Wind Point Partners III, L.P. (or “WPIII”); 1,691 shares of common stock held directly by Wind Point III Executive Advisory Partners, L.P. (or “WP3EA”); 4,851,440 shares of common stock issuable upon conversion of 152,707 shares of Series B preferred stock held by WPIII; 38,155 shares of common stock issuable upon conversion of 1,201 shares of Series B preferred stock held by WP3EA; and 1,715,527 shares of common stock issuable upon conversion of 53,999 shares of Series D preferred stock held by WPIII.  WPLLC is the general partner of both WPIII and WP3EA and may be deemed to have beneficial ownership of the securities held by WPIII and WP3EA.  There are five managing members of WPLLC: Robert L. Cummings, Richard R. Kracum, James E. Forrest, James P. TenBroek and Jeffrey A. Gonyo.  Each of the managing members and WPLLC disclaim beneficial ownership of the shares held by WPIII and WP3EA except to the extent of their pecuniary interest therein.  Mr. Forrest is a director of Med-i-Bank.  Mr. Michael Nelson, another director of Med-i-Bank, is also affiliated with Wind Point.

(2)  The securities shown as beneficially owned by Mesirow Financial Services, Inc. (or “MFS”) include the following:  755,090 shares of common stock held directly by Mesirow Capital Partners VII, L.P. (or “MC7”); 1,258,514 shares of common stock held directly by Mesirow Capital Partners VIII, L.P. (or “MC8”); 80,208 shares of common stock issuable upon the exercise of warrants held by MC7; 133,680 shares of common stock issuable upon the exercise of warrants held by MC8; 476,544 shares of common stock issuable upon conversion of 15,000 shares of Series C preferred stock held by MC7; 794,240 shares of common stock issuable upon conversion of 25,000 shares of Series C preferred stock held by MC8; 198,338 shares of common stock issuable upon conversion of 6,243 shares of Series D preferred stock held by MC7; and 330,594 shares of common stock issuable upon conversion of 10,406 shares of Series D preferred stock held by MC8.  MFS is the general partner of each of MC7 and MC8, and this may be deemed to have beneficial ownership of the securities held by MC7 and MC8.  MFS is the wholly-owned subsidiary of Mesirow Financial Holdings, Inc. (or “MFH”).  Each of MFS and MFH disclaims beneficial ownership of the securities held by MC7 and MC8 except to the extent of their pecuniary interest therein.  Mr. Joshua Daitch, a member of the Med-i-Bank board of directors, is affiliated with MFS.

(3)  The securities shown as beneficially owned by Robert L. Natt include the following: 602,806 shares of common stock held directly; 79,424 shares of common stock issuable upon conversion of 2,500 shares of Series C preferred stock held directly by Mr. Natt; 21,317 shares of common stock issuable upon conversion of 671 shares of Series D preferred stock held directly by Mr. Natt; and 6,989 shares of common stock issuable upon conversion of 220 shares of Series D preferred stock held by Mr. Natt’s two children.  Mr. Natt disclaims beneficial ownership of the shares held by his children.

(4)  The securities shown as beneficially owned by Victoria J. Nipple include the following: 219,668 shares of common stock held directly by Ms. Nipple; 15,217 shares of common stock issuable upon conversion of 479 shares of Series B preferred stock; and 5,432 shares of common stock issuable upon conversion of 171 shares of Series D preferred stock.

(5)  The shares of common stock shown as beneficially owned by Squire R. Butler include 124,118 shares of common stock held directly by Mr. Butler and 43,800 shares of common stock that Mr. Butler has the right to purchase within 60 days pursuant to the exercise of stock options.

(6)  The shares of common stock shown as beneficially owned by Steven R. Wasserman include 90,000 shares of common stock held directly by Mr. Wasserman and 31,800 shares of common stock that Mr. Wasserman has the right to purchase within 60 days pursuant to the exercise of stock options.

(7)  The shares of common stock shown as beneficially owned by Thomas Torre include 75,000 shares of common stock held directly by Mr. Torre and 26,500 shares of common stock that Mr. Torre has the right to purchase within 60 days pursuant to the exercise of stock options.

(8)  The shares of common stock shown as beneficially owned by Irvin Steltz include 100,000 shares of common stock that Mr. Steltz has the right to purchase within 60 days pursuant to the exercise of stock options.

(9)  The securities shown as beneficially owned by E. Miles Kilburn include the following: 20,000 shares of common stock held directly by Mr. Kilburn; 1,525 shares of common stock issuable upon conversion of 48 shares of Series B preferred stock; and 72,784 shares of common stock issuable upon conversion of 2,291 shares of Series D preferred stock.

(10)  The shares of common stock shown as beneficially owned by Robert P. Nault include 75,000 shares of common stock that Mr. Nault has the right to purchase within 60 days pursuant to the exercise of stock options.

(11)  The securities shown as beneficially owned by Charles K. Hagedorn include the following: 63,765 shares of common stock held directly by Mr. Hagedorn; 7,942 shares of common stock issuable upon conversion of 250 shares of Series B preferred stock; and 2,827 shares of common stock issuable upon conversion of 89 shares of Series D preferred stock.

(12)  The securities shown as beneficially owned by Robert H. Marcin include the following: 30,000 shares of common stock held directly by Mr. Marcin; 20,000 shares of common stock which Mr. Marcin has the right to purchase pursuant to the exercise of stock options; 13,025 shares of common stock issuable upon conversion of 410 shares of Series B preferred stock; and 3,176 shares of common stock issuable upon conversion of 100 shares of Series D preferred stock.

(13)  The securities shown as beneficially owned by Edgardo Mercadente include the following: 20,000 shares of common stock held directly by Mr. Mercadente and 3,050 shares of common stock issuable upon conversion of 96 shares of Series B preferred stock.

(14)  The securities shown as beneficially owned by James E. Forrest are the same securities which are shown as being beneficially owned by Wind Point Investors LLC above.  As a managing member of WPLLC, Mr. Forrest has shared voting and investment power with the other managing members of WPLLC named above.

(15)  Michael Nelson is affiliated with WPLLC but does not have or share voting or investment power with respect to the shares held of record by WPIII or WP3EA.

(16)  Joshua Daitch is affiliated with Mesirow Financial Services, Inc. but does not have or share voting or investment power with respect to the shares held of record by MC7 or MC8.

COMPARATIVE RIGHTS OF SHAREHOLDERS

The rights of Med-i-Bank shareholders are currently governed by the Michigan Business Corporation Act (the “MBCA”), Med-i-Bank’s restated articles of incorporation and Med-i-Bank’s amended and restated bylaws. At the time of the merger, Med-i-Bank Security Holders will become our common shareholders and their rights will be determined by the Wisconsin Business Corporation Law (the “WBCL”), our amended and restated articles of incorporation and our bylaws. The following is a summary of the material differences between the rights of Med-i-Bank common shareholders and the rights of our common shareholders. It is not a complete statement of the provisions affecting and the differences between the rights of Med-i-Bank common shareholders and those of our common shareholders. The summary is qualified in its entirety by reference to the MBCA, the WBCL, Med-i-Bank’s restated articles of incorporation and amended and restated bylaws, and our amended and restated articles of incorporation and bylaws.

Authorized Capital Stock

Med-i-Bank	M&I

Authorized:

12,650,000 shares of Class A Common Stock, 200,000 shares of Series B Convertible Preferred Stock, 50,000 shares of Series C Participating Preferred Stock and 77,500 shares of Series D Participating Preferred Stock.

Authorized: 700,000,000 shares of common stock. 5,000,000 shares of preferred stock, of which 2,000,000 shares are designated as Series A Convertible Preferred Stock.

Outstanding as of March 31, 2005:

1,778,130 shares of Class A Common Stock;

169,306 shares of Series B Convertible Preferred Stock; 42,500 shares of Series C Participating Preferred Stock; 77,500 shares of Series D Participating Preferred Stock;

Outstanding as of April 30, 2005: 228,957,293 shares of common stock.

Size of Board of Directors

Med-i-Bank	M&I

Med-i-Bank’s bylaws provide that the number of directors shall be fixed by resolution of the board of directors, but shall not be less than four or more than eight.  By resolution of the Med-i-Bank board of directors, there are currently seven members on the Med-i-Bank board.

Our articles of incorporation provide that the number of directors constituting the board of directors shall be fixed by a majority vote of the board of directors, but shall not be less than three. By resolution of our board of directors, there are currently 18 members on our board.

Cumulative Voting

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees. The candidates, up to the number of directors to be elected, receiving the highest number of votes are elected.

Med-i-Bank	M&I

Under the MBCA, the articles of incorporation may provide for cumulative voting for directors. Med-i-Bank’s articles of incorporation do not provide for cumulative voting.

Under the WBCL, shareholders do not have the right to cumulate their votes for directors, unless the articles of incorporation provide for cumulative voting. Our articles of incorporation do not provide for cumulative voting.

Class of Directors

Med-i-Bank	M&I

The MBCA provides that directors of a Michigan corporation may be divided into two or three classes as provided in the articles or a bylaw adopted by the shareholders or the incorporators. Neither the articles nor the bylaws of Med-i-Bank provide for a classified board.

The WBCL provides that directors of a Wisconsin corporation may be divided into two or three classes if provided by the articles of incorporation. Our board of directors is divided into three classes and each director serves for a three-year term or until his or her successor is elected and qualified.

Qualifications of Directors

Med-i-Bank	M&I

The MBCA provides that a director need not be a shareholder of the corporation unless the articles or bylaws so require and the articles or bylaws may prescribe qualifications for directors.  Med-i-Bank’s bylaws do not specify any qualifications for directors.

Under the WBCL, a director is not required to be a resident of the state of Wisconsin or a shareholder of the corporation. Our bylaws provide that our directors do not need to be residents of Wisconsin or our shareholders, but that no person is eligible for election to the board after the age of 72, unless this limitation is waived by the board.

Filling Vacancies on the Board

Med-i-Bank	M&I

The MBCA provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors it may be filled by any of the following, (i) the shareholders (ii) the board of directors; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. Unless otherwise provided in the articles, if the holders of any class or classes of stock or series are entitled to elect one or more directors to the exclusion of other shareholders, vacancies of that class or classes or series may be filled only by one of the following: (x) by a majority of the directors elected by the holders of that class or classes or series then in office, whether or not those directors constitute a quorum of the board; or (y) by the holders of shares of that class or classes of shares, or series. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs but the newly elected or appointed director may not take office until the vacancy occurs. Med-i-Bank’s bylaws provide that any vacancy may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum, for a term of office continuing only until the next election of directors by the shareholders.

The WBCL provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors it may be filled by any of the following, (i) the shareholders; (ii) the board of directors; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, the directors, by an affirmative vote of the majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by shareholders. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director will not take office until that vacancy occurs.  M&I’s bylaws provide that any vacancy in the board for whatever reason, may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum, or by a sole remaining director, for the remaining term of the directors of the class to which he has been elected and until his successor shall be elected and shall qualify.

Removal of Directors

Med-i-Bank	M&I

Under the MBCA, shareholders of a corporation may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The vote for removal shall be by a majority of shares entitled to vote at an election of directors except that the articles may require a higher vote for removal without cause. If holders of a class or series of stock or of bonds are entitled by the articles to elect one or more directors, the removal of a director so elected shall be based on the vote of the holders of the outstanding shares of that class or series of stock or the holders of those bonds. Med-i-Bank’s bylaws provide that a director may be removed from office for any reason by the vote of the holders of a majority of the capital stock then outstanding and entitled to vote at a special meeting of the shareholders called for that purpose.

Under the WBCL, shareholders of a corporation may remove a director with or without cause, unless the corporation’s articles of incorporation or bylaws provide that a director may only be removed for cause. A director may be removed by the shareholders only at a special meeting called for such purpose.  Our articles of incorporation provide that a director may only be removed for cause and by an affirmative vote of two-thirds of the outstanding shares entitled to vote at a meeting of shareholders called for such purpose. “Cause” means solely malfeasance arising from the performance of a director’s duties which has a material adverse effect on our business. Directors, if any, elected by the holders of our preferred stock may only be removed in accordance with the terms of the preferred stock.

Nomination of Directors for Election

Med-i-Bank	M&I

No procedure is set forth under Med-i-Bank’s articles of incorporation or bylaws for the nomination of directors for election.

Our bylaws provide that if a shareholder wishes to nominate a person for election as a director, then the shareholder must give timely notice of the nomination to M&I. In order to be timely, a notice must be received by us not less than 90 days before the anniversary date of the annual meeting of shareholders in the immediately preceding year.

Notices given by shareholders must be in writing and contain information regarding the nominee to the board of directors, the shareholder bringing the nomination and other information specified in our bylaws.

Anti-Takeover Provisions

Med-i-Bank	M&I

The MBCA contains anti-takeover provisions that prevent a person from engaging in specified transactions with the corporation or from taking specific actions after that person has acquired a significant portion of the corporation’s shares.  These protections fall into two categories:

•

the business combination statute, which regulates specified types of transactions with interested shareholders;

•

the control share statute, which regulates the voting power of shares held by specified large shareholders.

The following section summarizes each of these statutes.

Business combination statute.  The MBCA provides that mergers and other defined business combinations between covered Michigan business corporations or their subsidiaries and an interested shareholder or an affiliate thereof can be consummated only if approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of the votes of each such class of stock other than voting shares beneficially owned by the interested shareholder or an affiliate or associate thereof, unless five years have elapsed since the person involved became an interested shareholder and unless certain fair price and other conditions are satisfied.  An interested shareholder is a person who, directly or indirectly, is the beneficial owner of at least 10 percent or more of a class of the corporation’s outstanding voting stock or is an affiliate of the corporation and met the 10 percent beneficial ownership threshold within the past two years.

The supermajority voting requirements do not apply where the board of directors has approved the transaction with respect to a particular interested shareholder or its existing or future affiliates prior to the interested shareholder becoming an interested shareholder.

Control Share Acquisition Statute. The MBCA provides that anyone who acquires “control shares” may vote the control shares on any matter only if a majority of all shares, and of all non-“interested shares,” entitled to vote and a majority of all non-“interested” shares of each class or series of stock entitled to vote as a class or series, approve such voting rights.

•

“Interested shares” are defined generally as  shares that are owned by officers of the corporation, employee directors of the corporation and the entity making the control share acquisition.

•

“Control shares” are defined generally as shares that, when added to shares already owned by a person, would give the person voting power in the election of directors at or above any of three thresholds: one-fifth, one-third and a majority of all voting power.

The effect of the statute is to condition the acquisition of voting control of a Michigan corporation on the approval of a majority of its pre-existing disinterested shareholders.

A Michigan corporation also has the right to redeem “control shares” under limited circumstances so long as the redemption is authorized by the corporation’s articles of incorporation or bylaws before a control share acquisition has occurred.

A corporation may opt out of the control share provisions at any time prior to a control share acquisition by so stating in its articles of incorporation or bylaws.

The MBCA excludes from the scope of the business combination statute (unless the articles of incorporation provide otherwise) those domestic corporations having fewer than 100 beneficial owners of stock.  The MBCA similarly excludes corporations with fewer than 100 shareholders of record from the scope of the control share statute.  As a result, Med-i-Bank would currently not be subject to either the business combination statute or the control share statute.

The WBCL protects domestic corporations from hostile takeovers and abusive takeover tactics by preventing a person from engaging in specified transactions with the corporation or from taking specific actions after that person has acquired a significant portion of the corporation’s shares. These protections fall into three categories:

•

the business combination statute, which regulates specified types of transactions with interested shareholders;

•

the fair price statute, which regulates the price at which large shareholders may acquire the  remaining shares of the corporation; and

•

the control share statute, which regulates the voting power of shares held by specified large shareholders.

The following section summarizes each of these statutes.

Business combination statute.   Wisconsin corporate law prohibits business combinations between some Wisconsin corporations, including us, and a person who is an interested shareholder. This prohibition lasts for three years after the date on which that person became an interested shareholder. Business combinations include mergers, share exchanges, sales of assets, liquidations, dissolutions, and specified types of stock transactions and stock issuances. An interested shareholder is a person who owns at least 10 percent of a corporation’s outstanding shares or who is an affiliate or associate of the corporation and owned at least 10 percent of the corporation’s outstanding shares at any time within the prior three-year period. The prohibition on business combinations does not apply if the corporation’s board of directors approves either the business combination or the share acquisition that caused the person to be designated as an interested shareholder. The board of directors approval must be given before the date on which a person becomes an interested shareholder. The prohibition on business combinations continues after the initial three-year period unless:

•

the corporation’s board of directors approved the share acquisition that caused the interested shareholder to be designated as an interested shareholder;

•

a majority of the corporation’s shareholders, excluding the interested shareholder, approve the business combination;

•

the interested shareholder pays a fair price, as defined in the statute, for the shares it acquires in the business combination; or

•

the business combination is specifically excluded from the prohibition on business combinations.

The business combination statutes do not apply to the merger, because the merger is not a business combination with an interested shareholder within the meaning of the business combination statutes.

Fair price statute.   Wisconsin corporate law requires that business combinations between some Wisconsin corporations, including M&I, and a person designated as a significant shareholder must be approved by 80 percent of all of the corporation’s shareholders and two-thirds of all of the corporation’s shareholders other than the significant shareholder. This requirement does not apply if the corporation’s shareholders receive a fair price, as defined in the statute, for their shares from the significant shareholder in the business combination. A significant shareholder is a person who owns 10 percent or more of the corporation’s outstanding shares or who is an affiliate of the corporation and owned at least 10 percent of the corporation’s outstanding shares at any time within the prior two-year period.

The fair price statutes do not apply to the merger, because the merger is not a business combination with a significant shareholder within the meaning of the fair price statutes.

Control share statute.   Under the WBCL, if a person holds more than 20 percent of the outstanding shares of some Wisconsin corporations, including us, then the voting power of the shares held by that person in excess of 20 percent of the corporation’s outstanding shares is reduced to 10 percent of the voting power the excess shares would otherwise have had. The full voting power of the excess shares may be restored by a vote of a majority of the corporation’s shares. The person seeking restoration of full voting power may vote on this resolution.

In addition to any other approvals required by law and by the articles of incorporation and bylaws, our articles of incorporation require that business combinations between us and an interested shareholder be approved by:

•

the holders of 80 percent of our shares; or

•

the holders of two-thirds of M&I’s shares, other than the interested shareholder.

This requirement does not apply if a business combination with an interested shareholder is approved by a majority of disinterested directors or the shareholders receive a fair price, as defined in the articles of incorporation, for their shares and certain other conditions are satisfied.

Business combinations under our articles of incorporation generally include mergers, consolidations, sales of $25,000,000 or more in assets, the issuance or transfer of $25,000,000 or more in securities, liquidations, dissolutions, and reclassifications, recapitalizations and other transactions that have the effect of increasing the proportionate ownership interest of an interested shareholder. An interested shareholder is a person who owns at least 10 percent of our shares or who is an affiliate or associate of us and owned at least 10 percent of our shares at any time within the prior two-year period. A disinterested director means a director who is not affiliated with the interested shareholder and who was either a director before the person became an interested shareholder or was elected or recommended for election by a majority of disinterested directors.

This transaction does not involve a business combination with an interested shareholder as those terms are defined above. As a result, the requirements set forth in the anti-takeover provisions described in this section do not apply to this transaction.

Shareholder Rights Plan

Med-i-Bank	M&I

Med-i-Bank does not have a shareholder rights plan.	We do not have a shareholder rights plan.

Shareholders’ Meeting

Med-i-Bank	M&I

Annual and Special Meetings.  Under the MBCA, an annual meeting of shareholders for election of directors and for such other business as may come before the meeting shall be held at a time as provided in the bylaws, unless such action is taken by written consent. Med-i-Bank’s bylaws provide for an annual meeting to be held on such date and at such time as designated by the board of directors.

Place of Meeting.   Med-i-Bank’s bylaws provide that the annual meeting of shareholders may be held at any place either within or without Michigan as designated by the board of directors.

Attendance and Voting.   Shareholders entitled to vote at a meeting may attend and vote at the meeting in person or by proxy. Under Med-i-Bank’s bylaws, a shareholder may appoint a proxy by instrument in writing or by electronic means (telephone or internet), signed, or identified by the shareholder’s identification number or other unique identifier, as applicable, by such shareholder or such shareholder’s agent.  Med-i-Bank’s bylaws provide that each outstanding share of capital stock is entitled to one vote on each matter submitted to vote, except as otherwise provided in the corporation’s articles of incorporation (see below).

Med-i-Bank’s articles of incorporation provide that the holders of preferred stock shall be entitled to vote with the holders of the Class A common stock as a single class on all matters submitted to a vote of shareholders of Med-i-Bank.  Each holder of preferred stock shall be entitled to that number of votes equal to (i) the largest number of full shares of Class A common stock into which all shares of preferred stock held of record by such holder could then be converted to pursuant to Med-i-Bank’s articles of incorporation at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is first executed and (ii) the largest number of full shares of Class A common stock issuable upon exercise of Series C warrants (as defined in the articles of incorporation).  The holders of shares of preferred stock shall be entitled to notice of any shareholders’ meeting in accordance with the bylaws of Med-i-Bank.

Quorum.   Under Med-i-Bank’s bylaws, the holders of a majority of the outstanding stock entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum for all purposes.  The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Annual and Special Meetings.   Under the WBCL, a corporation must hold an annual meeting at a time specified in its bylaws and may hold special meetings.  Our bylaws provide for an annual meeting to be held on the fourth Tuesday of April of each year, or on a different date determined by the board of directors.

Place of Meeting.   Our bylaws provide that the annual meeting of shareholders shall be held either at our principal office in Milwaukee, Wisconsin, or at another place selected by M&I’s board of directors.

Attendance and Voting.   Shareholders entitled to vote at a meeting may attend and vote at the meeting in person or by proxy. A shareholder may appoint a proxy in writing or by transmitting or authorizing the transmission of an electronic transmission of the appointment including over the internet or by telephone, fax or telegram. Each share of our common stock is entitled to one vote.

Quorum.   Under our bylaws, the presence in person or by proxy of the holders of record of a majority of the shares entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.

Shareholder Action Without a Meeting

Med-i-Bank	M&I

Consistent with the MBCA, Med-i-Bank’s articles of incorporation provide that any action required or permitted by the MBCA to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the shareholder who signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation.

Under the WBCL, shareholders may take action required or permitted to be taken at a meeting without a meeting if a written consent is signed by all of the corporation’s shareholders entitled to vote on the action, unless the corporation’s articles of incorporation provide otherwise. Our articles of incorporation do not provide otherwise.

Calling Special Meetings of Shareholders

Med-i-Bank	M&I

Under the MBCA a special meeting of shareholders may be called by the board, or by officers, directors or shareholders as provided in the bylaws. Notwithstanding any such provision, upon application of the holders of not less than 10% of all the shares entitled to vote at a meeting, the circuit court of the county in which the principal place of business or registered office is located, for good cause shown, may order a special meeting of shareholders to be called and held at such time and place, upon such notice and for the transaction of such business as may be designated in the order. The bylaws of Med-i-Bank provide that a special meeting of shareholders may be called by the Chairman of the Board, the President and Chief Executive Officer, the Board of Directors or at the request of shareholders owning a majority of the issued and outstanding shares of Series C Participating Preferred Stock.

Under Wisconsin corporate law, a special meeting of shareholders may be called by the board of directors, by any person authorized by the articles of incorporation or bylaws to call a special meeting or upon the written demand of the holders of 10 percent of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Our bylaws provide that a special meeting of the shareholders may be called only by the chief executive officer or the president pursuant to a resolution approved by at least three-quarters of the board, except as otherwise provided by the WBCL.

Submission of Shareholder Proposals

Med-i-Bank	M&I

The Med-i-Bank bylaws do not set forth any specific procedures to be followed by a shareholder who wishes to bring business before the annual meeting.

Our bylaws provide that if a shareholder wishes to bring business before a meeting, then the shareholder must give timely notice of the business to us. In order to be timely, a notice must:

•

be received by us not less than 90 days before the anniversary date of the annual meeting of shareholders in the immediately preceding year; and

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contain specified information, including a description of the business to be brought before the meeting and information about the shareholder making the proposal.

Notices given by shareholders must be in writing.

Notice of Shareholder Meetings

Med-i-Bank	M&I

The MBCA generally provides that, written notice of the time, place if any, and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting. Notice may be given personally, by mail, or by electronic transmission. If a shareholder or proxy holder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be included in the notice. Med-i-Bank’s bylaws provide that written notice of time, place and purposes of a shareholders’ meeting shall be given not less than 10 nor more than 60 days before the meeting date, either personally or by mail, to each shareholder of record entitled to vote at the meeting.  If mailed, the notice shall be deemed to be given when deposited in the United States mail, postage pre-paid, addressed to the shareholder at his or her address as it appears on the corporation’s stock transfer books.

Under the WBCL, a Wisconsin corporation must notify its shareholders of an annual or special meeting not less than 10 nor more than 60 days before the meeting, unless the corporation’s articles of incorporation or bylaws provide otherwise. Our bylaws provide that notice of an annual meeting or a special meeting must be delivered not less than 10 nor more than 60 days before the date of the meeting. Our bylaws require that notice of a meeting must state the place, date and time of the meeting and that notice of a special meeting must also state the purpose or purposes for which the meeting is called. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other forms of wire or wireless communication, by mail or private carrier, or by electronic transmission.

Shareholder Vote Required for Mergers

Med-i-Bank	M&I

Under the MBCA, a merger to which a Michigan corporation is a party must generally be approved by vote of the shareholders.  A merger is generally approved if it receives the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote on the plan, and if a class or series is entitled to vote on the plan as a class, the affirmative vote of the holders of a majority of the outstanding shares of the class or series.

Approval of this merger will require an affirmative vote by the holders of at least a majority of the common and preferred shares voting together as a single class, on an as-converted basis, as well as at least a majority of the holders of each series of preferred stock voting as a separate class.

The WBCL provides that a merger to which a Wisconsin corporation is a party must be approved by the affirmative vote of the holders of a majority of the shares entitled to vote on the merger and the affirmative vote of the holders of a majority of the shares of each class or series entitled to vote separately on the merger, if any.

Approval of a plan of merger by the shareholders of the surviving corporation is not required if:

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the articles of incorporation of the surviving corporation will not differ, except for limited changes;

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the number of shares and the rights and preferences of the shares held by the surviving corporation’s shareholders prior to the merger will not change immediately after the merger; and

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the number of shares of stock of the surviving corporation outstanding immediately after the merger plus the number of shares issuable as a result of the merger will not be greater than 20 percent of the total number of shares of stock of the surviving corporation outstanding immediately before the merger.

Because each of the requirements above is met, the approval of the merger by our shareholders is not required.

Dividends

Med-i-Bank	M&I

A Michigan corporation may not make a distribution if either:

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after giving it effect, the corporation would not be able to pay its debts as the debts become due in the usual course of business; or

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the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Med-i-Bank’s articles of incorporation provide that the board may declare, and the company may pay, dividends to the holders of Series B, C, and D preferred stock and upon the Class A common stock.  The holders of junior securities, including Class A common stock, shall not be entitled to receive any dividends until the holders of preferred stock have received their entire preferred stock liquidation payments or there are no shares of preferred stock outstanding and the holders of preferred stock are paid the full amount of the accrued or declared but unpaid dividends on the preferred stock.

Under the WBCL, distributions are paid at the discretion of the board of directors of a Wisconsin corporation. The board may authorize, and the corporation may make distributions to its shareholders, including in connection with the repurchase of the corporation’s shares, in amounts determined by the board, unless:

•

after the distribution the corporation would not be able to pay its debts as they become due in the usual course of business; or

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the corporation’s total assets after the distribution would be less than the sum of its total liabilities, plus, unless the articles of incorporation provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of distribution.

Dissenters’ Rights

Med-i-Bank	M&I

       The MBCA provides that a shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

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consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by the MBCA or the articles of incorporation and the shareholder is entitled to vote on the merger;

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consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

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consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution but not including a sale pursuant to court order;

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an amendment of the articles of incorporation or a transaction giving rise to a right to dissent under the MBCA; or

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any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders. A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if both of the following apply:

He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

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He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

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Unless otherwise provided in the articles of incorporation, bylaws, or a resolution of the board, a shareholder’s right to dissent is conditioned or limited as follows:

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A shareholder entitled to dissent and obtain payment for his or her shares may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

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A shareholder may not dissent from a merger in which he or she receives cash or shares that are listed on a national securities exchange or designated as a national market system security by the NASD, or both.

Under the WBCL, a shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of specified mergers, share exchanges and transactions involving the sale of all or substantially all of the corporation’s property other than in the usual and regular course of business. However, dissenters’ rights generally are not available to holders of shares, such as our common stock, that are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotations System, unless the transaction is a business combination involving a significant shareholder or the corporation’s articles of incorporation provide otherwise.

Because our shareholders do not have the right to vote on the merger, our shareholders do not have dissenters’ rights with respect to the merger under Wisconsin corporate law. Our articles of incorporation do not otherwise provide for dissenters’ rights with respect to the merger.

Shareholder Preemptive Rights

Med-i-Bank	M&I

Under the MBCA, the shareholders of a corporation do not have a preemptive right to acquire the corporation's unissued shares except to the extent provided in the articles of incorporation or by agreement between the corporation and one or more shareholders. Med-i-Bank’s articles of incorporation do not provide preemptive rights to any shareholder, nor is Med-i-Bank a party to any agreement providing preemptive rights.

Under the WBCL, subject to specified limitations, holders of shares of a class authorized before 1991 have preemptive rights to acquire a corporation’s unissued shares or other securities convertible into unissued shares, unless the articles of incorporation provide otherwise. Our articles of incorporation provide that no holder of its capital stock has or will have any preemptive rights.

Shareholder Class Voting Rights

Med-i-Bank	M&I

The MBCA provides that the articles of incorporation may provide that a class of shares, or any series thereof, shall vote as a class to authorize any action, including amendment to the articles. Such voting as a class shall be in addition to any other vote required by the MBCA. Where voting as a class or series is provided in the articles, it shall be by the proportionate vote provided in the articles or, if a proportionate vote is not so provided, then for any action other than the election of directors, by a majority of the votes cast by the holders of shares of such class or series entitled to vote thereon. Where voting as a class or series is required by this act to authorize an action, the action shall be authorized by a majority of the votes cast by the holders of shares of each such class or series entitled to vote thereon, unless a greater vote is required by the articles of incorporation or another section of the MBCA. The voting as a class shall be in addition to any other vote required by the MBCA.

Med-i-Bank’s articles of incorporation provide that the holders of preferred stock shall be entitled to vote with the holders of the Class A common stock as a single class on all matters submitted to a vote of shareholders of Med-i-Bank.  Each holder of preferred stock shall be entitled to that number of votes equal to (i) the largest number of full shares of Class A common stock into which all shares of preferred stock held of record by such holder could then be converted to pursuant to Med-i-Bank’s articles of incorporation at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is first executed and (ii) the largest number of full shares of Class A common stock issuable upon exercise of Series C warrants (as defined in the articles of incorporation).

Under Sections 180.1004 and 180.1103 of the WBCL, holders of a particular class of shares are entitled to vote as a separate class if the rights of that class are affected in various respects by mergers, consolidations or amendments to the articles of incorporation. Under Section 180.1003 of the WBCL, the presence or absence of dissenters’ rights for a voting group affects the right of that group to vote on amendments to a corporation’s articles of incorporation. If a voting group would have dissenters’ rights as a result of the amendment, then a majority of the votes entitled to be cast by that voting group is required for adoption of the amendment.

Indemnification

Med-i-Bank	M&I

The MBCA gives corporations the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent or the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorney’s fees, judgments, penalties, fines, and amounts paid in settlement actually or reasonable incurred by him or her in connection with the action suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.  Indemnification generally may not be made for a matter in which the person has been found liable to the corporation, except in certain instances authorized under the MBCA.

Med-i-Bank’s articles of incorporation are consistent with the MBCA.  In addition, the articles provide that Med-i-Bank shall not indemnify an indemnitee:

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seeking indemnification in connection with a proceeding initiated by the indemnitee unless the initiation was approved by the board;

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to the extent that the indemnitee is reimbursed from the proceeds of insurance, and in the event the company has made indemnification payments to the indemnitee and such indemnitee is subsequently reimbursed from the proceeds of insurance, such indemnitee shall promptly refund such payments to the company to the extent of such insurance;

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to the extent indemnitee receives any financial benefit to which he or she is not entitled;

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for action, suit or proceeding arising from any infliction of intentional harm by an indemnitee on the company or shareholders of the company;

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for action, suit, or proceeding arising from improper dividends, distributions or loans; or

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for action, suit, or proceeding arising from an intentional criminal act by indemnitee.

Med-i-Bank’s articles further provide that as a condition precedent to his or her right to be indemnified, the indemnitee must notify the company in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her for which indemnity will be sought.  With respect to any action, suit, proceeding or investigation of which the company is so notified, the company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the indemnitee.  After notice from the company to the indemnitee of its election so to assume such defense, the company shall not be liable to the indemnitee for any legal or other expenses subsequently incurred by the indemnitee in connection with the claim.  The indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the company of its assumption of the defense thereof shall be at the expense of indemnitee, unless certain conditions are met as set forth in the articles. In order to obtain indemnification, the articles of Med-i-Bank require that the indemnitee shall submit to the company a written request, including in such request such documentation and information as is reasonably available to the indemnitee and is reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification.

The WBCL requires a corporation to indemnify a director or officer to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding for all reasonable expenses that he or she incurred in the proceeding if the director or officer was a party because he or she is or was a director or officer of the corporation. Indemnification is also required in other instances, unless the director or officer is personally liable because the director or officer breached or failed to perform a duty that he or she owes to the corporation, and the breach or failure to perform constitutes any of the following:

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a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

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a violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

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a transaction from which the director or officer derived an improper personal benefit; or

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willful misconduct.

The WBCL law allows a corporation to limit its obligation to indemnify directors and officers, but M&I’s articles of incorporation do not limit M&I’s obligation to indemnify its directors and officers.

The WBCL also permits a corporation to provide directors and officers additional rights of indemnification, except for conduct described above, in the articles of incorporation or bylaws, by a resolution adopted by the board of directors or a majority vote of the shareholders or by written agreement. Our bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law and set forth procedural requirements for requesting indemnification. If a director or officer provides us with a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties in a manner listed above and a written undertaking to repay us if he or she is not entitled to indemnification, then M&I is required to pay or reimburse the director or officer for all reasonable expenses as incurred.

Limitations on Directors’ Liability

Med-i-Bank	M&I

The articles of incorporation of Med-i-Bank limit and eliminate director liability to the extent permitted by the MBCA for breaches of fiduciary duty.  Under the MBCA, a corporation’s articles may include a provision limiting a director’s liability to the corporation or its shareholders for any act or omission as a director, except for improper financial benefits, intentional infliction of harm, intentional criminal acts or improper distributions or loans.  Directors are required to discharge their duties as a director or officer including their duties as a member of a committee in the following manner:

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in good faith;

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with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

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in a manner he or she reasonably believes to be in the best interests of the corporation.

In discharging his or her duties, a director or officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

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one or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

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legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; or

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a committee of the board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance on such information unwarranted.

Under the WBCL, a director is not liable to the corporation, its shareholders or any person asserting rights on behalf of the corporation or its shareholders for monetary damages or other monetary liabilities arising from a breach of or failure to perform any duty resulting solely from his or her status as a director, unless the breach constitutes:

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a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

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a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

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a transaction from which the director derived an improper personal profit; or

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willful misconduct.

Under Wisconsin corporate law, a director or officer, in discharging his or her duties to the corporation and determining what he or she believes is in the best interests of the corporation, may, in addition to considering the effects of any action on shareholders, consider:

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the effects of the action on employees, suppliers and customers of the corporation;

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the effects of the action on the communities in which the corporation operates; and

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any other factors that the director or officer considers pertinent.

Amendment of Articles of Incorporation

Med-i-Bank	M&I

Under the MBCA, a proposed amendment generally will be adopted upon receiving the affirmative vote of a majority of the outstanding shares entitled to vote on the proposed amendment and, in addition, if any class or series of shares is entitled to vote on the proposed amendment as a class, the affirmative vote of a majority of the outstanding shares of each such class or series.  Any number of amendments may be approved at one time.

Unless the articles of incorporation provide otherwise, the board may adopt one or more of the following amendments to the corporation's articles of incorporation without shareholder action:

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extend the duration of the corporation if it was incorporated at a time when limited duration was required by law;

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delete the names and addresses of the initial directors;

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delete the name and address of the initial resident agent or registered office, if a statement of change is on file with the administrator;

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change each issued and unissued authorized share of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding;

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change the corporate name by substituting the word “corporation”, “incorporated”, “company”, “limited”, or the abbreviation “corp.”, “inc.”, “co.”, or “ltd.”, for a similar word or abbreviation in the corporate name, or by adding, deleting, or changing a geographical attribution for the corporate name; or

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any other change expressly permitted by the MBCA to be made without shareholder action.

The articles of incorporation of Med-i-Bank contain no provision with regard to amendment of the corporation’s articles of incorporation or requiring a supermajority vote to transact any specified type of business.

Under the WBCL, the board of directors of a corporation may propose amendments to a corporation’s articles of incorporation and may establish conditions for the submission of the amendment to the shareholders. Under most circumstances, the WBCL provides that amendments to a corporation’s articles of incorporation must be approved by both the board of directors of the corporation and its shareholders. However, any amendment to the articles of incorporation of a corporation organized before January 1, 1973 which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose. Our articles of incorporation were not amended prior to January 1, 1991 to reduce the vote required to amend its articles of incorporation.

Amendment of Bylaws

Med-i-Bank	M&I

Under the MBCA, the shareholders or the board may amend or repeal the bylaws or adopt new bylaws unless the articles of incorporation or bylaws provide that the power to adopt new bylaws is reserved exclusively to the shareholders or that the bylaws or any particular bylaw shall not be altered or repealed by the board.

The bylaws of Med-i-Bank provide that they may be amended, altered or repealed and new bylaws may be adopted by the shareholders in accordance with the terms of the articles of incorporation.

Under Wisconsin corporate law, the board of directors or the shareholders of a corporation may adopt, amend or repeal the bylaws, except to the extent that the articles of incorporation reserve that power to the shareholders or the shareholders provide in adopting, amending or repealing a particular bylaw, that the board of directors may not amend, repeal or readopt that bylaw or the shareholders set specific voting requirements for the board of directors to amend, repeal or readopt that bylaw. M&I’s articles of incorporation and bylaws provide that the bylaws may be amended, altered or repealed, and new bylaws may be enacted, only by the affirmative vote of not less than two-thirds of the shares entitled to vote, or by a vote of not less than three-quarters of the board of directors. M&I’s bylaws further provide that no bylaw adopted, amended or repealed by the shareholders shall thereafter be enacted, amended or repealed by the directors unless such action by the shareholders shall expressly confer upon the directors authority to thereafter enact, amend or repeal such bylaw as so amended. M&I’s bylaws also provide that any bylaw adopted, repealed, or amended by the board of directors shall be subject to reenactment, repeal or amendment by the shareholders acting at any meeting of the shareholders in accordance with the bylaws.

Shareholder’s Inspection Rights

Med-i-Bank	M&I

       Under the MBCA, corporations are required to comply with the following:

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Upon written request of a shareholder, a corporation shall mail to the shareholder its balance sheet as at the end of the preceding fiscal year; its statement of income for the fiscal year; and, if prepared by the corporation, its statement of source and application of funds for the fiscal year.

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Any shareholder of record, in person or by attorney or other agent, shall have the right during the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its shareholders, and its other books and records, if the shareholder gives the corporation written demand describing with reasonable particularity his or her purpose and the records he or she desires to inspect, and the records sought are directly connected with the purpose. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. The demand shall be delivered to the corporation at its registered office in this state or at its principal place of business. In every instance where an attorney or other agent shall be the person who seeks to inspect, the demand shall be accompanied by a power of attorney or other writing which authorizes the attorney or other agent to act on behalf of the shareholder.

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If the corporation does not permit an inspection within five business days after proper demand has been received the MBCA sets forth specific remedies the shareholder is entitled to pursue.

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“The right to inspect records” includes the right to copy and make extracts from the records and, if reasonable, the right to require the corporation to supply copies made by photographic, xerographic, or other means. The corporation may require the shareholder to pay a reasonable charge, covering the costs of labor and material, for copies of the documents provided to the shareholder.

Under the WBCL, each shareholder of record and his or her agent or attorney has the right to inspect and copy for a proper purpose the list of shareholders prepared for a meeting. The list must be arranged by class or series of shares and must show the address of, and the number of shares owned by, each shareholder of record. Inspections must be conducted during regular business hours at the shareholder’s expense. This right of inspection begins two business days after notice of the shareholders’ meeting is given and continues through the meeting. This right of inspection may be exercised upon written demand.

Both shareholders of record and beneficial shareholders of a Wisconsin corporation who satisfy specified requirements, and their attorneys and agents, have the right to inspect and copy the corporation’s bylaws and, subject to the requirements discussed below, minutes of meetings and consent actions of the board of directors and shareholders, records of actions taken by a committee of the board of directors on behalf of the corporation, accounting records and the record of shareholders. Inspections must be conducted during regular business hours and are conducted at the shareholder’s expense. Notice of a demand must be given five business days before the date on which the shareholder wants to inspect and copy the records. For records other than the bylaws, the demand must be made in good faith and for proper purpose, and the person must have been a shareholder for at least six months or hold at least five percent of the outstanding shares of the corporation.

A Wisconsin corporation is also required to mail a copy of its latest financial statements to any shareholder who requests a copy in writing.

Issuance of New Shares

Med-i-Bank	M&I

       Under the MBCA, a corporation may issue the number of shares authorized in its articles of incorporation. If a corporation wishes to increase the number of shares of a class or series above what is currently authorized in its articles of incorporation, then it must amend its articles of incorporation in the manner described above.

Under the WBCL, a corporation may, by action of its board of directors, issue up to the number of shares of a class or series authorized in the corporation’s articles of incorporation. If a corporation wishes to increase the number of shares of a class or series authorized in its articles of incorporation, then it must amend its articles of incorporation in the manner described above.

The listing requirements of the NYSE applicable to us require prior shareholder approval of specified issuances of shares, including issuances of shares bearing voting power equal to or exceeding 20 percent of the pre-issuance outstanding voting power or pre-issuance outstanding number of shares. These requirements do not apply to the issuance of M&I common stock pursuant to the terms of the merger agreement because the shares to be issued do not exceed 20 percent of M&I’s outstanding shares of common stock.

Assessability

Med-i-Bank	M&I

The MBCA provides that when a corporation receives the consideration for which the board authorized the issuance of shares, the shares issued are fully paid and nonassessable and the subscriber has all the rights and privileges of a holder of the shares.

In general, shareholders of a Wisconsin corporation are not personally liable for the acts or debts of the corporation. Shareholders of a Wisconsin corporation may be directly liable up to the aggregate par value of the shares owned by them for debts of the corporation owed to the corporation’s employees for services performed for the corporation, but not exceeding six months’ service in any one case. Some Wisconsin courts have interpreted par value to mean the amount paid by the shareholder for their shares.

LEGAL MATTERS

The validity of our common stock to be issued in connection with the merger will be passed upon by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.  Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin, has rendered an opinion to us regarding the material U.S. federal income tax consequences of the merger.

EXPERTS

The consolidated financial statements as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the distribution to shareholders and holders of options and warrants of Med-i-Bank the shares of our common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this information statement/prospectus.

We file annual, quarterly and current reports and proxy statements and other information with the SEC.  Our SEC filings are available over the Internet at our website at http://www.micorp.com or at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the SEC’s public reference room.  You may also inspect our reports at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.  Information contained on our website is not a part of this information statement/prospectus.

For further information about us and the securities we are offering, you should refer to our registration statement and its exhibits.  This document summarizes material provisions of contracts and other documents that we referred you to.  Since the document may not contain all the information that you may find important, you should review the full text of these documents.

We “incorporate by reference” into this document the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this document.  Some information contained in this document updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this document.  In other words, in the case of a conflict or inconsistency between information set forth in this document and/or information incorporated by reference into this document, you should rely on the information contained in the documents that was filed later.  We incorporate by reference the following documents (excluding any portion of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”):

•

Our annual report on Form 10-K for the year ended December 31, 2004;

•

Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2005;

•

Our current reports on From 8-K filed January 14, 2005, January 19, 2005, April 26, 2005, May 10, 2005 and May 26, 2005; and

•

The description of our common stock contained in the registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 18, 1999, including any amendment or report filed with the SEC for the purposes of updating this description.

We also incorporate by reference reports we file in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portions of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until Med-i-Bank obtains the consents it needs or we terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

Phone: (414) 765-7801

In deciding whether to provide a consent, you should rely only on the information contained or incorporated by reference in this document. Neither we nor Med-i-Bank has authorized any person to provide you with any information that is different from what is contained in this document.  You should not assume that the information contained in this document is accurate as of any date other than the date on the first page, and neither the mailing to you of this document nor the issuance to you of shares of M&I common stock will create any implication to the contrary.

EXHIBIT A

MERGER AGREEMENT

AND

PLAN OF REORGANIZATION

by and among

METAVANTE CORPORATION,

LAH MERGER CORP.

and

MED-I-BANK, INC.

Dated as of May 9, 2005

TABLE OF CONTENTS

ARTICLE I THE MERGER

A-5

1.1  The Merger; Closing.

A-5

1.2  Effective Time.

A-5

1.3  Effect of the Merger.

A-6

1.4  Articles of Incorporation and Bylaws.

A-6

1.5  Directors and Officers.

A-6

1.6  Conversion of Securities.

A-6

1.7  Merger Consideration.

A-9

1.8  Pre-Closing Adjustment to Merger Consideration.

A-11

1.9  Post-Closing Adjustment to Merger Consideration.

A-11

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY

A-12

2.1  Organization and Good Standing; Business.

A-12

2.2  Capitalization of the Company.

A-12

2.3  Authority; Due Execution and Delivery.

A-12

2.4  No Violation.

A-13

2.5  Consents.

A-13

2.6  Financial Statements.

A-13

2.7  Absence of Undisclosed Liabilities.

A-14

2.8  Real Property.

A-14

2.9  Conduct of Business.

A-14

2.10  Inventory.

A-15

2.11  Employee Benefit Plans.

A-15

2.12  Taxes.

A-16

2.13  Litigation; Compliance with Laws.

A-17

2.14  Licenses, Permits and Approvals.

A-18

2.15  Intellectual Property.

A-18

2.16  Environmental Matters.

A-18

2.17  Material Contracts.

A-19

2.18  Accounts Receivable.

A-20

2.19  Insurance.

A-20

2.20  Subsidiaries and Affiliate Transactions.

A-20

2.21  Assets.

A-20

2.22  Investment Bankers.

A-20

2.23  Labor Matters.

A-21

2.24  Major Customers and Suppliers.

A-21

2.25  Warranties.

A-21

2.26  Internal Control Over Financial Reporting

A-21

2.27  Bank Accounts.

A-22

2.28  Information Technology Security

A-22

2.29  Registration Statement; Proxy Statement/Prospectus

A-22

2.30  Shareholders’ Agent.

A-22

2.31  Solvency.

A-22

2.32  Disclosure

A-22

2.33  Sole Representations and Warranties.

A-22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

A-22

3.1  Organization.

A-23

3.2  Authority.

A-23

3.3  No Violation.

A-23

3.4  Consents.

A-23

3.5  Litigation.

A-23

3.6  Disclosure.

A-23

3.7  Investment Bankers.

A-23

3.8  Investigation.

A-23

3.9  Capitalization of M&I.

A-24

3.10  Solvency.

A-24

3.11  SEC Reports.

A-24

3.12  Registration Statement; Proxy Statement/Prospectus.

A-24

3.13  Compliance with Laws.

A-24

3.14  No Undisclosed Liabilities.

A-25

3.15  Merger Sub.

A-25

ARTICLE IV COVENANTS OF THE PARTIES

A-25

4.1  Conduct of the Business.

A-25

4.2  Completion of Transactions.

A-25

4.3  Notification.

A-26

4.4  Access to Information; Confidentiality.

A-26

4.5  Regulatory Filings.

A-26

4.6  Consents and Approvals.

A-27

4.7  Access to Books and Records and Surviving Company Personnel.

A-27

4.8  Director and Officer Liability and Indemnification.

A-27

4.9  Employee Matters.

A-27

4.10  Public Announcements.

A-27

4.11  Shareholder Approval.

A-28

4.12  No Solicitations.

A-28

4.13  Registration Statement.

A-28

4.14  Affiliates.

A-29

4.15  Delivery of Shareholder List

A-29

4.16  Section 368(a) Reorganization

A-29

ARTICLE V CONDITIONS TO THE MERGER

A-29

5.1  Conditions to Obligation of Each Party to Effect the Merger.

A-29

5.2  Additional Conditions to Obligations of Parent and Merger Sub.

A-30

5.3  Additional Conditions to Obligation of the Company.

A-31

ARTICLE VI TERMINATION

A-32

6.1  Termination.

A-32

6.2  Effect of Termination.

A-32

ARTICLE VII INDEMNIFICATION

A-32

7.1  Survival; Right to Indemnification Not Affected by Knowledge.

A-32

7.2  Indemnification of Parent.

A-33

7.3  Indemnification of the holders of Shares and/or Options.

A-33

7.4  Basket; Non-Basket; Limitations on Indemnification.

A-34

7.5  Indemnification Procedure for Third Party Claims Against Indemnified Parties.

A-34

7.6  Limitation of Remedies.

A-35

7.7  Notice of Claims.

A-36

7.8  Resolution of Disputes.

A-36

7.9  Materiality.

A-36

ARTICLE VIII DEFINITIONS

A-36

ARTICLE IX GENERAL PROVISIONS

A-43

9.1  Notices.

A-43

9.2  Entire Agreement; Amendment; Waiver.

A-44

9.3  Headings, Terminology.

A-45

9.4  Severability.

A-45

9.5  Assignment.

A-45

9.6  Parties in Interest.

A-45

9.7  Governing Law.

A-45

9.8  Counterparts.

A-45

9.9  Fees and Expenses.

A-45

9.10  Arbitration.

A-45

9.11  Shareholders' Agent.

A-45

EXHIBITS

Exhibit A – Voting Agreements

Exhibit B – Certificate of Merger

Exhibit C – Escrow Agreement

Exhibit D – Affiliate Letter

Exhibit E-1 – Legal Opinion of Edwards & Angell, LLP

Exhibit E-2 – Legal Opinion of Honigman Miller Schwartz & Cohn LLP

Exhibit F – Estoppel Certificate

Exhibit G-1 – Legal Opinion of Reinhart Boerner Van Deuren s.c.

Exhibit G-2 – Legal Opinion of Godfrey & Kahn, S.C.

Exhibit H – Contingent Amendment to Employment Agreement

DISCLOSURE DOCUMENT

Section 1.6(k) – Sample Calculation of Merger Consideration

Section 1.7(b)(ii) – Transaction Expenses

Section 2.1 – Foreign Qualifications

Section 2.2 – Capitalization; Commitments

Section 2.4 – No Violation

Section 2.5 – Consents

Section 2.6 – Financial Statements and “Off Balance Sheet” Arrangements

Section 2.7 – Absence of Undisclosed Liabilities

Section 2.8 – Real Property Leases

Section 2.9 - Conduct of Business

Section 2.10 – Inventory

Section 2.11 – Employee Benefit Plans

Section 2.12(a) – Taxes

Section 2.12(i) – Non-deductible Compensation Payments

Section 2.13 – Litigation

Section 2.14 – Permits

Section 2.15 – Intellectual Property

Section 2.16 – Environmental Matters

Section 2.17 – Material Contracts

Section 2.17(a)(viii) – Customer Contracts - Standard Indemnification Provisions

Section 2.18 – Accounts Receivable

Section 2.19 – Insurance

Section 2.20 – Subsidiaries and Affiliate Transactions

Section 2.21 – Assets

Section 2.23 – Employees

Section 2.24 – Major Customers and Suppliers

Section 2.25 – Warranties

Section 2.26 – Internal Control Over Financial Reporting

Section 2.27 – Bank Accounts

Section 4.1(a) – Conduct of the Business

Section 4.9 – New Plans

Section 5.2(b) – Consents Required for Closing

Section 5.2(d)(v) – Debtor Employee Payments

Section 5.2(d)(vi) – Computer Code Delivery at Closing

Section 5.2(h) – Exclusivity Provisions of Software Partner Agreement

Section 8(a) – Knowledge of the Company

Section 8(b) – Knowledge of Parent and Merger Sub

MERGER AGREEMENT
AND
PLAN OF REORGANIZATION

This MERGER AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made as of May 9, 2005, by and among Metavante Corporation, a Wisconsin corporation (“Parent”), LAH Merger Corp., a Michigan corporation and a wholly owned subsidiary of M&I (“Merger Sub”), and Med-i-Bank, Inc., a Michigan corporation (the “Company”).

WITNESSETH:

WHEREAS, the Boards of Directors of Parent, Merger Sub, and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to enter into a strategic business combination with the Company by effecting the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the applicable provisions of the Michigan Business Corporation Act (the “MBCA”) and upon the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to the Merger, each issued and outstanding share of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock (collectively, the "Preferred Stock") and Company Common Stock shall be converted into, and each outstanding Option shall be cancelled in exchange for, the right to receive a portion of the Merger Consideration, and each issued and outstanding share of common stock of Merger Sub shall be converted into one share of common stock of the Surviving Company (as defined herein), all upon the terms and subject to the conditions set forth herein;

WHEREAS, the parties and M&I intend that the Merger be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, certain shareholders of the Company (the "Voting Agreement Shareholders") are simultaneously herewith entering into voting agreements with Parent in the form attached hereto as Exhibit A (collectively, the "Voting Agreements"), pursuant to which each Voting Agreement Shareholder has agreed, among other things, to vote his Shares in favor of this Agreement, upon the terms and subject to the conditions set forth in the Voting Agreements.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

1.1.

The Merger; Closing.

(a)

The Merger.  At the Effective Time (as defined herein), and subject to and upon the terms and conditions of this Agreement and in accordance with the MBCA, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation, being the successor to all the property, rights, powers, privileges, liabilities, and obligations of both Merger Sub and the Company.  The Company as the surviving corporation after the Merger is hereinafter referred to as the “Surviving Company.”

(b)

The Closing.  The closing of the Merger (the “Closing”) shall take place at a time and on a date to be specified by the parties, which shall be no later than five (5) Business days after satisfaction or waiver of each of the conditions set forth in Article V, unless another time or date is agreed to in writing by the parties hereto (the “Closing Date”).  The Closing will be held at the offices of Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts 02110, unless another place is agreed to in writing by the parties hereto.

1.2.

Effective Time.  Simultaneous with the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in substantially the form of Exhibit B attached hereto (the “Certificate of Merger”), executed in accordance with the relevant provisions of the MBCA, with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services pursuant to the MBCA (the time of such filing, or such later date as may be set forth in the Certificate of Merger, being the “Effective Time”).

1.3.

Effect of the Merger.  The Merger shall have the effects set forth in Section 1724 of the MBCA.

1.4.

Articles of Incorporation and Bylaws.  At the Effective Time, the articles of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the Surviving Company (the “Articles of Incorporation” and “Bylaws”) until thereafter changed or amended as provided therein or in the MBCA, except that the Articles of Incorporation shall be amended to change the name of the Surviving Company to Med-i-Bank, Inc. or such other name selected by Parent.  The Articles of Incorporation and Bylaws of the Surviving Company shall contain such indemnification provisions as necessary in order to comply with the obligations set forth in Section 4.8.

1.5.

Directors and Officers.  At the Effective Time:

(a)

Directors.  Each director of Merger Sub immediately prior to the Effective Time shall be an initial director of the Surviving Company, to hold office in accordance with the Articles of Incorporation and Bylaws, until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death or resignation or removal in accordance with the Articles of Incorporation and Bylaws.

(b)

Officers.  Each officer of Merger Sub immediately prior to the Effective Time shall hold the identical office in the Surviving Company until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her earlier death or resignation or removal in accordance with the Articles of Incorporation and Bylaws.

1.6.

Conversion of Securities.

(a)

Treasury Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of capital stock of the Company then held in the treasury of the Company or owned by the Company shall be canceled and retired and shall cease to exist without payment of any consideration therefor.

(b)

Conversion of Series D Preferred Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Series D Preferred Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration equal to the sum of (i) the Series D Preference plus (ii) the MBI Preferred Stock Value, and no accrued dividend, liquidation preference payment (including any Series D Liquidation Payment as defined in the Company's AOI) or other payment shall be payable with respect to any Series D Preferred Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

(c)

Conversion of Series C Preferred Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Series C Preferred Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration equal to the sum of (i) the Series C Preference plus (ii) the MBI Preferred Stock Value, and no accrued dividend, liquidation preference payment (including any Series C Liquidation Payment as defined in the Company's AOI) or other payment shall be payable with respect to any Series C Preferred Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

(d)

Conversion of Series B Preferred Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Series B Preferred Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration equal to the sum of (i) the Series B Preference plus (ii) the MBI Preferred Stock Value, and no accrued dividend, liquidation preference payment (including any Series B Liquidation Payment as defined in the Company's AOI) or other payment shall be payable with respect to any Series B Preferred Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

(e)

Conversion of Company Common Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding share of Company Common Stock shall immediately be converted, and thereupon canceled and retired, into the right to receive a portion of the Net Merger Consideration equal to the MBI Common Stock Value, and no accrued dividend, liquidation preference payment or other payment shall be payable with respect to any Company Common Stock, the foregoing amount of the Net Merger Consideration being paid in lieu thereof.

(f)

Cancellation of Options.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each issued and outstanding Option shall immediately be terminated and canceled, and the holder of each issued and outstanding Option shall have the right to receive an amount of the Net Merger Consideration for each share of Company Common Stock subject to such Option equal to the MBI Common Stock Value, less the exercise price set forth in such Option for each share, and no accrued dividend, liquidation preference payment or other payment shall be payable with respect to any Option, the foregoing amount of the Net Merger Consideration being paid in lieu thereof; provided, however, that the Company shall retain out of such amount the required withholding taxes in cash, if any (the “Withholding Taxes”) in connection with the exercise of such Option.  The Company agrees to take all actions necessary, including, without limitation, the giving of appropriate notices to and receipt of appropriate consents from the holders of Options, so that at or before the Effective Time, each Option shall have been terminated or shall represent the right to receive solely the consideration set forth herein; provided, however, that the Company shall not seek any consents or approvals from any holder of Options before mailing the Proxy Statement/Prospectus pursuant to Section 4.13.

(g)

Funding of Escrow Fund.  Notwithstanding anything to the contrary contained in Sections 1.6(b), (c), (d), (e) and (f) above, a total of Seven Million Five Hundred Thousand Dollars ($7,500,000) of the aggregate Net Merger Consideration otherwise payable pursuant to such sections to the holders of the Shares and/or Options shall instead be paid in cash into the Escrow Fund pursuant to Section 1.7(b)(i), which amount shall reduce the Net Merger Consideration otherwise payable pursuant to such sections on a per share basis as follows:  (i) $0.635525 for each outstanding share of Company Common Stock (on an undiluted basis) immediately prior to the Effective Time; (ii) $20.190383 for each outstanding share of Preferred Stock immediately prior to the Effective Time, and (iii) $0.635525 for each share of Company Common Stock issuable pursuant to each outstanding Option immediately prior to the Effective Time.  The amount of the Escrow Fund remaining after any payments pursuant to either Section 1.9(d) or Article VII shall be distributed first to pay any costs and expenses incurred by the Shareholders’ Agent on behalf of the holders of Shares and/or Options as permitted pursuant to Section 9.11(d) and then to the holders of Shares and/or Options proportionately to the amounts paid into the Escrow Fund.

(h)

Form of Consideration and Payment of Closing WC Consideration.  The Net Merger Consideration payable to the holders of the Shares and/or Options pursuant to Sections 1.6(b), (c), (d), (e) and (f) above, less the cash amounts paid into the Escrow Fund pursuant to Section 1.6(g) above, less the amount of the Closing WC Consideration, if any, paid in cash pursuant to Section 1.7(b)(iv), and less the cash Withholding Taxes retained by the Company pursuant to Section 1.6(f) above, shall be paid either (i) in the form of the Alternative Cash Consideration (only in the event that the Stock Consideration is not issued pursuant to Section 1.7(b)(v)), or (ii) in the form of the number of shares of M&I Common Stock (and cash in lieu of fractional shares, if any, pursuant to Section 1.7(b)(vi)) equal to (x) the amount of such Net Merger Consideration, divided by (y) the Closing Average Market Price.  In either case, the Stock Consideration or the Alternative Cash Consideration, as applicable, and the Closing WC Consideration shall be allocated among the holders of the Shares and/or Options proportionally to the total amount of Net Merger Consideration payable to each such holder.

(i)

Waiver of Liquidation Event.  By approving this Agreement, the holders of a majority of the outstanding Series D Preferred Stock (i) agree that the Merger and the Change of Control (as defined in the Company's AOI) shall not be deemed a Liquidation Event (as defined in the Company's AOI) for purposes of Section 1.1(A) of the Company's AOI, and (ii) waive the provisions of Section 1.1(A) of the Company's AOI.  By approving this Agreement, the holders of a majority of the outstanding Series C Preferred Stock (i) agree that the Merger and the Change of Control shall not be deemed a Liquidation Event for purposes of Section 1.1(B) of the Company's AOI, and (ii) waive the provisions of Section 1.1(B) of the Company's AOI.  By approving this Agreement, the holders of a majority of the outstanding Series D Preferred Stock, the holders of a majority of the outstanding Series C Preferred Stock and the holders of a majority of the outstanding Series B Preferred Stock, each such series consenting as a separate class, (i) consent and agree that the Merger and the Change of Control shall not be deemed a Liquidation Event for purposes of Section 1.1(C) of the Company's AOI, and (ii) waive the provisions of Section 1.1(C) of the Company's AOI.  By approving this Agreement, the holders of a majority of the outstanding Series B Preferred Stock (i) agree that the Merger and the Change of Control shall not be deemed a Liquidation Event for purposes of Section 1.1(D) of Company's AOI, and (ii) waive the provisions of Section 1.1(D) of the Company's AOI.

(j)

Common Stock of Merger Sub.  At the Effective Time, by virtue of the Merger and without any action on the part of any Person, each share of the common stock of Merger Sub issued and outstanding shall be converted into and exchanged for one (1) validly issued, fully paid, and nonassessable share of common stock of the Surviving Company.  Each certificate of Merger Sub evidencing ownership of any common stock of Merger Sub shall evidence, from and after the Effective Time, ownership of such shares of the Surviving Company.

(k)

Sample Calculation.  By way of example, attached hereto as Section 1.6(k) of the Disclosure Document is a schedule setting forth the Net Merger Consideration payable to the holders of the Preferred Stock, Company Common Stock and Options assuming (i) a $5,000,000 increase in the Merger Consideration based on an assumed amount by which Working Capital at Closing exceeds $1,000,000, (ii) Transaction Expenses of $2,615,000, (iii) a Closing Date of July 1, 2005, and (iv) no change in the holders of or the number of outstanding shares of Preferred Stock, Company Common Stock or Options prior to the Effective Time.

(l)

Exchange of Certificates.

(i)

Letter of Transmittal and Procedures of Exchange.  Together with the Proxy Statement/Prospectus pursuant to Section 4.13, or, in the event the Proxy Statement/Prospectus is not mailed pursuant to Section 4.13 and it is determined that the Alternative Cash Consideration is to be delivered pursuant to Section 1.7(b)(v), as soon as reasonably practicable after such determination, the Company shall mail or otherwise provide to each holder of record of a Certificate whose Shares and/or Options will be converted into the right to receive the Merger Consideration pursuant to this Agreement, (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates (or, if applicable, a lost certificate affidavit as provided in Section 1.6(l)(vi)) shall pass, only upon delivery of the Certificates to the Exchange Agent or Parent, as applicable, and shall be in such form and have such other provisions as Parent and the Company shall reasonably agree) and (y) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (the "Letter of Transmittal").  Such Letter of Transmittal shall provide that each such holder shall deliver such holder's Certificate(s) and a Letter of Transmittal, duly executed, to the Company with instructions to surrender such Certificate(s) for cancellation together with such Letter of Transmittal either to the Exchange Agent pursuant to Section 1.6(l)(ii) or to Parent pursuant to Section 1.6(l)(v), as applicable, immediately prior to the Effective Time.

(ii)

Exchange Agent for Stock Consideration.  Unless payment pursuant to Section 1.7(b)(v) is to be made in the form of the Alternative Cash Consideration, as of the Effective Time, Parent shall cause to be deposited with the Exchange Agent, for the benefit of the holders of Shares and/or Options, for exchange in accordance with this Section 1.6, through the Exchange Agent, the number of shares of M&I Common Stock issuable as Stock Consideration pursuant to Section 1.7(b)(v), together with any dividends or distributions with respect thereto, if any, to be issued pursuant to this Section 1.6 as well as cash in the amount of the Closing WC Consideration, if any (the “Exchange Fund”).  Immediately prior to the Effective Time the Company shall deliver to the Exchange Agent the Certificate(s) (subject to Section 1.6(l)(vi) below with respect to lost, stolen or destroyed Certificates) representing the Shares and/or Options issued to each holder of Shares and/or Options, together with a Letter of Transmittal, duly executed, received by the Company for cancellation and exchange for the number of shares of M&I Common Stock to which each such holder is entitled pursuant to Section 1.7(b)(v) and this Section 1.6, any unpaid dividends and distributions thereon as provided in this Section 1.6, the amount of cash to which each such holder is entitled pursuant to Section 1.7(b)(iv) and this Section 1.6, and any other Merger Consideration to be paid to each such holder pursuant to this Agreement, and the Certificates so surrendered shall forthwith be canceled.

(iii)

Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to M&I Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of M&I Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.7(b)(vi), until the holder of such Certificate shall surrender such Certificate.  Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of M&I Common Stock issued in exchange therefor, without interest, (x) promptly, the amount of any cash payable with respect to a fractional share of M&I Common Stock to which such holder is entitled pursuant to Section 1.7(b)(vi) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of M&I Common Stock, and (y) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of M&I Common Stock.

(iv)

Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the former holders of the Shares and/or Options for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any former holders of the Shares and/or Options who have not theretofore complied with this Section 1.6 shall thereafter look only to Parent to claim the Stock Consideration, any cash in lieu of fractional shares of M&I Common Stock, any dividends or distributions with respect to shares of M&I Common Stock, and the Closing WC Consideration, if any, in each case without interest thereon.

(v)

Payment of Alternative Cash Consideration.  If payment of the Merger Consideration pursuant to 1.7(b)(v) is to be made in the form of the Alternative Cash Consideration, then immediately following the Effective Time, Parent shall pay by wire transfer to the Shareholders' Agent on behalf of the holders of the Shares and/or Options the amount of the Alternative Cash Consideration, in lieu of the Stock Consideration, plus the amount of the Closing WC Consideration, if any, which Alternative Cash Consideration and Closing WC Consideration, if any, shall then be distributed by the Shareholders' Agent to such holders in accordance with this Section 1.6.  Immediately prior to the Effective Time the Company shall deliver to Parent the Certificate(s) (subject to Section 1.6(l)(vi) below with respect to lost, stolen or destroyed Certificates) representing the Shares and/or Options issued to each holder of Shares and/or Options, together with a Letter of Transmittal, duly executed, received by the Company for cancellation and exchange for the Merger Consideration to be paid to each such holder pursuant to this Agreement, and the Certificates so surrendered shall forthwith be canceled.

(vi)

Lost, Stolen or Destroyed Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, including the agreement by such person to a customary indemnity against any claim that may be made against Parent, the Surviving Company or the Exchange Agent with respect to such lost, stolen or destroyed Certificate, the holder of such lost, stolen or destroyed Certificate shall receive the applicable Merger Consideration (and any unpaid dividends and distributions on any Stock Consideration issuable with respect thereto) as provided in this Agreement which such holder would have had the right to receive in respect of such lost, stolen or destroyed Certificate.

(m)

Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed, the Merger Consideration delivered in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares and there shall be no further registration of transfers of Shares on the records of the Company or the Surviving Company.

(n)

No Further Rights in the Shares.  The Merger Consideration issued and paid upon conversion of the Shares in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Shares.  Until surrendered as contemplated by this Section 1.6, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration (and any unpaid dividends and distributions on any Stock Consideration issuable with respect thereto) to which the holder thereof is entitled as provided in this Agreement.

(o)

No Liability.  Neither Parent nor the Surviving Company shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

1.7.

Merger Consideration.

(a)

Calculation.  For purposes of this Agreement, the term “Merger Consideration” shall mean One Hundred Forty Five Million Dollars ($145,000,000), as adjusted pursuant to Section 1.8 and Section 1.9, payable as provided herein.

(b)

Payment of Merger Consideration at Closing.  Immediately following the Effective Time, the Parent shall pay the Merger Consideration as follows:

(i)

Parent shall cause to be paid by wire transfer an amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Escrow Fund”) to LaSalle Bank National Association, as escrow agent (the “Escrow Agent”), to be held in accordance with the terms of this Agreement and an escrow agreement in substantially the form of Exhibit C attached hereto (the “Escrow Agreement”).

(ii)

Parent shall cause to be paid by wire transfer an amount equal to all fees and expenses incurred by the Company or for which the Company is otherwise liable in connection with the Merger which have not previously been paid, including all investment banking fees, advisory fees, legal fees and accounting fees described in Section 1.7(b)(ii) of the Disclosure Document and the bonus payment to the employee described in Section 1.7(b)(ii) of the Disclosure Document (collectively, the “Transaction Expenses”), to the Persons owed such fees and expenses; provided that the amount of such bonus payment to the employee shall be reduced by the amount of the principal and interest owed to the Company by such employee as of the Closing Date as described in Section 1.7(b)(ii) of the Disclosure Document and all required withholding taxes, which amounts Parent shall pay to the Company in cash.  The Company shall provide Parent within two (2) days prior to the Closing Date a statement setting forth all of the Transaction Expenses and the payment instructions of the Persons owed such fees and expenses.

(iii)

Parent shall cause to be paid by wire transfer an amount equal to the Withholding Taxes, to the Company.

(iv)

Parent shall pay by wire transfer to the Exchange Agent on behalf of the holders of the Shares and/or Options an amount in cash equal to the amount of Closing WC Consideration, if any, which Closing WC Consideration shall be distributed by the Exchange Agent to such holders in accordance with Section 1.6; provided, however, that if payment of the Merger Consideration pursuant to 1.7(b)(v) is to be made in the form of the Alternative Cash Consideration, then Parent shall pay in cash such amount of the Closing WC Consideration, if any, by wire transfer to the Shareholders' Agent on behalf of the holders of the Shares and/or Options, which Closing WC Consideration shall then be distributed by the Shareholders' Agent to such holders in accordance with Section 1.6.

(v)

Parent shall cause to be deposited with the Exchange Agent on behalf of the holders of Shares and/or Options the number of shares of M&I Common Stock equal to (A) the amount of (x) the Merger Consideration less (y) the sum of the Escrow Fund, the Transaction Expenses, the Withholding Taxes, and the Closing WC Consideration, if any, divided by (B) the Closing Average Market Price (the "Stock Consideration"), which shares shall be distributed by the Exchange Agent to such holders in accordance with Section 1.6; provided, however, that if [a] the conditions to the obligation of Parent and Merger Sub to effect the Merger pursuant to Sections 5.1 and Section 5.2 have been satisfied and M&I does not deposit the entire amount of the Stock Consideration with the Exchange Agent for any reason, [b] the conditions to the obligation of Parent and Merger Sub to effect the Merger pursuant to Sections 5.1(a) through (c) and Sections 5.2 have been satisfied and the Effective Time does not occur by September 1, 2005 as result of the failure of the condition set forth in Section 5.1(d) to have been satisfied or [c] Parent elects by written notice delivered to the Company prior to the Effective Time to pay the entire amount of the Merger Consideration pursuant to this Section 1.7(b)(v) entirely in cash, then Parent shall pay by wire transfer to the Shareholders' Agent on behalf of the holders of the Shares and/or Options an amount in cash (the "Alternative Cash Consideration") equal to the amount of (x) the Merger Consideration less (y) the sum of the Escrow Fund, the Transaction Expenses, the Withholding Taxes, and the Closing WC Consideration, if any, which Alternative Cash Consideration shall then be distributed by the Shareholders' Agent to such holders in accordance with Section 1.6.

(vi)

Notwithstanding anything herein to the contrary, no certificates or scrip representing fractional shares of M&I Common Stock shall be issued pursuant to this Agreement and each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the Closing Average Market Price.

(c)

Payment of the Escrow Fund.  At the end of the Survival Period (as defined in Section 7.1), the amount of the Escrow Fund remaining after any payments pursuant to either Section 1.9(d) or Article VII shall be paid to the Shareholders' Agent on behalf of the holders of Shares and/or Options, which amount shall be distributed by the Shareholders' Agent to such holders in accordance with Section 1.6(g).  If a claim is made by a Parent Indemnified Party within the Survival Period, which claim has not been resolved prior to the end of the Survival Period (a “Surviving Claim”), the amount of any Surviving Claim shall remain in the Escrow Fund until it is resolved.  If the amount of any Surviving Claim is uncertain, the Shareholders' Agent and Parent shall use their reasonable best efforts, for a period of thirty (30) days (or such longer period as to which they shall mutually agree), to agree on an amount to remain in escrow pursuant to the Escrow Agreement sufficient to pay all Surviving Claims.  If the parties fail to agree on an amount to remain in escrow, the matter shall be submitted to Grant Thornton LLP, provided that if such accounting firm does not accept such engagement, or if at any time since January 1, 2005, such accounting firm otherwise provides services to Wind Point Partners III, L.P., Mesirow Fund VII or the Company or any of their respective Affiliates or to Parent or any of its Affiliates, then the matter shall be submitted to another accounting firm chosen by mutual agreement of the Shareholders' Agent and Parent acting in good faith (such Person which accepts the engagement, the “Arbiter”), for final resolution of a reasonable estimate of the amount sufficient to satisfy all such Surviving Claims in accordance with the terms and provisions of this Agreement.  The fees and expenses of the Arbiter shall be paid one-half (1/2) by Parent and one-half (1/2) from the Escrow Fund.  The parties shall use their best efforts to promptly resolve any Surviving Claim.

1.8.

Pre-Closing Adjustment to Merger Consideration.  No later than the end of the Business day prior to the Closing Date, the Company shall prepare and deliver to Parent a statement (the "Pre-Closing Statement") setting forth the Company's good faith best estimate of the Company's Working Capital as of the close of business on the Closing Date (the "Estimated Working Capital").  If the Estimated Working Capital exceeds One Million Dollars ($1,000,000), the Merger Consideration at Closing shall be increased by the amount of such excess (such excess, if any, the "Closing WC Consideration").  If the Estimated Working Capital is less than One Million Dollars ($1,000,000), the Merger Consideration at Closing shall be decreased by the amount of such difference.  The Pre-Closing Statement shall be prepared in good faith in accordance with GAAP and in a manner consistent with the past practices of the Company (to the extent consistent with GAAP), except as modified by this Agreement.

1.9.

Post-Closing Adjustment to Merger Consideration.

(a)

Working Capital Adjustment.  As promptly as practicable following the Closing Date, but in no event later than sixty (60) days thereafter, Parent shall cause to be prepared and delivered to Shareholders’ Agent a statement (the “Post-Closing Statement”) setting forth the calculation of Company’s Working Capital as of the close of business on the Closing Date.

(b)

Post-Closing Statement.

(i)

The Post-Closing Statement shall be prepared in good faith in accordance with GAAP and in a manner consistent with the past practices of the Company (to the extent consistent with GAAP), except as modified by this Agreement.  The Shareholders’ Agent shall cooperate in all reasonable respects with Parent (and its representatives).

(ii)

The Shareholders’ Agent shall have twenty (20) days after the receipt of the Post-Closing Statement (the “Review Period”) to review the information and calculations provided therein.  During the Review Period and the period any dispute is pending pursuant to Section 1.9(c), Parent shall afford the Shareholders’ Agent (and its representatives) reasonable access to all books and records and all financial and accounting personnel used to prepare the Post-Closing Statement under control of or in the possession of Parent and its Affiliates.

(c)

Disputes.  The Shareholders’ Agent may dispute the calculation of the Working Capital contained in the Post-Closing Statement by providing written notice to Parent of such dispute within the Review Period, setting forth in detail the particulars of such dispute, including the Shareholders’ Agent’s calculation of Working Capital (a “Dispute Notice”).  In the event that the Shareholders’ Agent does not deliver a Dispute Notice within the Review Period, then the Working Capital set forth in the Post-Closing Statement shall be deemed final and binding on the parties.  In the event a Dispute Notice is timely provided, Parent and the Shareholders' Agent shall use their reasonable best efforts for a period of thirty (30) days (or such longer period as to which they shall mutually agree) to agree on the Working Capital.  If, at the end of such period, the Shareholders' Agent and Parent have not agreed on a final and binding Working Capital calculation, the determination of the Working Capital shall be made by the Arbiter in accordance with the terms and provisions of this Agreement.  The Arbiter's determination of Working Capital shall either accept the Parent's calculation of Working Capital set forth in the Post-Closing Statement, or the Shareholders' Agent's calculation of Working Capital set forth in the Dispute Notice, in either case in its entirety.  The Working Capital so chosen by the Arbiter shall be final and binding upon the parties.  All fees and disbursements of the Arbiter shall be paid either (i) by Parent, in the event the Arbiter accepts the calculation of the Shareholders' Agent, or (ii) the holders of the Shares and/or Options, in the event the Arbiter accepts the calculation of Parent.  If the holders of the Shares and/or Options are required to pay such fees and disbursements, all such amounts shall be paid solely from the Escrow Fund.  The determination of the Arbiter shall be reflected in a written report which shall be delivered promptly by the Arbiter to the Shareholders' Agent and Parent.  The Working Capital which is deemed final and binding on the parties, whether by expiration of the Review Period without a Dispute Notice, by mutual agreement of the parties, or by determination of the Arbiter, shall be called the “Final Working Capital”.  The date on which the Final Working Capital is determined, whether by expiration of the Review Period without a Dispute Notice, by mutual agreement of the parties, or by determination of the Arbiter, shall be called the “Determination Date”.

(d)

Payment of Merger Consideration Adjustment.  If the Final Working Capital is greater than that the Estimated Working Capital, the Merger Consideration shall be increased by the amount of such excess, and the Parent shall cause such increase to be paid by wire transfer to the Shareholders' Agent as agent for the holders of Shares and/or Options within two (2) Business days after the Determination Date, which amount shall be distributed by the Shareholders' Agent to such holders in accordance with Section 1.6.  If the Final Working Capital is less than the Estimated Working Capital, the Merger Consideration shall be decreased by the amount of such difference, and the Shareholders’ Agent shall instruct the Escrow Agent within two (2) Business days after the Determination Date to release from the Escrow Fund the amount of such decrease to Parent.  The Escrow Fund shall be the sole source of payment for any decrease in the Merger Consideration arising out of Section 1.9(d).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows:

2.1.

Organization and Good Standing; Business.  The Company is a corporation duly formed and validly existing under the laws of the State of Michigan.  The Company has all requisite corporate power and authority to carry on the business in which it is presently engaged and to own and use the properties and assets presently owned and used by it. True and correct copies of the Company's articles of incorporation and bylaws have been made available to Parent.  The Company is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be qualified would not, individually or in the aggregate, have a Material Adverse Effect.  Section 2.1 of the Disclosure Document lists all jurisdictions in which the Company is qualified to do business.

2.2.

Capitalization of the Company.  Section 2.2 of the Disclosure Document sets forth: (a) the number of authorized shares of each class and series of the capital stock of the Company; and (b) the number of issued and outstanding shares of each class and series of the authorized capital stock of the Company.  Except as listed on Section 2.2 of the Disclosure Document, there are no other equity securities or classes or series of capital stock of the Company.  All of the Shares are owned of record by the holders set forth in Section 2.2 of the Disclosure Document (the “Shareholders”) and such Shares have been duly authorized and are validly issued, fully paid, and nonassessable.  Except as set forth in Section 2.2 of the Disclosure Document, there are no currently outstanding or authorized options, warrants, rights, contracts, rights of first refusal or first offer, calls, preemptive rights, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of the Company's capital stock or securities convertible into or exchangeable for its capital stock.  There are no outstanding or authorized equity appreciation, phantom equity, or similar rights with respect to the Company.

2.3.

Authority; Due Execution and Delivery.  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Company, subject, with respect to the consummation of the Merger, to approval of this Agreement and the Merger by the Shareholders in accordance with the MBCA and the articles of incorporation of the Company, and, except for such Shareholder approval, no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement.  The affirmative votes of the holders of a majority of (a) all of the Shares voting together, with each holder of Preferred Stock entitled to that number of votes equal to (i) the largest number of full shares of Company Common Stock into which all shares of Preferred Stock held of record by such holder could then be converted pursuant to the articles of incorporation for the Company at the record date for the determination of the Shareholders entitled to vote on the matter, or if no such record date is established, at the date such vote is taken or any written consent of the Shareholders is first executed and (ii) the largest number of full shares of Company Common Stock issuable upon exercise of warrants issued by the Company to Mesirow Capital Fund VII, L.P. and Mesirow Capital Fund VIII, L.P. to purchase shares of Company Common Stock, and (b) the Preferred Stock then outstanding, each series thereof voting as a separate class, are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt and approve this Agreement and consummate the transactions contemplated by this Agreement  In accordance with the applicable provisions of the MBCA, the Shareholders are not entitled to appraisal or dissenters rights in connection with the transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity effecting the availability of specific performance and other equitable remedies.  Each Voting Agreement has been duly authorized, executed and delivered by the Voting Agreement Shareholder party thereto and, assuming the due authorization, execution and delivery of each such Voting Agreement by Parent, constitutes a legal, valid and binding obligation of each such Voting Agreement Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity effecting the availability of specific performance and other equitable remedies.

2.4.

No Violation.  Except as set forth in Section 2.4 of the Disclosure Document, the execution and delivery by the Company of this Agreement and the performance of its obligations hereunder do not and will not, with or without the giving of notice or the passage of time: (a) conflict with any provision of the articles of incorporation or bylaws of the Company; (b) conflict with, or result in any breach of the terms of, or constitute a default under, or result in the creation of any Lien upon, any of the properties or assets of the Company under any Material Contract; or (c) violate any order, judgment, injunction, decree or statute applicable to the Company or its properties or assets.

2.5.

Consents.  Except as set forth in Section 2.5 of the Disclosure Document, no consent, approval, permit or license from or filing with or notice to any Governmental Entity or other Person pursuant to any Material Contract is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of any of the transactions contemplated hereby.

2.6.

Financial Statements.  The Company has provided Parent with copies of the following financial statements (the “Financial Statements”):

(a)

the audited balance sheets and related statements of operations, cash flows and shareholders' equity of the Company as of and for the fiscal years ended January 31, 2003, January 31, 2004 and January 31, 2005 (January 31, 2005 may be referred to herein as the “Balance Sheet Date” and the audited balance sheet of the Company as of January 31, 2005 may be referred to herein as the “Audited Balance Sheet”); and

(b)

An unaudited balance sheet (the “Interim Balance Sheet”) and related statements of operations, cash flows and shareholders’ equity of the Company (the “Interim Financial Statements”) as of and for the two (2) month period ended March 31, 2005 (the “Interim Balance Sheet Date”).

The Financial Statements fairly present the financial position and results of operations and cash flows of the Company as of the times and for the periods referred to therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments which will not, individually or in the aggregate, be material except for any year-end deferred tax adjustment.  Except as set forth in Section 2.6 of the Disclosure Document, the Financial Statements have been prepared in accordance with GAAP consistently applied through all applicable periods, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which will not, individually or in the aggregate, be material except for any year-end deferred tax adjustment, and to the absence of notes.  Except as set forth in Section 2.6 of the Disclosure Document, such statements of income do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of Company's business except as expressly specified therein.  Section 2.6 of the Disclosure Document lists, and Company has delivered to Parent copies of, all documents creating or governing any and all "off-balance sheet arrangements" (as defined in Item 303(a)(4) of Regulation S-K of the SEC) in effect with respect to Company during any period covered by such financial statements.

2.7.

Absence of Undisclosed Liabilities.  Except as set forth on Section 2.7 of the Disclosure Document, there are no liabilities or obligations, direct or indirect, absolute or contingent, known or unknown, or any outstanding evidence of indebtedness arising out of or relating to the business of the Company, except (a) as fully reflected or as specifically reserved against on the Audited Balance Sheet or the Interim Balance Sheet; (b) liabilities incurred in the ordinary course of the Company's business after the Interim Balance Sheet Date, consistent with prior practice, which, in the aggregate, do not result in any material adverse change in the financial condition of the Company's business from that set forth in the Interim Balance Sheet; and (c) other undisclosed liabilities which, taken individually or in the aggregate, are not material to the Company.

2.8.

Real Property.

(a)

The Company owns no real property.

(b)

Section 2.8 of the Disclosure Document sets forth all of the real property leases pursuant to which premises are leased, occupied or used by the Company (as lessee), true and correct copies of which have been made available to Parent (the "Leases").  The Company is in possession of the properties purported to be leased by it under the Leases.  With respect to such leased properties, (i) the Company has not entered into any sublease or other agreement or arrangement granting to any person the right to use or occupy such leased property or any portion thereof; and (ii) the Company has not received notice of any pending or threatened special assessment relating to such Leased Property and has no Knowledge of any pending or threatened special assessment relating thereto.

(c)

With respect to each Lease, except as set forth on Section 2.8 of the Disclosure Document, (i) there has been no material default under any such Lease by the Company or, to the Knowledge of the Company, by any other party, (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause a material default under such Lease, (iii) such Lease is a valid and binding obligation of the lessor, enforceable against the lessor in accordance with its terms, and will continue to be a valid and binding obligation of lessor, enforceable against the lessor in accordance with its terms, following the consummation of the transactions contemplated hereby.

2.9.

Conduct of Business.  Except as set forth in Section 2.9 of the Disclosure Document, since the Balance Sheet Date, the Company has conducted its business in the ordinary course of business consistent with past practice and there has been no change or event which has had or would have a Material Adverse Effect.  Without limiting the generality of the foregoing, except as set forth in Section 2.9 of the Disclosure Document, since the Balance Sheet Date, the Company has not:

(a)

incurred or assumed any indebtedness for borrowed money (whether directly or by way of guarantee or otherwise) other than (i) in the ordinary course of the Company’s business or (ii) pursuant to that certain loan agreement by and between the Company and Key Bank National Association, dated May 28, 2004, as further amended;

(b)

declared or paid any dividend or distribution to Shareholders or other holders of equity with respect to the capital stock or other equity interests of the Company, including stock dividends, or conducted any split, combination or reclassification of shares, or purchased or redeemed any shares, notes or other equity interests; provided that the Company may convert and cancel Options as herein provided;

(c)

issued, sold, distributed or disposed of any shares, notes or other securities or committed itself to do so;

(d)

placed or permitted any Liens on any of its assets;

(e)

sold, leased, licensed, abandoned or transferred any of its material assets, tangible or intangible, except in the ordinary course of business;

(f)

cancelled any material debts or claims other than in the ordinary course of business;

(g)

terminated, amended or instituted any bonus plan, stock option plan, profit sharing plan, pension plan, retirement plan or other similar arrangement or plan or any material employment contract, except as contemplated herein;

(h)

formed or caused to be formed any subsidiary;

(i)

made any commitments for capital expenditures except for capital expenditures made in the ordinary course of Company's business not in excess of One Hundred Thousand Dollars ($100,000) in the aggregate above the capital expenditures already listed on Section 2.9 of the Disclosure Document;

(j)

changed its credit policies or practices in any material respect;

(k)

increased the rate or terms of compensation (including termination and severance pay) payable or to become payable by the Company to its directors, executive officers or other employees, or increased the rate or terms of any bonus, insurance, pension or other employee benefit plan, program or arrangement made to, for or with any such directors, executive officers or other employees, except increases occurring in the ordinary course of Company's business consistent with past practice or as required by applicable law not in excess of $250,000 in the aggregate;

(l)

experienced any damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, which would reasonably be expected to have a Material Adverse Effect on the Company;

(m)

materially changed its accounting principles or methods;

(n)

made any loan, advance or capital contribution to any person, other than (i) advances of expenses in the ordinary course of business, or (ii) pursuant to transactions contemplated by that certain loan agreement by and between the Company and Key Bank National Association, dated May 28, 2004, as further amended;

(o)

entered into any merger, consolidation, recapitalization or other business combination or reorganization (except for the transactions contemplated herein);

(p)

amended its articles of incorporation or bylaws;

(q)

entered into or amended or modified any contract for amounts in excess of One Hundred Thousand Dollars ($100,000);

(r)

failed to keep its business, properties or employees insured substantially to the same extent as they were previously insured; or

(s)

entered into any agreement or commitment to do any of the foregoing.

2.10.

Inventory.  Except as set forth on Section 2.10 of the Disclosure Document, the Company does not maintain any inventory for sale.

2.11.

Employee Benefit Plans.  Section 2.11 of the Disclosure Document contains a true and complete list of all Company Employee Plans and all employee handbooks, manuals, brochures, publications or similar documents of the Company regarding personnel matters and hiring, evaluation, supervision, training, termination and promotion of employees of the Company.  The Company has made available to Parent true and correct copies of (i) all the documents listed in Section 2.11 of the Disclosure Document, (ii) the most recent opinion letter received from the IRS with respect to any Company Employee Plan, and (iii) the three most recent annual reports on Form 5500 required to be filed for any Company Employee Plan.  Except as set forth on Section 2.11 of the Disclosure Document:

(a)

ERISA Compliance.  Except as set forth on Section 2.11 of the Disclosure Document, the Company has complied with Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code, and all other laws and regulations applicable to the Company Employee Plans in all material respects and each Company Employee Plan has been maintained and administered in material compliance with its terms.  Each Company Employee Plan intended to qualify under Section 401(a) of the Code, and each trust intended to qualify under Section 501(a) of the Code, is the subject of a favorable determination letter from the Internal Revenue Service (“IRS”), and nothing has occurred which could reasonably be expected to impair such determination.

(b)

Retiree Benefits.  None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than continuation coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and applicable state continuation law, the full cost of which is borne by the retiree.

(c)

Retroactive Adjustment.  With respect to any insurance policy providing funding or benefits under any Company Employee Plan, to the Knowledge of the Company, no actual or potential liability in the nature of a retroactive or retrospective rate adjustment or other actual or contingent liability exists or will occur if such policy is terminated.

(d)

Multiemployer and Pension Plans.  No Company Employee Plan is a multiemployer plan, as defined in Sections 4001(a)(3) or 3(37) of ERISA, or is a pension plan subject to Title IV of ERISA.  Neither the Company nor any entity related to the Company, within the meaning of Section 414(b), (c), (m) or (o) of the Code, has, at any time, sponsored, contributed to or been required to contribute to a multiemployer plan or a pension plan subject to Title IV of ERISA.

(e)

Deductibility of Payments.  There is no Company Employee Plan or, to the Knowledge of the Company, other arrangement covering any employee or former employee of the Company that, individually or collectively, requires the payment by the Company of any amount that is not deductible under Section 162 or 404 of the Code.

(f)

Prohibited Transactions.  The Company does not have any material liability for any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction" (as defined in Section 4975 of the Code) and for which no exemption exists.

(g)

No Adoption.  The Company has not announced to the Company's employees or former employees an intention to create, or otherwise created, a legally binding commitment to adopt, change or terminate any Company Employee Plan which is intended to cover employees or former employees of the Company other than cancellation of Options granted pursuant to the Company’s stock option plan as contemplated by this transaction.

(h)

Noncompliance with Code.  The Company does not have any nonqualified deferred compensation plan (within the meaning of Code Section 409A) that fails in any material respect to meet the requirements of paragraphs (2), (3) or (4) of Code Section 409A(a) or that was not operated in all material respects in accordance with such requirements, and the transactions contemplated by this Agreement will not cause the provisions under any Plan to violate the provisions of Code Section 409A in any material respect, or directly or in combination with other events, result in the payment, acceleration or enhancement of any material benefit.

2.12.

Taxes.

(a)

Except as set forth on Section 2.12(a) of the Disclosure Document, the Company has timely filed all federal, foreign, state and local income, excise, property, sales and other Tax Returns which are required to be filed by it (taking into account any extensions of time to file); all such Tax Returns are true, complete and correct in all material respects and were prepared in compliance with all applicable laws and regulations in all material respects; the Company has duly paid or made adequate provision for the payment of all Taxes  which are due and payable with respect to all such required Tax Returns; and the Company is not the beneficiary of any extension of time in which to file a Tax Return.

(b)

The liability for Taxes reflected in the Interim Balance Sheet is sufficient for the payment of all unpaid Taxes, whether or not disputed, that are accrued or applicable for the period ending on the Interim Balance Sheet Date and for all years and periods ended prior thereto.  The liability for Taxes that will be reflected in the determination of Company's Working Capital as reflected in the Post-Closing Statement shall be sufficient for the payment of all unpaid Taxes, whether or not disputed, that are accrued or applicable for the period ending on the Effective Date and for all years and periods ended prior thereto.

(c)

All deficiencies asserted as a result of any examinations by the IRS or by any other taxing authority have been paid, fully settled or adequately provided for in the Interim Balance Sheet.

(d)

No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted with respect to the Company.  The Company has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company has not filed Returns) any written notice indicating an intent to open an audit or other review, request for information relating to Tax matters, or notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company.

(e)

There are no pending claims asserted for Taxes of the Company or outstanding agreements or waivers extending the statutory period of limitation applicable to any Taxes of the Company for any period.

(f)

The Company is not a party to any tax sharing, allocation or indemnification agreement or arrangement.  The Company (i) has not been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return, and (ii) does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign law).

(g)

The Company has not engaged in any transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treasury Regulation § 1.6011-4(b)(2).

(h)

The Company has complied for all prior periods in all material respects with the tax provisions of all applicable laws.

(i)

Except as set forth on Section 2.12(i) of the Disclosure Document, the Company is not a party to, or otherwise liable with respect to, any agreement, contract, or other arrangement which would result, separately or in the aggregate, upon the consummation of the transactions contemplated by this Agreement, in compensation payments which are not deductible under Section 280G of the Code to the Company for federal income tax purposes or subject to any excise tax which is payable by the Company.

(j)

The Company has not filed a consent to the application of Section 341(f) of the Code.

2.13.

Litigation; Compliance with Laws.

(a)

Except as set forth in Section 2.13 of the Disclosure Document, there are no claims, demands, causes of action, actions, suits or proceedings or, to the Knowledge of the Company, investigations (collectively, “Litigation”) pending or, to the Knowledge of the Company, threatened against the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, and the Company is not subject to any outstanding judgment, order or decree of any court or governmental body.  Set forth on Section 2.13 of the Disclosure Document is a list of all such Litigation since January 31, 2002.

(b)

Except as set forth on Section 2.13 of the Disclosure Document, the Company has complied in all material respects with all laws, regulations, rules, orders and decrees applicable to the Company or the Company's business or assets.  No written notice from any Governmental Entity or other Person has been served upon the Company claiming any material violation or alleged material violation of any law, ordinance, code, rule or regulation with which the Company has not complied.  No payments of cash or other consideration have been made to any Governmental Entity or other Person by the Company or by any agent, employee, officer, director, shareholder or other person or entity on behalf of the Company which were unlawful under the laws of the United States or any other Governmental Entity.

(c)

The Company's products and services comply with the Code and all applicable Treasury Regulations and the procedures for substantiation of expenses embodied within the Company's products and services fall within the "safe harbor" set forth in IRS Revenue Ruling 2003-43.

2.14.

Licenses, Permits and Approvals.  Section 2.14 of the Disclosure Document lists all of the Company’s material governmental and regulatory licenses, authorizations, permits and approvals (collectively, the “Permits”).  The Permits constitute the only necessary licenses, authorizations, permits and approvals for the conduct of the business of the Company as currently conducted.  There are no material violations by the Company of, or any claims or proceedings pending or, to the Knowledge of the Company, threatened, challenging the validity of or seeking to discontinue, any such Permits.

2.15.

Intellectual Property.  Section 2.15 of the Disclosure Document lists all of the Company’s owned or licensed registered trademarks and service marks and applications for the same, domain names, copyrighted materials, and patents and patent applications.  Except as set forth on Section 2.15 of the Disclosure Document: (a) the Company owns or has the valid and enforceable right to use all trademarks, service marks, domain names, copyrighted materials, computer programs, inventions, trade secrets, patents and patent applications, whether registered or unregistered, which are material to the Company’s business as currently conducted (the “Intellectual Property”) free and clear of any adverse claims or interests; (b) all licenses to use Intellectual Property are valid and enforceable in accordance with their terms and are not subject to termination or modification as a result of the transactions contemplated hereby; (c) the Company is not in default in any material respect, and there exists no circumstance, event or condition (including the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder) that with the lapse of time or with notice or both would reasonably be expected to constitute a default in any material respect, under any license, sublicense or other agreement with respect to the Intellectual Property to which the Company is a party; and (d) there are no pending or, to the Knowledge of the Company, threatened claims or litigation by any third party against the Company (i) alleging that the Company’s use of any Intellectual Property in its business as currently conducted violates the intellectual property rights of such third party or (ii) challenging the Company’s right to preclude others from using any Intellectual Property.  To the Knowledge of the Company, no third party is infringing upon, misappropriating, or otherwise violating any Intellectual Property in any material respect, nor to the Knowledge of the Company, has any third party infringed upon, misappropriated, or otherwise violated any Intellectual Property right in any material respect at any time since January 1, 2002.  The Company has not infringed upon, misappropriated, or otherwise violated any third party intellectual property rights, and the use of the Company's products by customers have not involved any such infringement, misappropriate, or other violation of any third party intellectual property rights solely based on the use of the Company's products, and there exists no reasonable basis for any claim of such infringements misappropriation or other violation of any third party intellectual property rights.  No Intellectual Property right is or has been judicially determined to be invalid or unenforceable and there are no equitable defenses to enforcement based on any act or omission of the Company, and no judicial, regulatory, or administrative proceeding is currently pending or, to the Knowledge of the Company, threatened which challenges the validity or enforceability of any Intellectual Property right, and to the Knowledge of the Company, the Company has the right to bring an action against any Person that is infringing on any Intellectual Property rights.  To the Knowledge of the Company, all work performed to create any copyrightable work or component thereof used by the Company in the Company's business was either performed by a person who was employed by the Company at the time such work was performed or was performed by a third party pursuant to the terms of a written agreement with the Company providing that the product of such work is owned by or perpetually licensed to the Company on a royalty-free basis.

2.16.

Environmental Matters.

(a)

Except as set forth in Section 2.16 of the Disclosure Document, the Company has not received any written communication from any Person or Governmental Entity that alleges that the Company or any Leased Real Property is not in material compliance with any applicable statutes, laws, regulations, rules and ordinances of all governmental agencies, departments, commissions, boards and bureaus of the United States, or any state and political subdivision thereof, relating to pollution and/or the protection of the environment (“Environmental Laws”).

(b)

The Company has not used, generated, treated, stored, recycled, disposed of, released, transported, or arranged for the transportation, storage, treatment or disposal of any Hazardous Substances or Hazardous Wastes except in material compliance with Environmental Laws.  To the Knowledge of the Company, no Hazardous Substances or Hazardous Wastes are or have been present at any of the Leased Real Property.

2.17.

Material Contracts.

(a)

Section 2.17 of the Disclosure Document sets forth a list of all of the material contracts, agreements, leases, licenses and arrangements, whether written or oral, to which the Company is a party, which the Company has granted or by which the Company or its properties or assets are bound (hereinafter collectively referred to as the “Material Contracts”), which include, by cross reference, the Leases listed in Section 2.8 of the Disclosure Document and licenses relating to Intellectual Property listed in Section 2.15 of the Disclosure Document, as well as:

(i)

any arrangement (or group of related arrangements) for the sale or lease of personal or movable property from or to third parties or other similar agreements with payments exceeding $50,000 per annum, or exceeding $150,000 in the aggregate;

(ii)

any arrangement concerning a partnership, joint venture or the sharing of profits or losses;

(iii)

any arrangement concerning the license of Intellectual Property;

(iv)

any collective bargaining agreement, other contract with any labor union or contract for the employment of any officer, individual employee or other Person and any consulting agreement with any Person;

(v)

any agreement or commitment with respect to Indebtedness  of the Company or the lending or investing of funds by the Company to or in other Persons;

(vi)

any agreement or commitment with any officer, director, shareholder or Affiliate of the Company;

(vii)

any employee bonus, pension, profit sharing, retirement, stock or equity purchase or other benefit or welfare plan or agreement;

(viii)

any agreement pursuant to which the Company has indemnification obligations, except for customer contracts that were entered into in the ordinary course of business which include indemnification provisions similar in all material respects to the types of indemnification provisions set forth in Section 2.17(a)(viii) of the Disclosure Document;

(ix)

any agreement with any customer or supplier of the Company listed on Section 2.24 of the Disclosure Document for the fiscal year ended January 31, 2005;

(x)

any agreement or commitment regarding sales agency, brokerage, distribution or similar arrangements that cannot be terminated by the Company without penalty or payment upon ninety (90) days’ notice;

(xi)

any agreement or commitment which limits the ability of the Company to engage in any line of business or compete with any third party; and

(xii)

any amendment, supplement, modification or renewal of the foregoing.

(b)

All Material Contracts are legally valid and binding and in full force and effect with respect to the parties thereto.  Neither the Company nor, to the Knowledge of the Company, any third party, is in default with respect to any material obligation to be performed under any Material Contract or any other agreement with a customer of the Company.  There exists no event, occurrence, condition or act which, with the giving of notice or the lapse of time or both, would become (x) a material default by the Company under any Material Contract or, to the Knowledge of the Company, under any other agreement with a customer of the Company, or (y) to the Knowledge of the Company, a material default by any third party under any Material Contract or any other agreement with a customer of the Company.  The Company has not received any notice of termination of any Material Contract or any other agreement with a customer of the Company.  The Company has delivered to Parent copies of all written Material Contracts and written summaries of all oral Material Contracts.  Except as set forth on Section 2.17 of the Disclosure Document, contracts with customers of the Company not listed on Section 2.17 of the Disclosure Document do not contain any terms and conditions that are materially adverse to the Company from those contained in the customer contracts listed on Section 2.17 of the Disclosure Document except such non-listed contracts may not include provisions (i) limiting the liability of the Company, or (ii) prohibiting the Company’s customers from soliciting or hiring the Company’s employees.

2.18.

Accounts Receivable.  All accounts receivable of the Company that are reflected on the Interim Balance Sheet or that will be reflected on the accounting records of the Company as of the Closing Date represent or will represent on the Closing Date (collectively, the “Accounts Receivable”) valid obligations arising from bona fide arms length sales actually made or services actually performed by the Company in the ordinary course of business consistent with past practice, subject to reserves for bad debts reflected in the accounting records of the Company.  Subject to such reserves, each of the Accounts Receivable as of the Closing Date will be collected in full, without any set off, within 180 days after the day in which it first becomes due.  Section 2.18 of the Disclosure Document sets forth an aging schedule of the accounts receivable of the Company as of April 30, 2005.

2.19.

Insurance.  Section 2.19 of the Disclosure Document sets forth a complete and accurate list and description of all policies of insurance presently in effect with respect to the Company, its business or its assets, or of which the Company is the owner, or beneficiary, or under which the Company is an insured or loss payee.  Section 2.19 of the Disclosure Document includes the carrier, the description of coverage, deductible amounts, policy numbers and date of expiration, and any pending claims in excess of Fifty Thousand  Dollars ($50,000).  No notice of cancellation or termination has been received by Company with respect to any such policy and the Company has no Knowledge of any occurrence or any act or omission of the Company which could result in cancellation of any such policy prior to its scheduled expiration date.  Since January 31, 2002, the Company has not been refused any insurance with respect to any aspect of the operations of the Company's business nor has its coverage been limited by any insurance carrier to which it has applied for insurance.  The Company has not received written notice from any insurance carrier issuing any such policy that insurance rates therefore will hereafter be materially increased or that there will hereafter be a cancellation or an increase in a deductible or a nonrenewal of any such policy.  The Company's insurance policies are sufficient in all material respects for compliance by the Company with all requirements of law and with requirements of all Material Contracts.  The Company has paid all premiums due under such policies.

2.20.

Subsidiaries and Affiliate Transactions.  The Company has no Subsidiaries.  Except as set forth in Section 2.20 of the Disclosure Document and except for equity sold or granted to holders of Shares and holders of Options, normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices and participation in Company Employee Plans by employees, the Company has not during the two (2) year period prior to the date hereof leased any property from, or received services from, or been a party to any management, consulting or similar agreement with, any officer, director or Shareholder, or any Affiliate thereof.  No property or asset of any of the Shareholders or any Affiliate thereof  is used by the Company. Except as set forth in Section 2.20 of the Disclosure Document, no officer, director or Shareholder of the Company, or any Affiliates thereof, is indebted to the Company for money borrowed or other loans or advances, and the Company is not indebted to any such Person.

2.21.

Assets.  Except as set forth in Section 2.21 of the Disclosure Document, the Company has good and marketable title to, or a valid leasehold interest in, all properties and assets used by it, located on its premises or shown on the Audited Balance Sheet or acquired after the date thereof, free and clear of all Liens, other than properties and assets disposed of for fair consideration in the ordinary course of business since the Audited Balance Sheet Date.  The tangible assets of the Company are, in all material respects, in good condition and working order, and all of the assets of the Company are, in all material respects, adequate in quantity and quality for the operation of the Company's business as currently conducted.

2.22.

Investment Bankers.  The Company has not incurred any liability, contingent or otherwise, for any investment banking fee, finders fee, commission, financial advisory fee or similar obligation in connection with the transactions contemplated by this Agreement except for the fee owed to Lane, Berry & Co. International, the payment of which shall be the responsibility of the Company and shall be included in the Transaction Expenses.

2.23.

Labor Matters.

(a)

The Company is not a party to or bound by any union collective bargaining agreements or other labor contracts.  The Company is not a party to any pending arbitration or grievance proceeding or other claim relating to any labor contract nor, to the Knowledge of the Company, is any such action threatened.  Within the last three years, the Company has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements, and there is currently no labor strike, dispute, request for representation, slow down or stoppage actually pending, threatened against or affecting the Company nor a secondary boycott with respect to the products of the Company.

(b)

The Company is not bound by any court, administrative agency, tribunal, commission or board decree, judgment, decision, arbitration agreement or settlement relating to collective bargaining agreements, conditions of employment, employment discrimination or attempts to organize a collective bargaining unit which would have a Material Adverse Effect.  There are no claims of employment discrimination, harassment, safety or unfair labor practices or, to the Knowledge of the Company, any employment-related investigation by a Governmental Entity .

(c)

The Company has provided Parent a copy of a draft employee handbook describing the employment policies of the Company which handbook has not been distributed to the Company’s employees.

(d)

The Company has made all required payments to the appropriate governmental authorities with respect to applicable unemployment compensation reserve accounts for the Company employees.

(e)

Section 2.23 of the Disclosure Document is a correct and complete list of all employees of Company, including annual compensation, position, and hire date as of April 30, 2005.

2.24.

Major Customers and Suppliers.  Section 2.24 of the Disclosure Document sets forth (a) an accurate and complete list of the top fifty (50) customers of the Company for each of the fiscal years ended January 31, 2005 and 2004 and for the two month period ended March 31, 2005 (determined on the basis of the account revenue (charged to customers on a per employee per month basis)) showing the dollar amount of such revenues from each such customer during each such period, and (b) a list of the top fifty (50) suppliers of the Company in terms of dollar volume of purchases during such fiscal years and such interim period.  Except as set forth on Section 2.24 of the Disclosure Document: (i) there has not been, nor, to the Company’s Knowledge, is there any basis for, any material adverse change in the Company's business relationship with any such customer or supplier and (ii) no customer of the Company has informed the Company that the customer intends to set off any outstanding claims or amounts against any current or future receivables or fees for products or services.

2.25.

Warranties.  Section 2.25 of the Disclosure Document sets forth a description of all product warranties and other warranties provided by the Company with respect to the Company's business other than warranties made in written Contracts.  The Company does not record any reserves for warranty claims and expenses such claims if and when made.

2.26.

Internal Control Over Financial Reporting.  Except as set forth in Section 2.26 of the Disclosure Document, the Company maintains in all material respects accurate books and records reflecting its assets and liabilities and maintains reasonably effective internal controls or appropriate mitigating controls over financial reporting to provide assurance that (a) receipts and expenditures are made and access to the Company's assets is permitted only in accordance with management's authorization; (b) the Company's books and records in all material respects accurately and fairly reflect in reasonable detail the transactions and dispositions of the assets of the Company; (c) the reporting of the Company's assets is compared with existing assets at regular intervals; (d) transactions are recorded as necessary to permit preparation of financial statements of the Company in accordance with GAAP and to maintain accountability for the Company's assets; (e) unauthorized acquisition, use or disposition of the Company's assets is prevented; and (f) accounts, notes and other receivables and inventory are recorded accurately, in all material respects, and reasonably effective procedures are implemented to effect the collection thereof on a current and timely basis.  To the Knowledge of the Company, Section 2.26 of the Disclosure Document identifies all significant deficiencies or material weaknesses in the Company's internal control over financial reporting.  The Company has made available to Parent copies of all documents reflecting the Company's internal control over financial reporting.  To the Company's Knowledge there is no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.  For purposes solely of this Section 2.26, Parent acknowledges that the Company is a private company and might not have instituted internal control structure and procedures necessary to comply with the standards set forth in the Sarbanes-Oxley Act of 2002.

2.27.

Bank Accounts.  Section 2.27 of the Disclosure Document sets forth a correct and complete list of all banks in which the Company has an account, safe deposit box, lock box or other arrangement for the collection of accounts receivable or line of credit or other loan facility relationship, the address of each such bank, the account number of each such account, and the names of all persons authorized to draw thereon or have access thereto.

2.28.

Information Technology Security. The Company's computer networks and systems are not unreasonably vulnerable to, and the Company has taken all commercially reasonable precautions consistent with best practices in the Company's industry against, viruses, worms, spyware, attacks, hackers, intruders, or other unauthorized access or use.

2.29.

Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The information supplied by the Company for inclusion in the Proxy Statement/Prospectus shall not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the holders of the Shares and/or Options, at the time of the Company Shareholder Approval (whether at the Company Shareholders Meeting or upon the effectiveness of any written consent in lieu of a meeting as provided in Section 4.11) and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

2.30.

Shareholders’ Agent.  Wind Point Partners III, L.P. (the “Shareholders’ Agent”) will, upon the consummation of the Merger, be duly authorized by the Shareholders to serve as the representative of the holders of the Shares and/or Options and to act on behalf of the holders of the Shares and/or Options with respect to matters expressly set forth in this Agreement to be performed by the Shareholders’ Agent and Parent and Merger Sub shall be entitled to rely upon any action taken by the Shareholders' Agent as if it is the action of the holders of the Shares and/or Options.

2.31.

Solvency.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent of the Company to hinder, delay or defraud either present or future creditors of the Company.

2.32.

Disclosure.  No warranty or representation by the Company in this Agreement or in any governmental filing to be made pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact required to make the statements therein contained, in light of the circumstances under which they were made, not misleading.  All statements and information contained in the Disclosure Document and the certificates to be delivered pursuant to Section 5.2(c) and Section 5.2(d)(vii) shall be deemed to be representations and warranties by the Company in this Agreement.

2.33.

Sole Representations and Warranties.  Neither the Company nor any party associated with the Company shall be deemed to have made to Parent or Merger Sub any representation or warranty other than as expressly made by the Company in this Article II.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally hereby represent and warrant to the Company as follows:

3.1.

Organization.  Each of Parent, M&I and Merger Sub is a corporation duly formed and validly existing under the laws of the state of its incorporation.  Each of Parent, M&I and Merger Sub has all requisite corporate power and authority to carry on the business in which it is presently engaged and to own and use the properties and assets presently owned and used by it.  True and correct copies of the articles of incorporation and by-laws of each of Parent, M&I and Merger Sub have been made available to the Company.  Each of Parent, M&I and Merger Sub is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified except where the failure to be qualified, would not, individually or in the aggregate, have an M&I Material Adverse Effect.

3.2.

Authority.  The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, including corporate action by M&I, and no other proceedings on their part are necessary to authorize the execution, delivery or performance of this Agreement.  This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity effecting the availability of specific performance and other equitable remedies.

3.3.

No Violation.  The execution and delivery by each of Parent and Merger Sub of this Agreement and the performance of their obligations hereunder do not and will not: (a) conflict with any provision of the organizational documents of M&I, Parent or Merger Sub, each as amended; (b) conflict with, or result in any breach of the terms of, or constitute or will constitute a default under or result in the creation of, any Lien upon any of the properties or assets of M&I, Parent or Merger Sub under any agreement, instrument or obligation to which M&I, Parent or Merger Sub is a party; or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation applicable to M&I, Parent or Merger Sub or their properties or assets, in any such case which could reasonably be expected to have a M&I Material Adverse Effect or a material adverse effect or impact upon the assets, financial condition, results of operations or business of Parent or Merger Sub.

3.4.

Consents.  No material consent, approval, permit or license from or filing with any Governmental Entity or other Person pursuant to any material contract to which M&I, Parent or Merger Sub is a party is required to be obtained or made by M&I, Parent or Merger Sub in connection with the execution, delivery and performance by Parent or Merger Sub of this Agreement or the consummation of any of the transactions contemplated hereby (including the issuance of the shares of M&I Common Stock pursuant to this Agreement), except: (a) such filings as may be required by any applicable federal or state securities or "blue sky" laws; (b) as may be necessary as a result of any facts or circumstances relating solely to the Company; and (c) the consent of the FRB (pursuant to 12 U.S.C. Sec. 1843 and any other approval required under the Bank Holding Act of 1956, as amended or Regulation Y of the FRB), and any required informational filings with the DOJ or the FTC.

3.5.

Litigation.  There are no claims, demands, causes of action, actions, suits or proceedings or, to the Knowledge of Parent, investigations pending or, to Parent's Knowledge, threatened against Parent, M&I or Merger Sub at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, which would have a M&I Material Adverse Effect.

3.6.

Disclosure.  Each of Parent and Merger Sub has had an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Agreement and to obtain any additional information relating to the Shares and the Company.

3.7.

Investment Bankers.  Except for fees payable to Credit Suisse First Boston, none of Parent, M&I or Merger Sub has incurred any liability, contingent or otherwise, for any investment banking fee, commission or financial advisory fee in connection with the transactions contemplated by this Agreement.

3.8.

Investigation.  Each of Parent and Merger Sub has conducted such investigation of the Company as it has deemed necessary in order to make an informed decision concerning the transactions contemplated hereby. Each of Parent and Merger Sub has received the documents, records, reports and other materials identified in the Disclosure Document.  None of Parent or Merger Sub has relied upon any oral information or statement.  None of Parent or Merger Sub has any outstanding questions remaining or other pending requests relating to its due diligence investigation of the Company.

3.9.

Capitalization of M&I.  The authorized capital stock of M&I consists solely of 700,000,000 shares of M&I Common Stock, of which 228,957,293 shares are issued and outstanding as of April 30, 2005, and 5,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding as of April 30, 2005.  All of the issued and outstanding shares of M&I Common Stock are validly issued, fully paid and nonassessable (except as provided in Wisconsin Statutes Section 180.0622(2)(b), as interpreted) and were not issued in violation of any preemptive or similar rights.  The shares of M&I Common Stock to be issued pursuant to this Agreement have been duly authorized and will, upon issuance, be validly issued, fully paid and nonassessable (except as provided in Wisconsin Statutes Section 180.0622(2)(b), as interpreted) and free of any Liens (except those created by the holder thereof and restrictions on transfer under the Securities Act) and not subject to any preemptive rights or rights of first refusal created by statute or the articles of incorporation or bylaws of M&I.  Following the issuance of such shares of M&I Common Stock pursuant to this Agreement, such shares of M&I Common Stock will be duly registered under the Securities Act and listed for trading on the NYSE and the holders of Shares and/or Options who receive such shares of M&I Common Stock in the Merger may resell such shares (subject only to Rule 145(d) under the Securities Act with respect to Affiliates of the Company) without further registration under the Securities Act or any other transfer restrictions.

3.10.

Solvency.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company.

3.11.

SEC Reports.  M&I has filed with the SEC all reports and materials (including the related schedules and exhibits thereto) required to be filed by it under the Exchange Act since January 1, 2003 (collectively, the "SEC Reports").  Each SEC Report, as of its respective filing date, complied in all material respects with the Exchange Act.  None of the SEC Reports, including financial statements and schedules incorporated therein by reference, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Each of the consolidated balance sheets and each of the consolidated statements of income, cash flows and stockholders' equity included in or incorporated by reference into the SEC Reports (including the related notes and schedules) (i) has been prepared based on the books and records of M&I and its subsidiaries (except as may be indicated in the notes thereto), (ii) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of M&I and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the unaudited interim consolidated financial statements, to normal and recurring year-end adjustments and the absence of notes that will not, individually or in the aggregate, be material.

3.12.

Registration Statement; Proxy Statement/Prospectus.  The information supplied by M&I or Parent for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The information supplied by M&I or Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the holders of the Shares and/or Options, at the time of the Company Shareholder Approval (whether at the Company Shareholders Meeting or upon the effectiveness of any written consent in lieu of a meeting as provided in Section 4.11) and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

3.13.

Compliance with Laws.  Except as disclosed in any Current SEC Report, as of the date hereof, none of Parent, M&I or their respective Subsidiaries is in violation of, or has since January 1, 2000 violated, and to the Knowledge of Parent, none is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a M&I Material Adverse Effect.

3.14.

No Undisclosed Liabilities.  Except as disclosed in any Current SEC Report, there are no liabilities or obligations, direct or indirect, absolute or contingent, known or unknown, or any outstanding evidence of indebtedness arising out of or relating to the business of M&I or any of its Subsidiaries, except (a) as fully reflected or as specifically reserved against on the consolidated balance sheet of M&I as of December 31, 2004 (the “M&I Balance Sheet Date”) set forth in the most recent Annual Report on Form 10-K of M&I (the “M&I Balance Sheet”); (b) liabilities incurred in the ordinary course of business of M&I or its Subsidiaries after the M&I Balance Sheet Date, consistent with prior practice, which, in the aggregate, do not result in any material adverse change in the financial condition of the business of M&I or its Subsidiaries from that set forth in the M&I Balance Sheet; and (c) other undisclosed liabilities which, taken individually or in the aggregate, do not have an M&I Material Adverse Effect.

3.15.

Merger Sub.  Merger Sub is a wholly-owned subsidiary of M&I formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

ARTICLE IV
COVENANTS OF THE PARTIES

4.1.

Conduct of the Business.

(a)

From the date hereof until the Closing Date, the Company shall carry on its business in the ordinary course of business and in substantially in the same manner as previously conducted, unless Parent shall have consented in writing, which consent will not be unreasonably withheld or delayed; provided that, the foregoing notwithstanding, the Company may repay any indebtedness and Transaction Expenses prior to the Closing and may make dividends or other distributions of cash to its shareholders provided such repayments, dividends or distributions do not do not cause the Company’s Working Capital at Closing to be less than One Million Dollars ($1,000,000).  Except as otherwise permitted above and except that the Company may enter into customer contracts in excess of the amount set forth in Section 2.9(q) which the Company considers beneficial to its business if the Company gives Parent five (5) Business days' prior notice (by e-mail or other writing as provided in Section 4.1(a) of the Disclosure Document) of each such new customer contract, the Company shall not take any action which would constitute a breach of its representation and warranty set forth in Section 2.9.

(b)

From the date hereof until the Closing Date, except as consented to in writing by Parent, which consent will not be unreasonably withheld or delayed, the Company shall not: (i) issue or sell any of its capital stock (except for the issuance of shares of Company Common Stock in connection with the exercise in accordance with its terms of any Option outstanding on the date of this Agreement and identified in Section 2.2 of the Disclosure Document); (ii) issue or sell any securities convertible into, or options with respect to, warrants to purchase or rights to subscribe for, any of its capital stock; (iii) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization; or (iv) amend its organizational documents.

(c)

From the date hereof until the Closing Date, except with the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, the Company shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement (as described in Section 7121 of the Code), settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of Company for any period ending after the Closing Date or decreasing any Tax attribute of Company existing on the Closing Date.

(d)

The Company will not terminate, modify or amend any Contingent Amendment to Employment Agreement without Parent's prior written consent.

4.2.

Completion of Transactions.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions set forth in, and to consummate and make effective the transactions contemplated by, this Agreement.  Without limiting the generality of the forgoing, the Company shall take any and all actions (including obtaining shareholder approval pursuant to Section 4.11) necessary to cause Section 280G of the Code not to limit the deductibility of any severance pay or other arrangements covering any employees of the Company that are effective upon the consummation of the transactions contemplated by this Agreement (the "Change of Control Arrangements").

4.3.

Notification.

(a)

From the date hereof until the Closing Date, the Company shall disclose to Parent in writing (in the form of an updated Disclosure Document provided in accordance with Section 9.1) any material variances from the representations and warranties contained in Article II promptly upon discovery thereof; provided, however, that such disclosures shall not be deemed to amend the appropriate Section of the Disclosure Document delivered on the date hereof or to cure any breach of a representation or warranty.  Notwithstanding any provision in this Agreement to the contrary, unless Parent provides the Company with a termination notice within ten (10) Business days after delivery by the Company of an updated Disclosure Document or Exhibit pursuant to this Section 4.3, Parent and Merger Sub shall be deemed to have waived their rights to terminate this Agreement or prevent the consummation of the transactions contemplated by this Agreement pursuant to Article VI hereof or the result of any matter clearly disclosed herein.

(b)

From the date hereof until the Closing Date, Parent may disclose to the Company in writing any material variances from Parent’s and Merger Sub's representations and warranties contained in Article III promptly upon discovery thereof; provided, however, that such disclosures shall not be deemed to amend or supplement any disclosure schedule or cure any breach of any representation and warranty.  Notwithstanding any provision in this Agreement to the contrary, unless the Company provides Parent with a termination notice within ten (10) Business days after delivery by Parent of such a written disclosure pursuant to this Section 4.3(b), the Company shall be deemed to have waived its right to terminate this Agreement or prevent consummation of the transactions contemplated by this Agreement pursuant to Article VI hereof as the result of any matter clearly disclosed therein.

4.4.

Access to Information; Confidentiality.

(a)

From the date hereof until the Closing Date, the Company shall provide Parent and its authorized representatives ("Parent's Representatives") with full access at all reasonable times and upon reasonable notice to the offices, properties, personnel, books and records of the Company in order for Parent to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of the Company; provided, however, that the activities of Parent and Parent's Representatives shall be conducted in a manner as not to interfere unreasonably with the operation of the business of the Company.

(b)

Parent and Merger Sub acknowledge that they remain bound by the Confidentiality and Nondisclosure Agreement between the Company and Parent, dated February 9, 2005 (the “Confidentiality Agreement”).

4.5.

Regulatory Filings.  Parent will as promptly as practicable after the execution and delivery of this Agreement but in no event later than ten (10) Business days after the date hereof, file or caused to be filed, with the FRB, any and all notifications, reports and applications required for the transactions contemplated hereby (including under 12 U.S.C. §1843); provided, that such deadline will be extended by such time as may be necessary as a result of any failure by the Company to cooperate in the preparation of such filing or to provide information (including financial statements with respect to the Company) necessary to make such filing.  The Company will furnish to Parent such necessary information and reasonable assistance as Parent may reasonably request in connection with the preparation of any such notifications, reports, and applications.  The Parent shall bear all filing fees and each party shall bear its own expenses incurred with respect to such notifications, reports, and applications.  The Company and the Parent shall keep each other informed as to the status of any communication with, and inquiries or requests for additional information addressed to any of them from the FRB, DOJ or FTC, and shall comply promptly with any such inquiry or request; provided, however, that the Parent shall not be required to keep the Company informed with respect to those portions of inquiries, communications or requests which by their nature would tend to reveal information with respect to which the Parent has requested confidential treatment from the FRB, DOJ or FTC and which do not affect the Company, the value of the Merger Consideration or the transactions contemplated herein.

4.6.

Consents and Approvals.  The parties hereto each will cooperate with one another and will use all reasonable commercial efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental, quasi-governmental and regulatory bodies necessary to consummate the transactions contemplated herein (“Third Party Consents”).  Each party hereto will keep the other parties hereto apprised of the status of any inquiries made of such party by any governmental, quasi-governmental and regulatory agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.  The Company shall cause UCC termination statements to be duly filed to terminate all security interests of Wind Point Partners III, L.P. in any assets of the Company.

4.7.

Access to Books and Records and Surviving Company Personnel.  From and after the Closing, Parent shall, and shall cause the Surviving Company to, provide the Shareholders' Agent and its authorized representatives (subject to the foregoing executing reasonable confidentiality agreements) with: (a) reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Surviving Company with respect to periods prior to and including the Closing Date; and (b) reasonable access, during normal business hours, to the Surviving Company's senior management in connection with any matter relating to or arising out of this Agreement or the transactions contemplated hereby.  Unless otherwise consented to in writing by the Shareholders' Agent, Parent shall not permit the Surviving Company, for a period of seven (7) years following the Closing Date, to destroy, alter or otherwise dispose of any books and records of the Surviving Company, or any portions thereof, relating to periods prior to and including the Closing Date without first giving reasonable prior written notice to the Shareholders' Agent and offering to surrender to the Shareholders' Agent such books and records of such portions thereof.

4.8.

Director and Officer Liability and Indemnification.  For a period of six (6) years after the Closing, Parent shall not, and shall not permit the Surviving Company to, amend, repeal or modify any provision in the Company’s organizational documents relating to the exculpation or indemnification of any officers and/or directors (unless required by law), it being the intent of the parties that the officers and/or directors of the Company shall continue to be entitled to such exculpation and indemnification to the full extent of the Company’s organizational documents.

4.9.

Employee Matters.  Except as otherwise contemplated by this Agreement, Parent will maintain the Company Employee Plans in effect until the first day of the month following Closing, at which time the employees of the Company will be eligible to participate in the employee benefit plans sponsored by Parent or its Affiliates for employees of Parent and its Subsidiaries and listed on Section 4.9 of the Disclosure Document (the "New Plans") in accordance with the terms of such New Plans.  For all purposes under the New Plans, each person who is as of the Closing Date an employee of the Company (a "Covered Employee") shall be credited with his or her years of service with the Company, as applicable, before the Closing Date, to the same extent such person was entitled, before the Closing Date, to credit for such service under any similar Company Employee Plan, except (i) to the extent such credit would result in a duplication of benefits, and (ii) no such credited service shall be provided with respect to any retiree health plan or severance plan.  In addition, and without limiting the generality of the foregoing, after the Closing: for purposes of any New Plan providing medical, dental, pharmaceutical or vision benefits to any such person, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for Covered Employees and their covered dependents, and Parent shall cause any eligible expenses incurred by Covered Employees and their covered dependents during the portion of the plan year of the Company Employee Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan, in accordance with applicable guidelines under such New Plan.  Officers and employees of the Surviving Company will not be subject to M&I's Insider Trading Policy for a period of at least 60 days after the Closing Date.

4.10.

Public Announcements.  The parties shall issue a joint press release, mutually acceptable to the Parent and the Company, promptly after the date hereof.  Thereafter, neither party to this Agreement will issue any press release or make any other public disclosures concerning the transactions contemplated hereby or the terms of this Agreement without the prior written consent of the other party; provided that the Company may communicate with its customers regarding the transactions contemplated by this Agreement in a manner consistent with the guidelines agreed upon by Parent and the Company as of the date of this Agreement.  Notwithstanding the above, nothing in this Section 4.10 will preclude any party from making any disclosures required by law or necessary and proper in conjunction with the filing of any tax return or other document required to be filed with any Governmental Entity; provided, that the party required to make the release or statement shall allow the other party reasonable time to review and comment on such release or statement in advance of such issuance and provided, further, that Parent or its parent may make such disclosures or announcements, filings and applications required by any applicable law or regulation (including federal and state securities and banking laws and regulations) or otherwise consistent with M&I's past practices and SEC guidance regarding transaction disclosures, and, provided further, that Parent or M&I may make any filing required by the DOJ, FTC or FRB (in the case of the FRB, pursuant to 12 U.S.C. § 1843, any other filing required under the Bank Holding Act of 1956, as amended, and any filing required under Regulation Y of the FRB).

4.11.

Shareholder Approval.  The Company shall take all action necessary under its articles of incorporation and bylaws and the MBCA to, as soon as practicable after the date of this Agreement and the effectiveness of the Registration Statement, either (a) call, give notice of, convene and duly hold a meeting of the Shareholders (the "Company Shareholders Meeting") to consider, act upon and vote upon the approval of this Agreement and the Merger and the approval of the Change of Control Arrangements or (b) obtain valid and effective written consents in lieu of a meeting of the holders of the minimum number of Shares required to approve this Agreement and the Merger and the Change of Control Arrangements (in either case, the "Company Shareholder Approval").  The Company shall use its best efforts to solicit from the Shareholders proxies or consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote of Shareholders required by the MBCA to approve the Merger.  Unless it is determined that the Alternative Cash Consideration is to be issued pursuant to Section 1.7(b)(v), the Company will not convene or hold the Company Shareholders Meeting, or, in the event that the Company Shareholder Approval is sought through written consents in lieu of a meeting, such consents will not be effective, until at least 20 Business days after the date of mailing of the Proxy Statement/Prospectus pursuant to Section 4.13.  The Company's Board of Directors shall recommend that the Shareholders vote in favor of and approve this Agreement and the Merger, and the Proxy Statement/Prospectus sent to Shareholders shall include a statement to the effect that the Company's Board of Directors has recommended that the Shareholders vote in favor of and approve this Agreement and the Merger at the Company Shareholders Meeting or, if applicable, through a written consent in lieu of a meeting.  Neither the Company's Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent or Merger Sub, the recommendation of the Company's Board of Directors that the Shareholders vote in favor of the approval of this Agreement and the Merger.  Notwithstanding the foregoing, nothing in this Agreement shall require (a) the Company's Board of Directors (i) to recommend that the Shareholders vote in favor of and approve this Agreement and the Merger, or (ii) not to withdraw, amend or modify, or propose to withdraw, amend or modify, any recommendation previously given with respect to the Agreement or the Merger, or (b) that the Proxy Statement/Prospectus include a statement with respect to the recommendation described in (a)(i) above, if and to the extent the Company's Board of Directors by a majority vote determines in its good faith judgment that any such action or omission or the inclusion of such statement would be inconsistent with, or contrary to, its fiduciary duties to shareholders under applicable law, after receiving the advice of outside legal counsel.

4.12

No Solicitations.  Immediately after the execution of this Agreement, the Company will terminate and cease any discussions or negotiations with any parties relating to an Acquisition Transaction, and thereafter until the earlier of the Effective Time or the termination of this Agreement, the Company shall not, directly or indirectly, initiate, solicit, or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Transaction, or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Transaction, or agree to or endorse any Acquisition Transaction, or authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant, or other representative retained by the Company to take any such action, and the Company shall promptly notify Parent orally and in writing of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters.

4.13

Registration Statement.  Parent shall cause M&I, in cooperation with the Company, to prepare and file with the SEC a registration statement on Form S-4 (the registration statement together with the amendments thereto are defined as the "Registration Statement" and the prospectus and proxy or information statement materials contained therein together with any amendments or supplements thereto are defined as the "Proxy Statement/Prospectus") as promptly as practicable after the execution of this Agreement relating to the registration with the SEC of the M&I Common Stock to be issued in the Merger and the submission of this Agreement and the Merger to the holders of the Shares and/or Options for their approval, and Parent shall cause M&I to use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.  The Company will furnish to Parent all information concerning the Company required to be set forth in the Registration Statement, and Parent will provide the Company and its counsel the opportunity to review such information as set forth in the Registration Statement and Proxy Statement/Prospectus.  The Company will cooperate with Parent and M&I, and Parent shall (and shall cause M&I to) cooperate with the Company, in preparing, filing, prosecuting the filing of, and amending the Registration Statement such that it comports at all times with the requirements of the Securities Act.  If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent.  If at any time prior to the Effective Time any event relating to M&I or any of its Affiliates, officers or directors should be discovered by Parent or M&I which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent will promptly inform the Company.  As promptly as practicable after the effectiveness of the Registration Statement, the Company will mail to the holders of the Shares and/or Options (a) a notice of the Company Shareholders Meeting or, if applicable, a written consent in lieu of a meeting as provided in Section 4.11 and any consents or approvals requested from the holders of Options, and the Proxy Statement/Prospectus, and (b) as promptly as practicable after approval thereof by Parent, such other supplementary proxy materials as may be necessary to make the Proxy Statement/Prospectus comply with the requirements of the Securities Act.  Except as provided above and except with the prior written consent of Parent, the Company will not mail or otherwise furnish or publish to the holders of the Shares and/or Options any proxy solicitation material or other material relating to the Merger that constitutes a "prospectus" within the meaning of the Securities Act.

4.14

Affiliates.  Within thirty (30) days after the date of this Agreement (a) the Company shall deliver to Parent a letter identifying all persons who are then "affiliates" of the Company, including, without limitation, all directors and executive officers of the Company, for purposes of Rule 145 promulgated under the Securities Act and (b) the Company shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws.  The Company shall use its reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit D.  The Company shall use its reasonable efforts to obtain from any person who becomes an affiliate of the Company after the Company's delivery of the letter referred to above, on or prior to the Effective Time, a written agreement, substantially in the form attached hereto as Exhibit D as soon as practicable after such person attains such status.

4.15

Delivery of Shareholder List.  The Company shall deliver to Parent or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the holders of the Shares and/or the Options, their holdings of Shares and Options as of the latest practicable date, and such other information relating to the holders of the Shares and/or Options as Parent may reasonably request.

4.16

Section 368(a) Reorganization.  The parties agree, and Parent shall cause M&I, to use their best efforts to take any action, or refrain from taking any action, necessary for the Merger to be treated as a "reorganization" within the meaning of Section 368(a) of the Code; provided, however, that nothing herein shall prevent M&I from transferring the stock of the Surviving Company to Parent or any other direct or indirect Subsidiary of M&I pursuant to Section 368(a)(2)(C) of the Code.  The parties further agree, and Parent shall cause M&I, to comply with the applicable reporting requirements under Treasury Regulation Section 1.368-3.

ARTICLE V
CONDITIONS TO THE MERGER

5.1.

Conditions to Obligation of Each Party to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, and no litigation by any governmental entity seeking any of the foregoing shall have been commenced.  There shall not be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced, or deemed applicable to the Merger that makes the consummation of the Merger illegal.

(b)

Approvals.  All authorizations of Governmental Entities required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained, all such authorizations shall remain in full force and effect, no appeal shall have been filed challenging any such authorizations, all statutory waiting periods in respect thereof shall have expired or been terminated or waived.

(c)

Certificate of Merger.  The Certificate of Merger shall have been duly executed by the Company, Merger Sub and Parent and filed with the Michigan Department of Labor & Economic Growth, Bureau of Commercial Services.

(d)

Effectiveness of Registration Statement.  Subject to Section 1.7(b)(v), the Registration Statement shall have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the Knowledge of the Company or Parent, threatened by the SEC.

5.2.

Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

(a)

Representations and Warranties; Performance of Obligations.  All of the representations and warranties of the Company contained in this Agreement shall be true and correct on (i) the date hereof and (ii), except for changes contemplated in this Agreement, at and as of the Closing Date as if made as of the Closing Date (except for those representations and warranties made as of a particular date, which shall have been true and correct as of such date), except that, solely for purposes of determining Parent’s and Merger Sub’s obligations to effect the Merger, all inaccuracies in the representations and warranties of the Company that, individually or when taken collectively with all other inaccuracies in the representations and warranties (without giving any effect to any limitation or qualification therein by the words “material”, “materiality”, or “Material Adverse Effect”), do not have a Material Adverse Effect, shall be disregarded.  The Company and the Shareholders shall have performed or complied (or cured any noncompliance) in all material respects with all covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

(b)

Consents Obtained.  All of the consents, waivers, clearances, approvals and authorizations from third parties under the contracts of the Company listed in Section 5.2(b) of the Disclosure Document as being required to be obtained prior to the Effective Time shall have been obtained.

(c)

Secretary's Certificate.  Parent and Merger Sub shall have received a certificate signed by the Secretary of the Company which shall: (i) certify the names of the officers of the Company authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers; (ii) attach a copy of the articles of incorporation of the Company, as amended, certified by the Secretary of State of Michigan; (iii) attach a copy of the current bylaws of the Company, certified by the Secretary to be correct and complete; (iv) attach a certified copy of the resolutions of the Board of Directors and the shareholders of the Company evidencing the adoption of the approval of this Agreement and the other matters contemplated hereby; and (v) attach good standing certificates for the Company from the State of Michigan and the Commonwealth of Massachusetts.

(d)

Closing Deliveries.

(i)

The Shareholders' Agent and the Escrow Agent shall have executed and delivered the Escrow Agreement to Parent;

(ii)

the Company shall have delivered to Parent the legal opinions of its counsel Edwards and Angell LLP and Honigman Miller Schwartz and Cohn LLP in the forms attached hereto as Exhibits E-1 and E-2, respectively;

(iii)

the Company shall have delivered to the Parent resignations of all directors of the Company;

(iv)

the Company shall have delivered to the Parent an estoppel certificate from the lessor of the Company’s office space at 400-2 Totten Pond Road, Waltham, MA, in the form attached hereto as Exhibit F;

(v)

to the extent not paid on or prior to Closing, each Debtor Employee (other than the employee identified in Section 1.7(b)(ii) of the Disclosure Document) shall undertake in writing to Parent and the Company to pay in full all outstanding principal amounts and accrued interest owed to the Company by such Debtor Employee, including the amounts set forth on Section 5.2(d)(v) of the Disclosure Document, within 15 days after the Closing Date;

(vi)

the Company shall have delivered to the Parent an indexed digital copy, in duplicate, in the form and on media reasonably requested by Parent, of all computer code owned by or licensed to the Company useful in the Company's business and listed on Section 5.2(d)(vi) of the Disclosure Document; and

(vii)

the Company shall have delivered to the Parent a certificate of the Chief Executive Officer of the Company that the Company has complied with the requirements of Section 5.2(a).

(e)

Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the Shareholders in accordance with the MBCA.

(f)

No Material Adverse Effect.  Since the Balance Sheet Date, the Company shall not have suffered any Material Adverse Effect.

(g)

Exercise or Cancellation of Options, Etc. No option, warrant or other right related to the issuance, sale, or redemption of any shares of capital stock of the Company shall remain issued or outstanding and each and every such warrant shall have been exercised or cancelled, or shall be cancelled simultaneously with the Effective Time.

(h)

Amendment to Software Partner Agreement. Either (i) the exclusivity provisions in the Software Partner Agreement listed on Section 5.2(h) of the Disclosure Document shall have been amended in a manner acceptable to Parent or (ii) the Company shall have given written notice pursuant to such agreement and paid the $100,000 termination fee to terminate such exclusivity provisions following the Effective Time.

5.3.

Additional Conditions to Obligation of the Company.  The obligation of the Company and the Shareholders to effect the Merger is also subject to the following conditions:

(a)

Representations and Warranties; Performance of Obligations.  All of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on and as of the Closing Date as if made as of the Closing Date (except for those representations and warranties made as of a particular date, which shall have been true and correct as of such date), except that, solely for purposes of determining the Company’s and the Shareholders' obligation to effect the Merger, all inaccuracies in the representations and warranties of the Parent that, individually or when taken collectively with all other inaccuracies in the representations and warranties, do not have an M&I Material Adverse Effect shall be disregarded.  Parent and Merger Sub shall have performed or complied (or cured any noncompliance) in all material respects with all covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

(b)

Consents Obtained.  All material consents required to be obtained or made by Parent and Merger Sub for the authorization, execution, and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub.

(c)

Escrow Agreement.  Parent shall have executed and delivered to the Shareholders' Agent the Escrow Agreement.

(d)

NYSE Listing.  The shares of M&I Common Stock to be issued pursuant to this Agreement shall have been approved for listing on the NYSE subject to official notice of issuance if required, unless it is determined that the Alternative Cash Consideration is to be issued pursuant to Section 1.7(b)(v).

(e)

Legal Opinions.  Parent shall have delivered to the Shareholders’ Agent the legal opinion of Reinhart Boerner Van Deuren s.c. in the form attached hereto as Exhibit G-1 and, unless it is determined that the Alternative Cash Consideration is to be issued pursuant to Section 1.7(b)(v), the legal opinion of Godfrey & Kahn, S.C. in the form attached hereto as Exhibit G-2.

ARTICLE VI
TERMINATION

6.1.

Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of Parent and the Company;

(b)

by Parent, if there has been a violation or breach by the Company of any covenant, representation or warranty contained in this Agreement which has a Material Adverse Effect, which violation or breach has not been waived by Parent or cured by the Company within thirty (30) days after written notice by Parent or which breach cannot by its nature reasonably be cured prior to the Expiration Date;

(c)

by the Company, if there has been a violation or breach by Parent or Merger Sub of any covenant, representation or warranty contained in this Agreement which has an M&I Material Adverse Effect which violation or breach has not been waived by the Company or cured by Parent or Merger Sub within thirty (30) days after written notice by the Company (provided that the failure of Parent to deliver the Merger Consideration as required hereunder shall not be subject to cure hereunder) or which breach cannot by its nature reasonably be cured prior to the Expiration Date; or

(d)

by either Parent or the Company if the transactions contemplated hereby have not been consummated by the earlier of (i) October 1, 2005 or (ii) the later of (x) 15 days after receipt of the approvals required by Section 5.1(b) or (y) 25 Business days after the mailing of the Proxy Statement/Prospectus to the Shareholders (and, if necessary the holders of the Options) pursuant to Section 4.13 (the earliest such date, the "Expiration Date"); provided that neither Parent nor the Company shall be entitled to terminate this Agreement pursuant to this Section 6.1 if such Person’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby.

6.2.

Effect of Termination.  In the event of termination of this Agreement by either Parent or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 6.2 and Sections 4.10 (Public Announcements), and Sections 9.7 (Governing Law), 9.9 (Expenses) and 9.10 (Arbitration) and the Confidentiality Agreement, which shall each survive the termination of this Agreement), and there shall be no liability on the part of any of Parent, Merger Sub or the Company to one another, except for knowing or willful breaches of this Agreement prior to the time of such termination.

ARTICLE VII
INDEMNIFICATION

7.1

Survival; Right to Indemnification Not Affected by Knowledge.  All representations, warranties, covenants, and agreements contained in this Agreement, and in any certificate, schedule, document, or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby in all cases shall be deemed to have been relied upon by the parties hereto, and shall survive the Closing; provided that any such representations, warranties, covenants, and agreements shall be fully effective and enforceable after the Closing for a period of one (1) year after the Closing Date (the “Survival Period”), and shall thereafter be of no further force or effect, except that the indemnification obligations set forth in this Article VII shall survive with respect to a Surviving Claim to the extent provided in Section 1.7(c).  The right to indemnification, payment of Losses or other remedy based on the representations, warranties, covenants, and obligations of the parties hereto will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants, and obligations.

7.2

Indemnification of Parent.  From and after the Effective Time, subject to the limitations of Section 7.4, the holders of the Shares and/or Options shall be deemed to have agreed, by virtue of the approval of this Agreement and the Merger by the Company's Board of Directors and the approval of this Agreement by the Shareholders under the Company's AOI and the MBCA and the execution and delivery by the holders of the Shares and/or Options of the Letter of Transmittal and any other consent delivered pursuant to Section 1.6(g), to jointly and severally indemnify, defend, and save Parent, Surviving Company and their respective directors, officers, employees, owners, agents, affiliates, and their respective successors and assigns (each a “Parent Indemnified Party”), harmless from and against, and to promptly pay from the Escrow Fund to a Parent Indemnified Party or reimburse a Parent Indemnified Party for any and all losses, damages, expenses (including, without limitation, court costs, amounts paid in settlement, judgments, reasonable attorneys' fees, or other expenses, including, without limitation, those arising out of the enforcement of this Agreement), suits, actions, claims, deficiencies, liabilities, or obligations (collectively, the “Losses”), sustained or incurred by such Parent Indemnified Party, caused by or resulting from:

(a)

any violation or breach of any representation or warranty of the Company contained in this Agreement;

(b)

any failure of the Company or the Shareholders’ Agent to perform, fulfill or satisfy any covenant or agreement contained herein or in any certificate, schedule, document, or other writing delivered by the Company or the Shareholders’ Agent pursuant to this Agreement;

(c)

any claim by any holder of Shares and/or Options relating to such Person's status as such against the Company based on actions or circumstances occurring prior to the Closing;

(d)

one-half of any retention bonus payments made under the "Retention Bonus Agreements" to any of the employees listed on Section 2.7 of the Disclosure Document;

(e)

Severance Payments to the Capped Severance Employees in excess of Five Hundred Thousand Dollars ($500,000); or

(f)

any failure of the Company's Section 125 Flexible Benefits Plan to comply with applicable non-discrimination tests in the Code and any action reasonably taken by Parent or the Surviving Company during the Survival Period to correct or remedy any failure to comply with such non-discrimination tests, including any failure to properly withhold Taxes.

Any payments for Losses pursuant to this Section 7.2 shall be deemed to be a reduction of the Merger Consideration.

7.3

Indemnification of the holders of Shares and/or Options.  From and after the Effective Time, subject to the limitations of Section 7.4, Parent agrees to indemnify, defend, and save the holders of the Shares and/or Options and, as applicable, their directors, managers, officers, employees, owners, agents, trustees, affiliates, and their respective successors and assigns or heirs and personal representatives, as the case may be (each, a “Shareholder Indemnified Party”), harmless from and against, and to promptly pay to such Shareholder Indemnified Party or reimburse such Shareholder Indemnified Party for, any and all Losses, sustained or incurred by such Shareholder Indemnified Party relating to, caused by, or resulting from:

(a)

any violation or breach of any representation or warranty of Parent or Merger Sub contained in this Agreement; or

(b)

any failure of the Parent or Merger Sub to perform, fulfill or satisfy any covenant or agreement contained herein or in any certificate, schedule, document, or other writing delivered by Parent or Merger Sub pursuant to this Agreement.

7.4

Basket; Non-Basket; Limitations on Indemnification.

(a)

Shareholders Basket.  Notwithstanding anything else herein to the contrary, the Parent Indemnified Parties shall only be entitled to indemnification pursuant to Section 7.2(a) to the extent that the aggregate amount of the Parent Indemnified Parties Losses exceeds Five Hundred Thousand Dollars ($500,000) (the “Basket”).  In the event the aggregate Losses under Section 7.2(a) exceed the Basket, then the holders of the Shares and/or Options shall indemnify, defend, and save harmless the Parent Indemnified Parties for all Losses without any deductible applied thereto up to the amount of the Cap (defined below).  The Basket shall not apply to (i) Losses for which the Parent Indemnified Parties are entitled to indemnification under Section 7.2(b), (c), (d), (e) or (f); or (ii) Losses arising out of any breach or violation of Sections 2.1, 2.2, 2.3, 2.12 or 2.18.  Any adjustments to the Merger Consideration pursuant to Sections 1.8 and 1.9 shall not be considered Losses and shall not be included in the calculation of the Basket.  The Parent shall be entitled to payment of any such adjustments as though there were no Basket in this Agreement.

(b)

Parent Basket.  Notwithstanding anything else herein to the contrary, the Shareholder Indemnified Parties shall only be entitled to indemnification pursuant to Section 7.3(a) in the event that the aggregate amount of the Shareholder Indemnified Parties' Losses exceed Five Hundred Thousand Dollars ($500,000) (the "Parent Basket").  In the event the aggregate Losses under Section 7.3(a) exceed the Parent Basket, then the Parent shall indemnify, defend, and save harmless the Shareholder Indemnified Parties for all Losses without any deductible applied thereto.  The Parent Basket shall not apply to (i) Losses for which the Shareholder Indemnified Parties are entitled to indemnification pursuant to Section 7.3(b); or (ii) Losses arising out of any breach or violation of Sections 3.1, 3.2, 3.9 or 3.15.  Any adjustments to the Merger Consideration pursuant to Section 1.9 shall not be considered Losses and shall not be included in the calculation of the Parent Basket.  The Shareholders' Agent shall be entitled to payment of any such adjustments as though there were no Parent Basket in this Agreement.

(c)

Shareholders Cap.  From and after the Effective Time, except for liability for fraud, the maximum liability of the holders of the Shares and/or Options for all Losses or otherwise with respect to the subject matter of this Agreement and the transactions contemplated hereby is, and shall be limited to, the amount of the Escrow Fund less any previous payments made from the Escrow Fund pursuant to this Agreement and the Escrow Agreement (the "Cap").  Except for claims based on fraud, no Parent Indemnified Party shall make any claim against any holder of the Shares and/or Options or the Shareholders' Agent other than claims against monies held by the Escrow Agent pursuant to the Escrow Agreement.  Parent agrees that any liability of the holders of the Shares and/or Options for fraud in excess of the Cap or after the Survival Period will be asserted on a pro rata basis and not on a joint and several basis and shall not exceed the amount of the Merger Consideration received by any holder of Shares and/or Options against whom such claim for fraud is asserted.

(d)

Parent Cap.  From and after the Effective Time, except for liability for fraud, the maximum liability of Parent for all Losses or otherwise with respect to the subject matter of this Agreement and the transactions contemplated hereby is, and shall be limited to, Seven Million Five Hundred Thousand Dollars ($7,500,000).

7.5

Indemnification Procedure for Third Party Claims Against Indemnified Parties.

(a)

In the event that subsequent to the Closing any Parent Indemnified Party or Shareholder Indemnified Party (each, an “Indemnified Party”) receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement (including, but not limited to, any governmental authority) (a “Third Party Claim”) against such Indemnified Party, with respect to which Parent or the Company (“Indemnifying Party”) are required to provide indemnification under this Agreement, the Indemnified Party shall promptly give written notice together with a statement of any available information regarding such claim to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim); provided, that no failure of the Indemnified Party to provide such notice shall relieve the Indemnifying Party of its obligation to indemnify and defend the Indemnified Party, except to the extent that the Indemnifying Party is prejudiced thereby or the Survival Period has expired. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the “Defense Notice”) within thirty (30) days after receipt from an Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name or, if necessary, in the name of the Indemnified Party.

(b)

In the event the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by Section 7.5(a), then in any such event the Indemnified Party shall have the right to conduct such defense in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party shall be prohibited from compromising or settling the claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(c)

In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as the Indemnifying Party may reasonably request, all at the expense of the Indemnifying Party. Regardless of which party defends such claim, the other Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. Without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, the Indemnifying Party will not enter into any settlement of any Third Party Claim if pursuant to or as a result of such settlement, such settlement would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would require the Indemnified Party to materially change its existing business operations or to agree not to compete in any business or geographic area.  If a decision is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this Section 7.5(c), and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect.  If the Indemnified Party objects to such offer within ten (10) business days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, provided such offer would not lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or would require the Indemnified Party to materially change its existing business operations or to agree not to compete in any business or geographic area, then in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party up to the point such notice had been delivered for which the Indemnified Party is entitled to indemnification pursuant to this Article VII.  If an Indemnified Party settles any Third Party Claim without the prior written consent of the Indemnifying Party, the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Section 7.5 with respect to such Third Party Claim.

(d)

Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order. Such indemnification shall be required to be made no later than the tenth day following the expiration of any period in which an appeal may be taken.

7.6

Limitation of Remedies.

(a)

Except for liability for fraud committed by a holder of Shares and/or Options or the Company against Parent or Merger Sub, from and after the Effective Time all Losses sustained by a Parent Indemnified Party shall be payable solely from the Escrow Fund.

(b)

The parties shall use commercially reasonable efforts to collect the proceeds of any insurance which would have the effect of reducing any Losses. To the extent any Loss of an Indemnified Party is reduced by receipt of payment (i) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment, or (ii) from third parties not affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) shall be credited against any such Losses, and, if indemnification payments shall have been received prior to the collection of such proceeds, the Indemnified Party shall remit to the Indemnifying Party the amount of such proceeds (net of the cost of collection thereof) to the extent of indemnification payments received in respect of such Losses.

(c)

In the absence of fraud, from and after the Effective Time, the remedies provided for in this Article VII (and as limited by this Article VII) shall be the sole remedies of the Indemnified Parties in respect of any claims, howsoever denominated, arising out of this Agreement or relating in any way to the subject matter hereof, and shall preclude assertion by the Indemnified Parties of any other rights or the seeking of any other remedies against the Indemnifying Parties with respect to the matters covered by the indemnification provisions contained in this Article VII or otherwise relating in any manner to the subject matter hereof.

(d)

Notwithstanding anything in this Agreement to the contrary, no claim for indemnification may be made by a Parent Indemnified Party and no indemnification shall be required to the extent that the Losses sustained or incurred by such Parent Indemnified Party for which indemnification is sought were (i) accrued or reflected on the Interim Balance Sheet or (ii) accrued or reflected in the final determination of the Company's Working Capital pursuant to Section 1.9.

(e)

The Parent shall take all commercially reasonable steps to mitigate all Losses sustained or incurred by the Parent Indemnified Parties, and the holders of the Shares and/or Options shall take all commercially reasonable steps to mitigate all Losses sustained or incurred by the Shareholder Indemnified Parties, upon and after becoming aware of any event which could reasonably be expected to give rise to Losses.

(f)

To the extent that a payment is made from the Escrow Fund to the Parent Indemnified Parties relating to any failure to collect any Accounts Receivable pursuant to Section 2.18 and all or any part of such amount is subsequently collected for that Accounts Receivable, Parent shall pay such amount actually subsequently collected to the Escrow Fund if prior to the final release from the Escrow Fund or to the Shareholders' Agent for distribution of the holders of the Shares and the Options if after the final release from the Escrow Fund.

7.7

Notice of Claims.  In the case of a claim for indemnification under Section 7.2 or Section 7.3 hereof (other than a Third Party Claim), upon determination by Parent Indemnified Party or the Shareholders’ Agent, as the case may be, that it has a claim for indemnification, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party, setting forth in reasonable detail the basis of such claim for indemnification (each, an “Indemnification Notice”).  Upon the Indemnification Notice having been given to the Indemnifying Party, the Indemnifying Party shall have thirty (30) days in which to notify the Indemnified Party in writing (the “Indemnification Dispute Notice”) that the amount of the claim for indemnification is in dispute, setting forth in reasonable detail the basis of such dispute.  In the event that an Indemnification Dispute Notice is not given to the Indemnified Party within the required thirty (30) day period, the Indemnifying Party shall be obligated to pay to the Indemnified Party the amount set forth in the Indemnification Notice (as may be limited pursuant to this Article VII) within forty (40) days after the date that the Indemnification Notice had been given to the Indemnifying Party.

7.8

Resolution of Disputes.  In the event an Indemnification Dispute Notice is timely given to an Indemnified Party, the parties shall have thirty (30) days to resolve the dispute.  In the event the dispute is not resolved by the parties within the required period, the parties shall submit such dispute to arbitration pursuant to Section 9.10.

7.9

Materiality.  Any qualifications in the representations, warranties and covenants with respect to a Material Adverse Effect, materiality, material or similar terms will not have any effect with respect to the calculation of the amount of any Losses or the application of the Basket pursuant to this Article VII.  However, such qualifications will have their full effect in determining whether a breach has occurred.

ARTICLE VIII
DEFINITIONS

For the purposes of this Agreement, the term:

“Accounts Receivable” has the meaning set forth in Section 2.18.

“Acquisition Transaction” means any (a) merger, consolidation or similar transaction involving the Company, (b) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company representing 15% or more of the assets of the Company, (c) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the votes Parent with the outstanding securities of the Company, (d) tender offer or exchange offer in which any person or "group" (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 15% or more of the outstanding Shares, (e) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company, or (f) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Transaction" shall not include the Merger or the other transactions contemplated by this Agreement.

“Alternative Cash Consideration” has the meaning set forth in Section 1.7(b)(v).

“Affiliate(s)” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

“Aggregate Deemed Option Proceeds” means the aggregate proceeds the Company would have received assuming all Options outstanding immediately prior to the Effective Time were exercised and the exercise prices with respect to such Options were paid.

“Agreement” has the meaning set forth in the introduction.

“Arbiter” has the meaning set forth in Section 1.7(c).

“Articles of Incorporation” has the meaning set forth in Section 1.4.

“Audited Balance Sheet” has the meaning set forth in Section 2.6(a).

"Authorized Action" has the meaning set forth in Section 9.11.

“Balance Sheet Date” has the meaning set forth in Section 2.6(a).

“Basket” has the meaning set forth in Section 7.4(a).

“Business day” means any day other than a Saturday, a Sunday, or a U.S. federal holiday;

“Bylaws” has the meaning set forth in Section 1.4.

“Cap” has the meaning set forth in Section 7.4(c).

“Capped Severance Employees” means Robert P. Nault, Victoria J. Nipple and Steven R. Wasserman.

“Certificate of Merger” has the meaning set forth in Section 1.2.

"Certificates" means the certificates representing Shares issued to any holder of Shares and the original option grant agreements or warrants issued to the holder of any Options.

“Change of Control Arrangements” has the meaning set forth in Section 4.2.

“Closing” has the meaning set forth in Section 1.1(b).

“Closing Average Market Price” means the volume-weighted average price per share of M&I Common Stock on the NYSE on the trading day immediately preceding the Closing Date (as reported by Bloomberg or, if not reported therein, in another authoritative source).

“Closing Date” has the meaning set forth in Section 1.1(b).

"Closing WC Consideration" has the meaning set forth in Section 1.8.

“COBRA” has the meaning set forth in Section 2.11(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introduction.

“Company Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share.

“Company Employee Plans” means all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements for the benefit of, or relating to, any employee of the Company or under which the Company or any Company ERISA Affiliate has any liability or obligation, excluding agreements with former employees under which the Company has no remaining liability or obligations.

“Company ERISA Affiliate” means any entity (whether or not incorporated) which is or was, together with the Company, treated as a single employer under Section 414(b), (c), (m), or (o) of the Code.

"Company's AOI" means the articles of incorporation of the Company in effect on the date hereof.

"Company Shareholder Approval" has the meaning set forth in Section 4.11.

“Company Shareholders Meeting” has the meaning set forth in Section 4.11.

“Confidentiality Agreement” has the meaning set forth in Section 4.4(b).

"Contingent Amendment to Employment Agreement" means the Contingent Amendment to Agreements in the form of Exhibit H hereto executed and delivered as of the date hereof by each of the Excluded Severance Employees.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement, or otherwise.

“Covered Employee” has the meaning set forth in Section 4.9(a).

“Current SEC Reports” means the Annual Report on Form 10-K of M&I for the fiscal year ended December 31, 2004 and any SEC Reports filed after the date of such Form 10-K but before the date hereof.

“Debtor Employee” means any employee of the Company as of the Closing Date who owes money to the Company.

“Defense Notice” has the meaning set forth in Section 7.5(a).

“Determination Date” means the date on which the Final Working Capital is finally determined in accordance with Section 1.9.

“Disclosure Document” means the disclosure schedules document delivered to Parent in connection herewith.

“Dispute Notice” has the meaning set forth in Section 1.9(c).

“DOJ"” means the United States Department of Justice.

“Effective Time” has the meaning set forth in Section 1.2.

"Employee Receivables" means the aggregate amount of principal and interest owed to the Company as of the Closing Date by the Debtor Employees.

“Environmental Laws” has the meaning set forth in Section 2.16(a).

“ERISA” has the meaning set forth in Section 2.11(a).

“Escrow Agent” has the meaning set forth in Section 1.7(b)(i).

“Escrow Agreement” has the meaning set forth in Section 1.7(b)(i).

“Escrow Fund” has the meaning set forth in Section 1.7(b)(i).

“Estimated Working Capital” has the meaning set forth in Section 1.8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

"Exchange Agent" means Continental Stock Transfer & Trust Company.

"Excluded Severance Employees" mean Robert L. Natt, Squire R. Butler, Irvin Steltz and Charles Hagedorn, each of whom has executed and delivered as of the date hereof a Contingent Amendment to Employment Agreement.

“Final Working Capital” has the meaning set forth in Section 1.9(c).

“Financial Statements” has the meaning set forth in Section 2.6.

“FRB” means the United States Federal Reserve Board.

“FTC” means the United States Federal Trade Commission.

“Fully Diluted Outstanding Common Stock” means, as of the time immediately prior to the Effective Time, the number of shares of Company Common Stock outstanding at that time on a fully diluted basis (determined as if all the shares of the Preferred Stock had been fully converted into Company Common Stock and all Options issued by the Company had been fully exercised).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” means any local, municipal, county, state, federal, foreign, executive, judicial or other public authority, agency, department, bureau, division, unit or court or other public Person.

“Hazardous Substances” shall mean any substance regulated by or under any Environmental Law, including petroleum, asbestos, lead-based paint, mold and fungi.

“Hazardous Waste” shall be defined as in the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901 et. seq. and all amendments thereto.

“Indebtedness” shall mean indebtedness for borrowed money, but indebtedness shall exclude all amounts owed under that certain loan agreement by and between the Company and Key Bank National Association, dated May 28, 2004, as further amended;

“Indemnification Dispute Notice” has the meaning set forth in Section 7.7.

“Indemnification Notice” has the meaning set forth in Section 7.7.

“Indemnified Party” has the meaning set forth in Section 7.5(a).

“Indemnifying Party” has the meaning set forth in Section 7.5(a).

“Intellectual Property” has the meaning set forth in Section 2.15.

“Interim Balance Sheet” has the meaning set forth in Section 2.6(b).

“Interim Balance Sheet Date” has the meaning set forth in Section 2.6(b).

“Interim Financial Statements” has the meaning set forth in Section 2.6(b).

“IRS” has the meaning set forth in Section 2.11(a).

“Knowledge”: An individual will be deemed to have “Knowledge” of particular fact or other matter if such individual is aware of such fact or other matter after a reasonable inquiry.  The Company will be deemed to have “Knowledge” of a particular fact or other matter if any individual set forth in Section 8(a) of the Disclosure Document has Knowledge of such fact or other matter.  Parent and Merger Sub will be deemed to have “Knowledge” of a particular fact or other matter if any individual set forth in Section 8(b) of the Disclosure Document has Knowledge of such fact or other matter.

“Leases” has the meaning set forth in Section 2.8.

“Letter of Transmittal” has the meaning set forth in Section 1.6(l)(i).

“Liens” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, option, right or restriction, other than: (a) mechanic’s, materialmen’s, and similar liens for amounts not yet due and payable; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings which have been disclosed to Parent; (c) purchase money liens and liens securing rental payments under capital lease arrangements which have been disclosed to Parent; (d) other liens and encumbrances not incurred in connection with the borrowing of money, that do not materially and adversely affect the occupancy, use and value of the affected assets; (e) zoning laws and other land use restrictions that do not materially impair the present use of or presently planned expansion of the property subject thereto; (f) in the case of real property, any defects, easements, rights of way, restrictions, covenants, claims, or other similar encumbrances or charges that do not have a material adverse effect on the use, value, possession or marketability of such real property; and (g) in the case of the Shares, restrictions arising under applicable securities laws.

“Losses” has the meaning set forth in Section 7.2.

“M&I” means Marshall & Ilsley Corporation, a Wisconsin corporation and the parent corporation of Parent.

“M&I Balance Sheet” has the meaning set forth in Section 3.14.

“M&I Balance Sheet Date” has the meaning set forth in Section 3.14.

“M&I Common Stock” means the common stock, par value $1.00 per share, of M&I.

“M&I Material Adverse Effect” means a material adverse effect or impact upon the assets, financial condition, results of operations, or business of M&I and its Subsidiaries or on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, an M&I Material Adverse Effect:  (a) any failure by M&I to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; or (b) any adverse change, effect, event, occurrence, state of facts or development attributable to, resulting from, or relating to (i) the announcement or pendency of the transactions contemplated by this Agreement; (ii) conditions affecting the industry in which M&I or any of its Subsidiaries participates, the U.S. economy as a whole or the capital markets in general or the markets in which M&I or any of its Subsidiaries operates which do not disproportionately affect M&I and its Subsidiaries; (iii) compliance with the terms of, or the taking of any action required by, this Agreement; (iv) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; (v) actions required to be taken after the Closing under applicable laws, rules, regulations, contracts or agreements; or (vi) acts of terrorism or military action or the threat thereof which do not disproportionately affect M&I and its Subsidiaries.

“Material Adverse Effect” means a material adverse effect or impact upon the assets, financial condition, results of operations, or business of the Company or on the ability of the Company or the holders of the Shares and/or Options, as a group, to consummate the transactions contemplated hereby; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) any failure by the Company to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; or (b) any adverse change, effect, event, occurrence, state of facts or development attributable to, resulting from, or relating to (i) the announcement or pendency of the transactions contemplated by this Agreement; (ii) conditions affecting the industry in which the Company participates, the U.S. economy as a whole or the capital markets in general or the markets in which the Company operates which do not disproportionately affect the Company; (iii) compliance with the terms of, or the taking of any action required by, this Agreement; (iv) any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; (v) actions required to be taken after the Closing under applicable laws, rules, regulations, contracts or agreements; or (vi) acts of terrorism or military action or the threat thereof which do not disproportionately affect the Company.

“Material Contracts” has the meaning set forth in Section 2.17(a).

“MBCA” has the meaning set forth in the Recitals.

“MBI Common Stock Value” means the quotient of (a) the Net Merger Consideration less the aggregate of the Series D Preference, Series C Preference and the Series B Preference amounts paid for all shares of Preferred Stock plus the Aggregate Deemed Option Proceeds, divided by (b) the Fully Diluted Outstanding Common Stock.

“MBI Preferred Stock Value” means the product of (A) 31.7696 (the conversion ratio for the shares of Preferred Stock) multiplied by (B) the MBI Common Stock Value.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 1.7(a).

“Merger Sub” has the meaning set forth in the introduction.

"Net Merger Consideration" means the Merger Consideration, less the Transaction Expenses.

“New Plans” has the meaning set forth in Section 4.9(a).

“Options” means the issued and outstanding options and warrants to purchase shares of Company Common Stock.

“Parent” has the meaning set forth in the introduction.

“Parent Basket” has the meaning set forth in Section 7.4(b).

“Parent Indemnified Party” has the meaning set forth in Section 7.2.

“Parent’s Representatives” has the meaning set forth in Section 4.4.

“Permits” has the meaning set forth in Section 2.14.

“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“Post-Closing Statement” has the meaning set forth in Section 1.9(a).

“Pre-Closing Statement” has the meaning set forth in Section 1.8.

"Preferred Stock" has the meaning set forth in the Recitals.

“Proxy Statement/Prospectus” has the meaning set forth in Section 4.13.

“Registration Statement” has the meaning set forth in Section 4.13.

“Review Period” has the meaning set forth in Section 1.9(b).

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.11.

“Shares” shall mean, collectively, the issued and outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Company Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Preference” means an amount equal to the accrued but unpaid dividends on one share of Series B Preferred Stock as of the Closing Date.

“Series B Preferred Stock” means the Series B Convertible Preferred Stock of the Company, par value $100 per share.

“Series C Preferred Stock” means the Series C Participating Preferred Stock of the Company, par value $100 per share.

“Series C Preference” means fifty dollars ($50) plus an amount equal to the accrued but unpaid dividends on one share of Series C Preferred Stock as of the Closing Date.

“Series D Preference” means fifty dollars ($50) plus an amount equal to the accrued but unpaid dividends on one share of Series D Preferred Stock as of the Closing Date.

“Series D Preferred Stock” means the Series D Participating Preferred Stock of the Company, par value $100 per share.

"Severance Payments" mean any and all costs that may be incurred by the Surviving Company or Parent for any severance payments or continuation of salary or benefits to any of the Capped Severance Employees beyond such employee's termination of employment if such termination is not later than six months after the Closing Date to the extent paid in accordance with any provision in any employment agreement, severance agreement, or similar agreement between any of the Capped Severance Employees and the Company.

“Shareholders” has the meaning set forth in Section 2.2.

“Shareholder Indemnified Party” has the meaning set forth in Section 7.3.

“Shareholders’ Agent” has the meaning set forth in Section 2.30.

“Shares” mean, collectively, the issued and outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Company Common Stock.

"Stock Consideration" has the meaning set forth in Section 1.7(b)(v).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof), and (iii) any corporation, association or other business entity which is included or consolidated in such Person's financial statements.

“Survival Period” has the meaning set forth in Section 7.1.

“Surviving Claim” has the meaning set forth in Section 1.7(c).

“Surviving Company” has the meaning set forth in Section 1.1(a).

“Tax” or “Taxes” means any United States or foreign, state or local income, gross receipts, sales, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, use, transfer, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Consents” has the meaning set forth in Section 4.6.

“Third Party Claim” has the meaning set forth in Section 7.5(a).

“Transaction Expenses” has the meaning set forth in Section 1.7(b)(ii).

“Voting Agreements” has the meaning set forth in the Recitals.

“Voting Agreement Shareholders” has the meaning set forth in the Recitals.

“Withholding Taxes” has the meaning set forth in Section 1.6(f).

“Working Capital” means, as of any date, the excess of the sum of the values of the Company’s cash (including, for purposes of clarity, any amounts received from any holder of Options in connections with the exercise thereof after the date of this Agreement), cash equivalents, inventories, prepaid expenses, accounts receivable, Employee Receivables (but only to the extent paid within 15 days after the Closing Date), deferred card expenses, deferred taxes (net of reserves not in excess of $500,000), other current assets and employee receivables over the sum of the values of the Company’s accounts payable, accrued expenses, properly accrued Taxes other current liabilities, the principal amount of any other Company’s indebtedness for borrowed money and accrued interest thereon, and the amount of any Transaction Expenses not paid either by the Company on or prior to the Effective Time or as part of the Merger Consideration pursuant to Section 1.7(b)(ii).  For purposes of determining the Closing Working Capital Amount, Working Capital shall not include (i) any Transaction Expense whether capitalized and included in prepaid expenses prior to Closing or not paid prior to the Closing by the Company; (ii) any amounts for severance or retention bonuses that may be paid to employees on or after the Closing which were disclosed to Parent; (iii) ACH receivables from employers for card expenditures for their employees; and (iv) the overdraft advance from Key Bank funding the ACH receivables from employers.

ARTICLE IX
GENERAL PROVISIONS

9.1.

Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made on the earlier to occur of delivery thereof, if by hand; upon receipt, if sent by mail (registered or certified mail, postage prepaid, return receipt requested); on the second business day following deposit, if sent by a recognized overnight delivery service; or upon transmission, if sent by telecopy or facsimile transmission (in each case with receipt verified) as follows:

If to Parent or Merger Sub:

Metavante Corporation

4900 West Brown Deer Road

Brown Deer, WI 53223

Attn:  Chief Risk Officer

Facsimile:  (414) 362-1705

With copies to:

Reinhart Boerner Van Deuren s.c.

1000 North Water Street, Suite 2100

Milwaukee, WI 53202

Attn:  Kevin J. Howley

Facsimile:  (414) 298-8097

If to the Company:

Med-i-Bank, Inc.

400-2 Totten Pond Road

Waltham, MA 02451

Attn:  Robert L. Natt

Facsimile:  (781) 895-4934

With copies to:

Edwards & Angell LLP

301 Tresser Boulevard

Three Stamford Plaza

Stamford, CT 06901

Attn:  Vincent M. Kiernan, Esq.

Facsimile:  (888) 325-9572

If to the Shareholders’ Agent:

Wind Point Partners III, L.P.

One Towne Square, Suite 780

Southfield, MI 48076

Attn:  James E. Forrest

          Michael L. Nelson

Facsimile: (248) 945-7220

provided that each party hereto shall promptly notify the other parties hereto of any change in its contact information, which revised contact information shall thereafter be used for the purposes of this Section 9.1 until further revised.

9.2.

Entire Agreement; Amendment; Waiver.  Other than the Confidentiality Agreement, the Disclosure Document and the Exhibits (other than the forms of legal opinions), which are hereby incorporated herein and made a part hereof, this Agreement constitutes the entire agreement between the parties hereto and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent, Merger Sub and the Company.  No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind.

9.3.

Headings, Terminology.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Unless the context of this Agreement otherwise requires, the terms “Article” and “Section” refer, respectively, to the specified Article or Section of this Agreement.

9.4.

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

9.5.

Assignment.  This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any Affiliate, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

9.6.

Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the provisions of Article VII, nothing contained in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

9.7.

Governing Law.  Except to the extent that the MBCA is mandatorily applicable to the Merger, this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

9.8.

Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.9.

Fees and Expenses.  Except as expressly provided herein to the contrary, all fees and expenses incurred by the parties in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

9.10.

Arbitration.  Except as may be otherwise set forth herein, any dispute, controversy, difference or claim arising out of or relating to or in connection with this Agreement or the transactions contemplated hereby shall be finally settled by arbitration in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association or any successor thereto.  Any such arbitration shall be submitted to a three (3) member panel selected through the rules governing selection and appointment of such panels of the American Arbitration Association or any successor thereto.  The arbitration shall be conducted in Chicago, Illinois, or such other place as the parties thereto may agree.  The award rendered by the arbitrators in the arbitration proceeding shall be final and binding upon the parties thereto and no party shall seek further recourse to courts, other tribunals or otherwise, other than to enforce such determination.  A judgment may be entered to enforce the arbitrators' determination in any court having jurisdiction.

9.11

Shareholders’ Agent.  Commencing at the Effective Time, the Shareholders’ Agent shall do and perform every act and thing required or permitted to be done (each, an “Authorized Action”) by the holders of Shares and/or Options in connection with the transactions contemplated by this Agreement and all of the other documents and agreements contemplated hereby and shall act on behalf of the holders of Shares and/or Options with respect to matters set forth in this Agreement to be performed by the Shareholders’ Agent, as fully to all intents and purposes as the holders of Shares or Options might or could do in person.  Authorized Actions shall include, but not be limited to, (a) the review, approval, dispute, negotiation and arbitration of the working capital adjustment to the Merger Consideration pursuant to Section 1.9 hereof; (b) the approval, dispute, negotiation, arbitration and litigation of indemnification claims pursuant to Article VII hereof or the related Escrow Agreement; (c) all actions required of the Shareholders’ Agent under this Agreement or the Escrow Agreement, including the distribution of funds to the holders of Shares and Options as authorized in this Agreement and from the Escrow Fund, and (d) engaging such professional advisors as the Shareholders’ Agent deems necessary on behalf of the holders of Shares and/or Options and paying such advisors’ reasonable fees and expenses.  Beginning with the Effective Time, the holders of Shares and/or Options shall be bound by the agreements, documents and instruments executed and delivered by the Shareholders’ Agent pursuant to this Agreement, including any amendments, modifications, alterations or waivers hereof as fully as if the holders of Shares and/or Options had executed and delivered such documents themselves.  The Parent and Merger Sub shall be entitled to rely on any Authorized Action taken by the Shareholders’ Agent on behalf of the holders of Shares and/or Options, and each Authorized Action shall be binding on the holders of Shares and/or Options as fully as if the holders of Shares and/or Options had taken such Authorized Action.  Parent and Merger Sub agree that the Shareholders' Agent is signing this Agreement solely in order to provide a single contact and decision maker on behalf of the holders of Shares and/or Options in connection with the time period after the Effective Time for all issues arising in connection with this Agreement.  As a result, the execution of this Agreement by the Shareholder's Agent shall not cause the Shareholders' Agent to incur any liabilities whatsoever to Parent, M&I and Merger Sub.

[Remainder of page intentionally left blank.  Signature page to follow.]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Shareholders’ Agent have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:

METAVANTE CORPORATION

By:  /s/ Frank R. Martire

Name:  Frank R. Martire

Title:  President and CEO

MERGER SUB:

LAH MERGER CORP.

By:  /s/ Randall J. Erickson

Name:  Randall J. Erickson

Title:  President

COMPANY:

MED-I-BANK, INC.

By:  /s/ Robert L. Natt

Name:  Robert L. Natt

Title:  President and CEO

SHAREHOLDERS’ AGENT:

WIND POINT PARTNERS III, L.P.

By:

Wind Point Investors, LLC

Its:  General Partner

By:  /s/ James E. Forrest

Name:  James E. Forrest

Title:    Managing Member

FIRST AMENDMENT TO MERGER AGREEMENT AND PLAN OF REORGANIZATION

This First Amendment to Merger Agreement and Plan of Reorganization, is entered into as of May 31, 2005, among Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I"), Metavante Corporation, a Wisconsin corporation and a wholly owned subsidiary of M&I ("Metavante"), LAH Merger Corp., a Michigan corporation and a wholly owned subsidiary of M&I ("Merger Sub"), and Med-i-Bank, Inc., a Michigan corporation (the "Company").

RECITALS

A.

The Company, Metavante and Merger Sub have executed a Merger Agreement and Plan of Reorganization, dated as of May 9, 2005 (the "Original Agreement").  The Original Agreement provides for the payment of the Merger Consideration in part in shares of M&I Common Stock, and M&I's Board of Directors has approved the Original Agreement and the issuance of the shares of M&I Common Stock thereunder, although M&I did not sign the Original Agreement.  Terms in this Amendment that are capitalized and not otherwise defined in context have the meanings set forth in the Original Agreement.

B.

The Company, Metavante and Merger Sub desire to amend the Original Agreement in the manner set forth below to expressly add M&I as a signatory to the Original Agreement solely for the purposes set forth in this Amendment.

AGREEMENTS

In consideration of the foregoing and the mutual covenants and agreements contained herein and in the Original Agreement, and intending to be legally bound hereby, the Company, M&I, Metavante and Merger Sub hereby agree as follows:

1.

M&I shall be a signatory to the Original Agreement solely for the purpose of issuing the shares of M&I Common Stock and paying the other Merger Consideration pursuant to Section 1.7 of the Original Agreement immediately following the Effective Time in accordance with the terms of the Original Agreement.  The obligation of M&I to pay the Merger Consideration will be subject to the satisfaction or waiver of the conditions in Sections 5.1 and 5.2 of the Original Agreement.  M&I shall have no other obligations under any provision of the Original Agreement.

2.

All remaining provisions of the Original Agreement remain unchanged and in full force and effect.

[Remainder of page intentionally left blank.  Signature page to follow.]

IN WITNESS WHEREOF, the Company, M&I, Metavante and Merger Sub have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

MED-I-BANK, INC.

By:  /s/ Robert L. Natt

Name:  Robert L. Natt

Title:  President and CEO

MARSHALL & ILSLEY CORPORATION

By:  /s/ Randall J. Erickson

Name:  Randall J. Erickson

Title:  Senior Vice President and General Counsel

METAVANTE CORPORATION

By:  /s/ Michael D. Hayford

Name:  Michael D. Hayford

Title:  Senior Executive Vice President and CFO

LAH MERGER CORP.

By:  /s/ Randall J. Erickson

Name:  Randall J. Erickson

Title:  President

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.   Indemnification of Directors and Officers.

Sections 180.0850 to 180.0859 of the WBCL require a corporation to indemnify a director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person. A corporation’s obligation to indemnify any such person includes the obligation to pay any judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorneys’ and other expenses, except in those cases in which liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which the person derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or bylaws, or by written agreement, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners: (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification granted, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation at such time as the director or officer furnishes to the corporation a written affirmation of his good faith belief that he has not breached or failed to perform his duties and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Section 180.0850 to 180.0859 are not exclusive. A corporation may expand an officer’s or director’s rights to indemnification: (i) in its articles of incorporation or bylaws; (ii) by written agreement; (iii) by resolution of its board of directors; or (iv) by resolution of a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858, M&I has adopted indemnification provisions in its bylaws which closely track the statutory indemnification provisions with certain exceptions. In particular, Section 7.1 of M&I’s bylaws, among other items, provides that (i) an individual shall be indemnified unless it is proven by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive. M&I has purchased directors’ and officers’ liability insurance which insures M&I’s officers and directors against certain liabilities which may arise under the Securities Act of 1933.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with any proceeding involving securities regulation.  In accordance with this provision, our by-laws provide for mandatory indemnification and allowance of expenses for officers and directors for proceedings involving securities-related matters.

Under Section 180.0828 of the WBCL, a director of the corporation is not personally liable to the corporation or its shareholders for a breach of or failure to perform and duty resulting solely from his or her status as a director, unless it is proven that the director’s conduct falls into one of the categories described in the first paragraph of this item.

Item 21.   Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index.

(b) Financial Statement Schedules. Not applicable.

(c) Report, Opinion or Appraisal. Not applicable.

Item 22.   Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other items of the applicable form.

(d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 16, 2005.

MARSHALL & ILSLEY CORPORATION

By:/s/ D. J. Kuester

Dennis J. Kuester,

Chairman of the Board and

Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ D. J. Kuester Dennis J. Kuester	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Date: June 16, 2005

/s/ John M. Presley John M. Presley	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Date: June 16, 2005

/s/ Patricia R. Justiliano Patricia R. Justiliano	Senior Vice President and Corporate Controller (Principal Accounting Officer)	Date: June 16, 2005

  Directors:

Richard A. Abdoo, Andrew N. Bauer, Jon F. Chait, John W. Daniels, Jr., Bruce E. Jacobs, Ted D. Kellner, Dennis J. Kuester, Katharine C. Lyall, John A. Mellowes, Edward L. Meyer, Jr., San W. Orr, Jr., Robert J. O’Toole, Peter M. Platten, III, John S. Shiely, James A. Urdan, Debra S. Waller, George E. Wardeberg and J.B. Wigdale.

*By: /s/ Randall J. Erickson Randall J. Erickson	As Attorney-in-Fact*	Date: June 16, 2005

*Pursuant to authority granted by powers of attorney, copies of which have been previously filed.

EXHIBIT INDEX

2.1

Merger Agreement and Plan of Reorganization by and among Metavante Corporation, LAH Merger Corp. and Med-i-Bank, Inc. dated as of May 9, 2005 and First Amendment to Merger Agreement and Plan of Reorganization among Marshall & Ilsley Corporation, Metavante Corporation, LAH Merger Corp. and Med-i-Bank, Inc. dated as of May 31, 2005 (included as Appendix A to the Information Statement/Prospectus included in this Registration Statement)

(Certain exhibits and schedules to the Merger Agreement and Plan of Reorganization have been omitted.  Such exhibits and schedules are described in the Merger Agreement and Plan of Reorganization.  M&I hereby agrees to furnish to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits or schedules)

2.2

Form of Certificate of Merger by and among Metavante Corporation, LAH Merger Corp. and Med-i-Bank, Inc. *

2.3

Amended and Restated Voting Agreement dated as of June 6, 2005 between Metavante Corporation and Wind Point Partners III, L.P.

2.4

Amended and Restated Voting Agreement dated as of June 6, 2005 between Metavante Corporation and Mesirow Capital Partners VII, L.P.

2.5

Amended and Restated Voting Agreement dated as of May 9, 2005 between Metavante Corporation and Mesirow Capital Partners VIII, L.P.

3.1

Restated Articles of Incorporation, as amended, incorporated by reference to M&I’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, SEC File No. 1-15403

3.2

Bylaws, as amended, incorporated by reference to M&I’s Current Report on Form 8-K dated August 30, 2002, SEC File No. 1-15403

5.1

Opinion and consent of Godfrey & Kahn, S.C. as to the validity of the securities being registered *

8.1

Opinion and consent of Reinhart Boerner Van Deuren, s.c. regarding federal income tax consequences of the merger *

23.1

Consent of Deloitte & Touche LLP, regarding the audited financial statements of Marshall & Ilsley Corporation

23.2

Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1 hereto) *

24.1

Powers of Attorney of Directors *

99.1

Form of Consent of Shareholders of Med-i-Bank, Inc. in Lieu of a Special Meeting

99.2

Form of Consent to Cancellation of Options

99.3

Form of Escrow Agreement *

99.4

Form of Letter of Transmittal

* Previously filed.